As filed with the Securities and Exchange Commission on December 20, 2012

Registration No. 333-184177

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Amendment No. 2

to

FORM S-4

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

The Bon-Ton Stores, Inc.

The Bon-Ton Department Stores, Inc.

*SEE TABLE OF ADDITIONAL REGISTRANTS BELOW

(Exact name of registrant as specified in its charter)

The Bon-Ton Stores, Inc.	Pennsylvania	23-2835229
The Bon-Ton Department Stores, Inc.	Pennsylvania	23-1269309
	(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

2801 E. Market Street

York, Pennsylvania 17402

(717) 757-7660

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

J. Gregory Yawman, Esq.

Vice President, General Counsel and Secretary

The Bon-Ton Stores, Inc.

2801 East Market Street

York, Pennsylvania 17402

(717) 757-7660

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to: David S. Huntington, Esq. Paul, Weiss, Rifkind, Wharton & Garrison LLP 1285 Avenue of the Americas New York, New York 10019-6064 (212) 373-3000

Approximate date of commencement of proposed sale to public:  As soon as practicable after this Registration Statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

Name	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Bon-Ton Distribution, Inc. (1)	Illinois	63-1215855

Carson Pirie Scott II, Inc. (1)	Mississippi	64-0202140

McRIL, LLC (1)	Virginia	63-1265548

The Bon-Ton Giftco, Inc. (2)	Florida	23-3102805

The Bon-Ton Stores of Lancaster, Inc. (2)	Pennsylvania	23-2654572

The Elder-Beerman Stores Corp. (2)	Ohio	31-0271980

(1)         The address, including zip code, of this registrant’s principal executive offices is 331 West Wisconsin Ave., Milwaukee WI 53203, and the telephone number, including area code, of its principal executive offices is (414) 347-1152.

(2)         The address, including zip code, and telephone number, including area code, of this registrant’s principal executive offices are the same as those of The Bon-Ton Stores, Inc., a Pennsylvania corporation.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 20, 2012

PROSPECTUS

The Bon-Ton Department Stores, Inc.

Exchange Offer for $329,998,000

10⅝% Second Lien Senior Secured Notes due 2017 and Related Guarantees

The Notes and the Guarantees

•                  We are offering to exchange $329,998,000 aggregate principal amount of our outstanding 10⅝% Second Lien Senior Secured Notes due 2017 and certain related guarantees, which were issued on July 9, 2012 in a private offering and which we refer to collectively as the “initial notes,” for a like aggregate principal amount of our registered 10⅝% Second Lien Senior Secured Notes due 2017 and certain related guarantees, which we refer to collectively as the “exchange notes.”  The exchange notes will be issued under an indenture dated as of July 9, 2012.  We refer to the initial notes and the exchange notes collectively as the “notes.”

•                  The exchange notes will mature on July 15, 2017.  We will pay interest on the exchange notes semi-annually on March 15 and September 15 of each year at a rate of 10⅝% per annum, to holders of record on the March 1 or September 1 immediately preceding the interest payment date.

•                  The exchange notes will be guaranteed, jointly and severally, on a senior basis by The Bon-Ton Stores, Inc. and certain of our subsidiaries located in the United States.

•                  The exchange notes and the related guarantees will be secured on a second-priority lien basis by substantially all of the assets securing our obligations under our senior secured asset-based revolving credit facility (the “Senior Secured Revolving Credit Facility”), subject to certain exceptions and permitted liens.

•                  The exchange notes will rank (i) senior in right of payment to any of our and the Guarantors’ existing and future obligations that are expressly subordinated in right of payment to the exchange notes, (ii) effectively senior in right of payment to all of our and the Guarantors’ existing and future unsecured obligations to the extent of the value of the collateral securing the exchange notes, after giving effect to permitted first-priority liens on the collateral, (iii) effectively junior to our and the Guarantors’ obligations that are either secured by a lien that is senior or prior to liens securing the exchange notes (including the liens securing the Senior Secured Revolving Credit Facility and any other permitted first-priority liens), or secured by assets that are not part of the collateral securing the exchange notes, in each case to the extent of the value of the assets securing such obligations and (iv) structurally junior to all existing and future indebtedness and other liabilities of our subsidiaries that do not guarantee the exchange notes.

Terms of the exchange offer

•                  It will expire at midnight, New York City time, on                    , 2012, unless we extend it.

•                  If all the conditions to this exchange offer are satisfied, we will exchange all of our initial notes that are validly tendered and not withdrawn for the exchange notes.

•                  You may withdraw your tender of initial notes at any time before the expiration of this exchange offer.

•                  The exchange notes that we will issue you in exchange for your initial notes will be substantially identical to your initial notes except that, unlike your initial notes, the exchange notes will have no transfer restrictions or registration rights.

•                  The exchange notes that we will issue you in exchange for your initial notes are new securities with no established market for trading.

Before participating in this exchange offer, please refer to the section in this prospectus entitled “Risk Factors” commencing on page 13.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of those exchange notes.  The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act of 1933, as amended.  This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for initial notes where those initial notes were acquired by that broker-dealer as a result of market-making activities or other trading activities.  We have agreed that, for a period of 180 days after the expiration date, we will make this prospectus available to any broker-dealer for use in connection with any such resale.  See “Plan of Distribution.”

The date of this prospectus is            , 2012.

We have not authorized anyone to give you any information or to make any representations about us or the transactions we discuss in this prospectus other than those contained in this prospectus.  If you are given any information or representations about these matters that is not discussed in this prospectus, you must not rely on that information.  This prospectus is not an offer to sell or a solicitation of an offer to buy securities anywhere or to anyone where or to whom we are not permitted to offer or sell securities under applicable law.  The delivery of this prospectus does not, under any circumstances, mean that there has not been a change in our affairs since the date of this prospectus.  Subject to our obligation to amend or supplement this prospectus as required by law and the rules of the Securities and Exchange Commission (the “SEC”), the information contained in this prospectus is correct only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of these securities.

The notes may not be offered or sold in or into the United Kingdom by means of any document except in circumstances that do not constitute an offer to the public within the meaning of the Public Offers of Securities Regulations 1995.  All applicable provisions of the Financial Services and Markets Act 2000 must be complied with in respect of anything done in relation to the notes in, from or otherwise involving or having an effect in the United Kingdom.

Until                     , 2012 (90 days after the date of this prospectus), all dealers effecting transactions in the exchange notes, whether or not participating in the exchange offer, may be required to deliver a prospectus.  This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

TERMS USED IN THIS PROSPECTUS

Unless otherwise noted or indicated by the context, in this prospectus:

•                  the terms “Bon-Ton,” the “Company,” “we,” “us,” and “our” refer to The Bon-Ton Stores, Inc. and its subsidiaries on a consolidated basis, unless the context otherwise indicates that such terms refer only to The Bon-Ton Stores, Inc. or The Bon-Ton Department Stores, Inc.;

•                  the term “Issuer” refers to The Bon-Ton Department Stores, Inc., a wholly owned subsidiary of The Bon-Ton Stores, Inc.;

•                  the term “Guarantors” refers to The Bon-Ton Stores, Inc. and its direct and indirect subsidiaries, other than The Bon-Ton Department Stores, Inc., that are obligors, either as borrowers or guarantors, under our Senior Secured Revolving Credit Facility and that are guarantors of the exchange notes;

•                  the term “initial notes” refers to the 10 5/8% Second Lien Senior Secured Notes due 2017 that were issued on July 9, 2012 in a private offering, and the term “exchange notes” refers to the 10 5/8% Second Lien Senior Secured Notes due 2017 offered with this prospectus.  The term “notes” refers to the initial notes and the exchange notes, collectively;

•                  the term “old notes” refers to the 10¼% Senior Notes due 2014;

•                  the term “Indenture” refers to the Indenture governing the notes, as described under “Description of Notes;”

•                  references to our fiscal years are to the 52 or 53 weeks ended on the Saturday nearer to January 31 of the following year (for example, “fiscal 2011” is the 52-week period ended January 28, 2012);

•               the term “credit facilities” refers to, collectively, our Senior Secured Revolving Credit Facility and our Mortgage Loan Facility, as described under “Description of Certain Other Indebtedness;”

•                  the term “Mortgage Loan Facility” refers to our aggregate $260 million mortgage loan facilities, as described under “Description of Certain Other Indebtedness—Mortgage Loan Facility;” and

•                  the term “Senior Secured Revolving Credit Facility” refers to our $675 million senior secured revolving credit facility (subject to an increase to up to $900 million in aggregate committed amount in accordance with the terms thereof), as described under “Description of Certain Other Indebtedness —Senior Secured Revolving Credit Facility.”

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DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained or incorporated by reference in this prospectus are “forward-looking statements” relating to events and trends that may affect our operating results and financial condition.  All statements contained herein that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “could,” “expect,” “estimate,” “forecast,” “intend,” “may,” “plan,” “potential,” “project,” “target,” “will” and similar expressions are generally intended to identify forward-looking statements.  Any forward-looking statements contained herein, in press releases, written statements or other documents filed with the SEC or in communications and discussions with investors and analysts in the normal course of business through meetings, webcasts, phone calls and conference calls, concerning our operations, economic performance and financial condition are subject to known and unknown risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements.  All written and oral forward-looking statements made in connection with this prospectus that are attributable to Bon-Ton or persons acting on its behalf are expressly qualified in their entirety by the “Risk Factors” and other cautionary statements included herein.  Also, forward-looking statements are based upon management’s estimates of fair values and of future costs, using currently available information.  Therefore, actual results may differ materially from those expressed or implied in those statements.  Factors, in addition to those disclosed in “Risk Factors,” that could cause such differences include, but are not limited to:

•                  our liquidity;

•                  our level of debt;

•                  risks relating to retail businesses generally;

•                  general economic conditions;

•                  increases in the price of merchandise, raw materials, fuel and labor or their reduced availability;

•                  competition;

•                  our failure to maintain key vendor and factor relationships;

•                  changes in the terms of our proprietary credit card program, including any future regulatory requirements;

•                  increased pension costs;

•                  our inability to accurately predict customer-based trends and effectively manage our inventory levels;

•                  our inability to find qualified domestic and international vendors and fluctuations in the exchange rate with countries in which our international vendors are located;

•                  conditions in, and the United States’ relationship with, the countries where we source our merchandise;

•                  seasonality of our business and weather conditions;

•                  our inability to retain or replace members of our management team;

•                  our significant real estate exposure;

•                  uncertainties associated with expanding or remodeling existing stores;

•                  our current store locations may become less desirable, and desirable new locations may not be available for a reasonable price, if at all;

•                  declining financial condition of some shopping mall operators;

•                  risks associated with our private brands;

•                  unionization of our associates;

•                  legal and regulatory changes;

•                  our ability to reduce or control selling, general and administrative expenses;

•                  our ability to obtain financing for working capital, capital expenditures and general corporate purposes;

•                  our inability or limitations on our ability to favorably adjust the valuation allowance on deferred tax assets;

•                  our failure to successfully maintain and update information technology systems and enhance existing systems;

•                  security breaches that result in the unauthorized disclosure of Company, employee or customer information;

•                  the potential write-down of the current valuation of intangible assets;

•                  the incurrence of unplanned capital expenditures; and

•                  the impact of new regulatory requirements including the Credit Card Accountability Responsibility and Disclosure Act of 2009 and the Health Care Reform Act.

Any or all of our forward-looking statements here or in other publications may turn out to be wrong, and there are no guarantees about our performance.  We do not assume the obligation to update any forward-looking statement for any reason.

See the section entitled “Risk Factors” and the documents incorporated by reference for a more complete discussion of these risks and uncertainties and for other risks and uncertainties that impact our business and the notes.  These factors and the other risk factors described in this prospectus and in the documents incorporated by reference are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of our forward-looking statements.  Other unknown or unpredictable factors or factors currently considered immaterial also could have an adverse effect on our results.  Consequently, there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, us.  Given these uncertainties, holders of the initial notes receiving this prospectus are cautioned not to place undue reliance on such forward-looking statements.

INDUSTRY AND MARKET DATA

In this prospectus and in the documents incorporated by reference, we rely on and refer to information and statistics regarding our industry, the size of certain markets and our position within the sectors in which we compete.  Some of the market and industry data contained in this prospectus and in the documents incorporated by reference are based on independent industry publications or other publicly available information, while other information is based on our good faith estimates, which are derived from our review of internal surveys, as well as independent sources listed in this prospectus, and our management’s knowledge and experience in the markets in which we operate.  Our estimates have also been based on information obtained from our customers, suppliers and other contacts in the markets in which we operate.  Although we believe that these independent sources and our internal data are reliable as of their respective dates, the information contained in them has not been independently verified, and we cannot assure you as to the accuracy or completeness of this information.  As a result, you should be aware that the market and industry data and the market share estimates set forth in this prospectus and in the documents incorporated by reference, and beliefs and estimates based thereon, may not be reliable.

INCORPORATION BY REFERENCE; ADDITIONAL INFORMATION

We are incorporating by reference into this prospectus certain information filed with the SEC by The Bon-Ton Stores, Inc., which means that we are disclosing important information to you by referring you to other documents.  This prospectus incorporates by reference the following documents:

•                  our Annual Report on Form 10-K for the fiscal year ended January 28, 2012 (filed on April 11, 2012), including portions of our Proxy Statement for the 2012 annual meeting of stockholders (filed on May 1, 2012) to the extent specifically incorporated by reference therein;

•                  our Current Reports on Form 8-K filed on January 31, 2012, March 13, 2012, April 30, 2012, May 24, 2012, June 14, 2012, June 19, 2012, June 20, 2012, July 6, 2012, July 13, 2012, August 21, 2012, August 22, 2012, August 31, 2012, September 18, 2012, October 31, 2012, November 21, 2012 and December 4, 2012;

•                  our Quarterly Reports on Form 10-Q for the quarters ended (i) April 28, 2012, filed on June 6, 2012, (ii) July 28, 2012, filed on September 5, 2012 and (iii) October 27, 2012, filed on December 5, 2012; and

•                  all other documents filed (and not furnished) by us with the SEC on or after the date of this prospectus and prior to the termination of this offering.

Any statement contained in a document incorporated herein by reference, or contained in this prospectus, shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently dated or filed document that is incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will upon request provide copies of any and all information that has been incorporated by reference herein or in the documents incorporated by reference.  In addition, we will upon request provide copies of any of the documents summarized in this prospectus.  Such information will be provided upon written or oral request and at no cost to you.  Such requests can be made by contacting The Bon-Ton Department Stores, Inc., 2801 East Market Street, York, Pennsylvania 17402, (717) 757-7660, Attention: Mary Kerr — Vice President — Investor Relations.

In addition, all information filed by Bon-Ton with the SEC may be accessed electronically by means of the SEC’s home page on the Internet at http://www.sec.gov.  Such material may also be read and copied at the public reference room of the SEC at 100 F Street, Room 1580, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.

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PROSPECTUS SUMMARY

The following summary does not contain all the information that may be important to you and is qualified in its entirety by the more detailed information appearing elsewhere in this prospectus and the documents incorporated by reference.  You should read this prospectus and the documents incorporated by reference in their entirety, particularly the “Risk Factors” section of this prospectus, before making an investment decision.

Business Overview

We are a Pennsylvania corporation, founded in 1898, and one of the largest regional department store operators in the United States, offering a broad assortment of brand-name fashion apparel, footwear and accessories for women, men and children as well as cosmetics, home furnishings and other goods.  We currently operate 273 stores, 30 of which are owned, 8 of which are subject to ground leases and 235 of which are leased, in small, mid-size and metropolitan markets in 24 Northeastern, Midwestern and upper Great Plains states under the Bon-Ton, Bergner’s, Boston Store, Carson Pirie Scott, Elder-Beerman, Herberger’s and Younkers nameplates and, in the Detroit, Michigan area, under the Parisian nameplate, encompassing a total of approximately 25 million square feet.

Industry Overview

We compete in the department store segment of the U.S. retail industry.  Department stores have historically dominated apparel and accessories retailing, occupying a cornerstone in the U.S. retail landscape.  Over time, department stores have evolved from single-unit, family-owned, urban locations to regional and national chains serving communities of all sizes.  Today, we operate in a highly competitive, fragmented and rapidly changing environment as the department store industry continues to evolve in response to consolidation among merchandise vendors as well as the evolution of competitive retail formats—mass merchandisers, national chain retailers, specialty retailers and online retailers—and the advent of mobile technology and social media.

Our operating results and performance, and that of our competitors, depend significantly on economic conditions and their impact on consumer spending.  Presently, there are numerous business and economic factors affecting the retail industry, including the department store sector.  These factors include high levels of unemployment, a protracted economic recovery in the United States and around the globe, continued limited access to credit for many companies and consumers, and lingering weak consumer sentiment.

Competitive Strengths

We believe the following competitive strengths serve as the foundation of our business strategy:

Market leadership position.  We are one of the largest regional department store operators in the United States, offering a broad assortment of brand-name fashion apparel, footwear and accessories for women, men and children.  We believe our scale and geographic footprint make us an important distribution channel for leading merchandise vendors and enhance our ability to offer our customers nationally distributed brands and exclusive merchandise.  We complement our selection of nationally distributed brands with our exclusive private brand merchandise to create a compelling and differentiated merchandise assortment.  We also offer our customers a convenient and pleasant shopping experience with an emphasis on exceeding customer expectations.  We believe that we have successfully combined these elements to create department store brands that resonate with consumers, resulting in strong customer loyalty and solid operating performance.

Broad portfolio of differentiated merchandise offerings.  We offer our customers differentiated and broad assortments of quality nationally distributed and private brand apparel, accessories, footwear, cosmetics and home furnishings.  Our team of experienced buyers has developed strong relationships with leading vendors of nationally distributed brands.  We believe that our scale, geographic footprint and market position make us an attractive distribution channel for vendors to reach their target customers.  As a result, our vendors provide us with their newest trend-right merchandise.  Our stores carry a number of recognized and nationally distributed brands, including Anne Klein, Børn, Calvin Klein, Carters, Clarks, Clinique, Coach, Estée Lauder, Fossil, Frye, Izod, Jessica Simpson, Jones New York, Kenneth Cole, Lancôme, Lauren, Michael Kors, Nine West, Polo, Steve Madden and Vince Camuto.  To complement our nationally distributed brand offerings, we have developed successful private brands, which are an important component of our merchandising strategy.  Our private brand portfolio includes popular brands such as Laura Ashley, Victor by Victor Alfaro, Ruff Hewn, Relativity, Studio Works, Breckenridge, Living Quarters Loft, Paradise Collections, Kenneth Roberts, Cuddle Bear, John Bartlett Consensus, John Bartlett Statements and Mambo.  These exclusive brands differentiate our offerings by providing our customers with fashionable, high-quality merchandise at price points that are generally lower than nationally distributed brand alternatives.  Our private brand program also presents the opportunity to increase our overall gross margin by virtue of the more efficient cost structure inherent in the design and sourcing of in-house brands.  The breadth of our sourcing and the strength of our private brand program help mitigate risks associated with any individual vendor or brand.

Focus on the shopping experience.  We provide our customers a convenient and pleasant shopping experience that drives customer satisfaction and loyalty.  Our sales associates are professional, friendly, knowledgeable and focused on enhancing our customers’ in-store experience.  We provide one-on-one personalized service in departments where a higher degree of consultative selling is appropriate, such as cosmetics, footwear, tailored clothing, intimate apparel and furniture.  In self-service areas of the store, friendly sales associates assist customers and efficiently process transactions.  In 2012, we continue to conduct enhanced “Customer First” training for all managers and associates, a program designed to increase engagement with our customers on the selling floor, and we use point-of-sale modules as a training tool for product knowledge, selling skills and trend updates for our sales associates.  We believe retail customers are responding favorably to retailers that make it convenient for them to shop on their terms.  State-of-the-art in-store kiosks, which we introduced in certain pilot stores in 2011, allow our customers access to our expanded online merchandise assortment, a virtual “endless aisle.”  We believe our stores are attractive and inviting, with abundant directional signage for easy in-store navigation, and we emphasize shopping efficiency by locating related departments close to each other.  In addition, we offer a variety of in-store amenities such as shopping carts, wide aisles and comfort zones to enhance our target customers’ shopping experience.

Substantial brand equity and customer loyalty.  We have built significant brand equity and customer loyalty throughout our history.  The majority of our nameplates have been in existence for over 100 years.  We believe that our commitment to providing differentiated merchandise assortments and a pleasant and convenient shopping experience, combined with our extensive marketing programs, have positioned us as “the best place to shop in your hometown.”  Evidencing our customer loyalty is the high penetration rate of our proprietary credit card programs.  For the fiscal year ended January 28, 2012, approximately 44% of our total sales were transacted on proprietary credit cards, which we believe is among the highest levels of penetration in the retail industry.  Furthermore, we believe that our proprietary credit card programs create a dedicated “open to buy” attitude for our customers and provide us with detailed transaction data that allow us to tailor our marketing programs and merchandise offerings.  Included in our five-year strategic plan is the objective of broadening our customer base and rewarding our loyal customers with the launch of a new, expanded loyalty program.

Experienced management team with a proven track record.  We have a seasoned and deep management team that has a wealth of experience in key areas of retail, including merchandising, store operations and marketing.  Our senior management team is composed of department store veterans who average 33 years of retail industry experience and 15 years of experience with our Company.  We have historically retained the best talent from organizations that we have acquired, and we expect to continue this approach to build our future leadership team.  Our executive leadership team is led by Brendan L. Hoffman, who recently joined the Company as President and Chief Executive Officer after serving in that position with Lord & Taylor.

Our Business Strategy

Our goal is to be the dominant, omni-channel retailer in the small to mid-size communities we serve, offering fashion merchandise for the family and home at compelling prices. Our initiatives include:

Embrace our base through our merchandise assortment and marketing efforts.  We look to exceed the expectations of our core customer, while courting a younger customer, with an assortment that speaks to the preferences of all.  We will deliver strong and easily understood promotional events designed to resonate with our existing customer and attract a new customer.  We will increase our communication through the utilization of media and marketing channels.

Gain Market Share.  We will focus on growing our business in our smaller doors by expanding national brands, as well as enhancing our service levels in these stores, thereby clearly differentiating us from the competition.  By embracing coupons, we believe we can more effectively frame our value message for our customer.  We will tailor our marketing message to speak to our customer in a unique voice that she relates to.

Invest in Hero Categories.  We will take steps to be the destination store for shoes, cosmetics, fashion apparel and home, which are categories that can differentiate us and grow our business.  We will look for unique destination business opportunities in each of our stores.  We will expand the reach of “must have” national brands and, in our larger markets, become more competitive through the expansion of these brands.  Our merchandising efforts will be supported by aligning our media strategy with category and brand focus.

Drive eCommerce.  We will strive to grow our web business over the next several years.  We will drive traffic to our website with display ads, affiliate marketing and emails.  We will re-design our website for easier navigation and improve our inventory management to balance our depth and breadth.  We will use a variety of digital marketing to strengthen the link between the customer, the web and the store.

Improve Operating Efficiency.  We will re-engineer outdated processes and use IT to enhance efficiency and flexibility of the business, automating as many processes as feasible.  We will carefully monitor our expenses and capital to ensure optimal return.

Improve Inventory Management.  We will look at markdown optimization and continue to analyze our inventory risks and opportunities through upfront planning and monthly reviews.  We will also intensify our market segmentation and develop localized assortments where viable to include vendors, sizes, colors and styles.

Organizational Structure

The following chart is a summary of our corporate structure:

t   Issuer of the notes.

*   Borrower under the Senior Secured Revolving Credit Facility.

**  Certain of our indirect wholly owned subsidiaries are not Guarantors of the Senior Secured Revolving Credit Facility or the notes.  These non-guarantor subsidiaries consist primarily of special purpose entities that own real estate, service mortgages on the real estate and pay obligations associated with the real estate such as taxes and insurance.  These special purpose entities will not be restricted by the covenants in the Indenture, and holders of mortgages of these special purpose entities will have claims that are superior to your claims as holders of the exchange notes to the extent of the value of the assets securing that debt.  See “Description of Certain Other Indebtedness—Mortgage Loan Facility.”

Corporate Information

The Bon-Ton Department Stores, Inc. is a corporation organized under the laws of the Commonwealth of Pennsylvania with principal executive offices located at 2801 East Market Street, York, PA 17402.  Our telephone number at our principal executive offices is (717) 757-7660.  Our internet address is http://www.bonton.com.  The information contained on or that can be accessed through our website is not part of this prospectus.

SUMMARY OF THE EXCHANGE OFFER

In connection with the closing of the offering of the initial notes, we entered into a registration rights agreement (as more fully described below) with the initial purchasers of the initial notes.  You are entitled to exchange in the exchange offer your initial notes for exchange notes which are identical in all material respects to the initial notes except that:

•                  the exchange notes have been registered under the Securities Act and will be freely tradable by persons who are not affiliated with us;

•                  the exchange notes are not entitled to registration rights which are applicable to the initial notes under the registration rights agreement; and

•                  our obligation to pay additional interest on the initial notes due to the failure to consummate the exchange offer by a prior date does not apply to the exchange notes.

Exchange Offer

We are offering to exchange $329,998,000 aggregate principal amount of our exchange notes for a like aggregate principal amount of our initial notes.  In order to exchange your initial notes, you must properly tender them and we must accept your tender.  We will exchange all outstanding initial notes that are validly tendered and not validly withdrawn.

Expiration Date	This exchange offer will expire at midnight, New York City time, on , 2012, unless we decide to extend it.

Conditions to the Exchange Offer	We will complete this exchange offer only if:

• there is no change in the laws and regulations which would impair our ability to proceed with this exchange offer;

• there is no change in the current interpretation of the staff of the SEC permitting resales of the exchange notes;

•        there is no stop order issued by the SEC which would suspend the effectiveness of the registration statement which includes this prospectus or the qualification of the exchange notes under the Trust Indenture Act of 1939;

• there is no litigation or threatened litigation which would impair our ability to proceed with this exchange offer; and

• we obtain all the governmental approvals we deem necessary to complete this exchange offer.

Please refer to the section in this prospectus entitled “The Exchange Offer—Conditions to the Exchange Offer.”

Procedures for Tendering Initial Notes

To participate in this exchange offer, you must complete, sign and date the letter of transmittal or its facsimile and transmit it, together with your initial notes to be exchanged and all other documents required by the letter of transmittal, to Wells Fargo Bank, National Association, as exchange agent, at its address indicated under “The

Exchange Offer—Exchange Agent.”  In the alternative, you can tender your initial notes by book-entry delivery following the procedures described in this prospectus.  For more information on tendering your notes, please refer to the section in this prospectus entitled “The Exchange Offer—Procedures for Tendering Initial Notes.”

Special Procedures for Beneficial Owners

If you are a beneficial owner of initial notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your initial notes in the exchange offer, you should contact the registered holder promptly and instruct that person to tender on your behalf.

Guaranteed Delivery Procedures

If you wish to tender your initial notes and you cannot get the required documents to the exchange agent on time, you may tender your notes by using the guaranteed delivery procedures described under the section of this prospectus entitled “The Exchange Offer—Procedures for Tendering Initial Notes—Guaranteed Delivery Procedure.”

Withdrawal Rights

You may withdraw the tender of your initial notes at any time before midnight, New York City time, on the expiration date of the exchange offer.  To withdraw, you must send a written or facsimile transmission notice of withdrawal to the exchange agent at its address indicated under “The Exchange Offer—Exchange Agent” before midnight, New York City time, on the expiration date of the exchange offer.

Acceptance of Initial Notes and Delivery of Exchange Notes

If all the conditions to the completion of this exchange offer are satisfied, we will accept any and all initial notes that are properly tendered in this exchange offer on or before midnight, New York City time, on the expiration date.  We will return any initial note that we do not accept for exchange to you without expense promptly after the expiration date. We will deliver the exchange notes to you promptly after the expiration date and acceptance of your initial notes for exchange.  Please refer to the section in this prospectus entitled “The Exchange Offer—Acceptance of Initial Notes for Exchange; Delivery of Exchange Notes.”

Federal Income Tax Considerations Relating to the Exchange Offer

Exchanging your initial notes for exchange notes should not be a taxable event to you for United States federal income tax purposes.  Please refer to the section of this prospectus entitled “Federal Income Tax Considerations.”

Exchange Agent	Wells Fargo Bank, National Association, is serving as exchange agent in the exchange offer.

Fees and Expenses	We will pay all expenses related to this exchange offer. Please refer to the section of this prospectus entitled “The Exchange Offer—Fees and Expenses.”

Use of Proceeds

We will not receive any proceeds from the issuance of the exchange notes.  We are making this exchange offer solely to satisfy certain of our obligations under our registration rights agreement entered into in connection with the offering of the initial notes.

Consequences to Holders Who Do Not Participate in the Exchange Offer	If you do not participate in this exchange offer:

• except as set forth in the next paragraph, you will not necessarily be able to require us to register your initial notes under the Securities Act,

•       you will not be able to resell, offer to resell or otherwise transfer your initial notes unless they are registered under the Securities Act or unless you resell, offer to resell or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act, and

• the trading market for your initial notes will become more limited to the extent other holders of initial notes participate in the exchange offer.

You will not be able to require us to register your initial notes under the Securities Act unless:

• the exchange offer is not permitted by applicable law or SEC policy;

• the exchange offer is not consummated within 30 business days following the date that is 180 days after the closing of the offering of the initial notes;

• you notify us within 15 days following the consummation of the exchange offer that you are prohibited by applicable law or SEC policy from participating in the exchange offer;

• you are not eligible to participate in the exchange offer by applicable law or SEC policy;

•       you may not resell the exchange notes you acquire in the exchange offer to the public without delivering a prospectus and the prospectus contained in the exchange offer registration statement is not appropriate or available for such resales by you; or

• you are a broker-dealer and hold initial notes that are part of an unsold allotment from the original sale of the initial notes.

In these cases, the registration rights agreement requires us to file a registration statement for a continuous offering in accordance with Rule 415 under the Securities Act for the benefit of the holders of the initial notes described in this paragraph.  We do not currently anticipate that we will register under the Securities Act any notes that remain outstanding after completion of the exchange offer.

Please refer to the section of this prospectus entitled “Risk Factors—The Exchange Offer—Your failure to participate in the exchange offer will have adverse consequences.”

Resales

It may not be possible for you to resell the notes issued in the exchange offer without compliance with the registration and prospectus delivery provisions of the Securities Act, subject to the conditions described under “—Obligations of Broker-Dealers” below.

To tender your initial notes in this exchange offer and resell the exchange notes without compliance with the registration and prospectus delivery requirements of the Securities Act, you must make the following representations:

• you are authorized to tender the initial notes and to acquire exchange notes, and we will acquire good and unencumbered title thereto;

• the exchange notes acquired by you are being acquired in the ordinary course of business;

•       you have no arrangement or understanding with any person to participate in a distribution of the exchange notes and are not participating in, and do not intend to participate in, the distribution of such exchange notes;

•       you are not an “affiliate,” as defined in Rule 405 under the Securities Act, of ours, or you will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

• if you are not a broker-dealer, you are not engaging in, and do not intend to engage in, a distribution of exchange notes; and

•       if you are a broker-dealer, initial notes to be exchanged were acquired by you as a result of market-making or other trading activities and you will deliver a prospectus in connection with any resale, offer to resell or other transfer of such exchange notes.

Please refer to the sections of this prospectus entitled “The Exchange Offer—Procedure for Tendering Initial Notes—Proper Execution and Delivery of Letters of Transmittal,” “Risk Factors—Risks Relating to the Exchange Offer—Some persons who participate in the exchange offer must deliver a prospectus in connection with resales of the exchange notes” and “Plan of Distribution.”

Obligations of Broker-Dealers

If you are a broker-dealer (1) who receives exchange notes, you must acknowledge that you will deliver a prospectus in connection with any resales of the exchange notes, (2) who acquired the initial notes as a result of market-making or other trading activities, you may use the exchange offer prospectus as supplemented or amended, in connection with resales of the exchange notes, or (3) who acquired the initial notes directly from the issuers in the initial offering and not as a result of market-making and trading activities, you must, in the absence of an exemption, comply with the registration and prospectus delivery requirements of the Securities Act in connection with resales of the exchange notes.

Summary of Terms of the Exchange Notes

Issuer	The Bon-Ton Department Stores, Inc., a Pennsylvania corporation.

Exchange Notes

Up to $329,998,000 aggregate principal amount of 10⅝% Second Lien Senior Secured Notes due 2017. The forms and terms of the exchange notes are the same as the form and terms of the initial notes except that the issuance of the exchange notes is registered under the Securities Act, the exchange notes will not bear legends restricting their transfer and the exchange notes will not be entitled to registration rights under our registration rights agreement. The exchange notes will evidence the same debt as the initial notes, and both the initial notes and the exchange notes will be governed by the same indenture.

Interest	The exchange notes will bear interest at a rate per annum equal to 10⅝%, payable semi-annually, on March 15 and September 15 of each year.

Maturity Date	July 15, 2017.

Guarantees

The exchange notes will be jointly and severally, fully and unconditionally guaranteed, subject to certain limitations described herein, by our parent company, The Bon-Ton Stores, Inc., The Bon-Ton Stores of Lancaster, Inc., The Bon-Ton Giftco, Inc., Carson Pirie Scott II, Inc., The Elder-Beerman Stores Corp., Bon-Ton Distribution, Inc. and McRIL, LLC and any other subsidiaries that are obligors under the Senior Secured Revolving Credit Facility.

Collateral

The exchange notes and the guarantees will be secured by a second-priority lien (subject to certain exceptions and permitted liens) on substantially all of our and the Guarantors tangible and intangible assets, including, but not limited to, inventory, general intangibles, trademarks, equipment, certain real estate and proceeds from any of the foregoing.

The collateral securing the exchange notes will not include (i) certain excluded assets, (ii) our capital stock or the capital stock of Bonstores Holdings One, LLC and Bonstores Holdings Two, LLC, (iii) the partnership interest in The Bon-Ton Properties- Marketplace L.P., to the extent that the grant of such security interest would constitute or result in a breach or termination pursuant to the terms of, or a default under, any lease, loan document, partnership agreement or other organizational document of such limited partnership, so long as such restrictive provision is enforceable under applicable law and (iv) 35% of the capital stock of any first tier foreign subsidiary of us or any Guarantor.

See “Description of Notes—Security.”

Ranking	The exchange notes and guarantees will be our and the Guarantors’ senior secured obligations. The indebtedness evidenced by the exchange notes and the guarantees will rank:

•    senior in right of payment to all of our and the Guarantors’ existing and future obligations that are expressly subordinated in right of payment to the exchange notes and will rank equally in right of payment with all obligations that are not so subordinated;

•    effectively senior in right of payment to all of our and the Guarantors’ existing and future unsecured obligations to the extent of the value of the collateral securing the exchange notes, after giving effect to permitted first-priority liens on the collateral;

•    effectively subordinated to any of our and the Guarantors’ existing and future obligations that are either (i) secured by a lien on the collateral that is senior or prior to the second-priority liens securing the exchange notes, including the first-priority liens securing the obligations under the Senior Secured Revolving Credit Facility or (ii) secured by assets that are not part of the collateral securing the exchange notes, including the collateral securing the Mortgage Loan Facility, in each case to the extent of the value of the assets securing such obligations; and

• structurally subordinated to all obligations and other liabilities of any of our non-guarantor subsidiaries.

As of October 27, 2012, including the issuance of the initial notes:

•    The Bon-Ton Stores, Inc. had approximately $1,023 million of consolidated indebtedness outstanding, approximately $559 million of which would be first-priority secured indebtedness, including capital leases, all of which would rank senior to the notes to the extent of the value of the collateral securing such obligations; and

•    The Bon-Ton Stores, Inc.’s subsidiaries, other than the Issuer, that are not Guarantors had approximately $229 million of indebtedness outstanding.  See “Description of Notes—Security.”

Optional Redemption	We may at any time redeem some or all of the notes at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of redemption.

Change of Control

If we experience a change of control, we may be required to offer to purchase the exchange notes at a purchase price equal to 101% of the aggregate principal amount, plus accrued and unpaid interest, if any.  We might not be able to pay the required price for notes presented at the time of a change of control because the Senior Secured Revolving Credit Facility, the Mortgage Loan Facility or other indebtedness may prohibit such payment or we might not have sufficient funds at that time.  For more details, see “Description of Notes—Repurchase at the Option of Holders—Change of Control.”

Certain Covenants	The Indenture contains covenants that limit the ability of The Bon-Ton Stores, Inc. and its subsidiaries to, among other things:

• incur certain additional indebtedness;

• pay dividends or make other distributions or repurchase or redeem our stock;

• make loans and investments;

• sell assets;

• incur certain liens;

• enter into agreements restricting our subsidiaries’ ability to pay dividends;

• enter into transactions with affiliates; and

• consolidate, merge or sell all or substantially all of our assets.

These covenants are subject to important exceptions and qualifications, which are described under the heading “Description of Notes” in this prospectus.

Use of Proceeds

We will not receive any proceeds from the issuance of the exchange notes in exchange for the outstanding initial notes.  We are making this exchange solely to satisfy our obligations under the registration rights agreement entered into in connection with the offering of the initial notes.

Absence of a Public Market for the Exchange Notes

The exchange notes are new securities with no established market for them.  We cannot assure you that a market for these exchange notes will develop or that this market will be liquid.  Please refer to the section of this prospectus entitled “Risk Factors—Risks Relating to the Exchange Offer—Your ability to transfer the exchange notes may be limited by the absence of an active trading market, and there is no assurance that any active trading market will develop for the exchange notes.”

Form of the Exchange Notes

The exchange notes will be represented by one or more permanent global securities in registered form deposited on behalf of The Depository Trust Company with Wells Fargo Bank, National Association, as custodian.  You will not receive exchange notes in certificated form unless one of the events described in the section of this prospectus entitled “Book-Entry, Delivery and Form—Exchange of Book-Entry Notes for Certificated Notes” occurs.  Instead, beneficial interests in the exchange notes will be shown on, and transfers of these exchange notes will be effected only through, records maintained in book-entry form by The Depository Trust Company with respect to its participants.

Risk Factors	See “Risk Factors” beginning on page 13 for a discussion of factors you should carefully consider before deciding to invest in the exchange notes.

SUMMARY HISTORICAL FINANCIAL DATA

The summary historical financial data presented below for and as of the end of each of the last three fiscal years are derived from, and should be read in conjunction with, our Annual Report on Form 10-K for the fiscal year ended January 28, 2012 incorporated herein by reference.  The summary historical financial data for the 39 weeks ended October 27, 2012 and October 29, 2011 are derived from, and should be read in conjunction with, our unaudited consolidated financial statements and, in the opinion of its management, include all adjustments (consisting of normal recurring items) necessary for the fair presentation of the results of such periods.  The results of operations for interim periods are not necessarily indicative of the operating results that may be expected for the entire year or any future period.

	Thirty-nine weeks ended				Fiscal years ended
	October 27, 2012		October 29, 2011		January 28, 2012		January 29, 2011		January 30, 2010
		%		%		%		%		%
	(In thousands except per share, comparable stores data and number of stores)
Statement of Operations Data (1):
Net sales	$1,904,357	100.0	$1,901,431	100.0	$2,884,661	100.0	$2,980,479	100.0	$2,959,824	100.0
Other income	40,320	2.1	42,888	2.3	68,869	2.4	66,006	2.2	75,113	2.5
Gross profit	678,206	35.6	697,543	36.7	1,037,292	36.0	1,120,297	37.6	1,097,632	37.1
Selling, general and administrative expenses	672,521	35.3	676,681	35.6	936,060	32.4	942,660	31.6	963,639	32.6
Depreciation and amortization	67,805	3.6	74,005	3.9	95,033	3.3	102,202	3.4	111,635	3.8
Amortization of lease-related interests	3,529	0.2	3,584	0.2	4,747	0.2	4,555	0.2	4,866	0.2
Other impairment charges	0	—	0	—	3,690	0.1	1,738	0.1	5,883	0.2
Income (loss) from operations	(25,329)	(1.3)	(13,839)	(0.7)	66,631	2.3	135,148	4.5	86,722	2.9
Interest expense, net	61,274	3.2	68,005	3.6	89,507	3.1	112,301	3.8	98,130	3.3
(Gain) loss on exchange / extinguishment of debt	8,087	0.4	9,450	0.5	(8,729)	(0.3)	0	—	678	0.0
(Loss) income before taxes	(94,690)	(5.0)	(91,294)	(4.8)	(14,147)	(0.5)	22,847	0.8	(12,086)	(0.4)
Income tax (benefit) provision (2)	1,277	0.1	(971)	(0.1)	(2,019)	(0.1)	1,353	0.0	(8,031)	(0.3)
Net (loss) income	$(95,967)	(5.0)	$(90,323)	(4.8)	$(12,128)	(0.4)	$21,494	0.7	$(4,055)	(0.1)

Per share amounts
Basic:
Net (loss) income	$(5.20)		$(5.00)		$(0.67)		$1.14		$(0.24)
Diluted:
Net (loss) income	$(5.20)		$(5.00)		$(0.67)		$1.12		$(0.24)
Cash dividends declared per share	$0.15		$0.15		$0.20		$—		$—

Balance Sheet Data (at end of period):
Working capital	$450,293		$435,175		$354,163		$363,210
Total assets	1,841,257		1,879,032		1,618,203		1,656,239
Total debt (3)	1,022,503		1,054,785		883,379		930,533
Shareholders’ equity	40,302		90,455		131,607		183,352

Selected Operating Data:
Total sales change	0.2%		(3.5)%		(3.2)%		0.7%		(5.4)%
Comparable stores sales change (4)	0.3%		(3.0)%		(2.8)%		0.9%		(5.4)%

Comparable stores data (4):
Sales per selling square foot	$89		$88		$133		$136		$135

Selling square footage	21,276,000		21,726,000		21,478,700		21,726,000		21,763,000
Capital expenditures	$57,567		$51,069		$67,235		$46,268		$32,346
Number of stores:
Beginning of period	274		275		275		278		281
Additions	1		—		1		—		—
Closings	(2)		—		(2)		(3)		(3)
End of period	273		275		274		275		278

(1)	Certain prior year balances have been reclassified to conform to the current year presentation. These reclassifications did not impact the Company’s net (loss) income for any of the years presented.

(2)

The effective tax rate for the thirty-nine weeks ended October 27, 2012 and October 29, 2011 and the fiscal years ended January 28, 2012, January 29, 2011 and January 30, 2010 largely reflects the Company’s valuation allowance position against all net deferred tax assets. Additionally, January 30, 2010 reflects an income tax benefit adjustment of $6,340 related to a deferred tax asset valuation allowance release associated with implementation of tax carry-back provisions available under legislation enacted in 2009, partially offset by certain other valuation allowance increases.

(3)	Total debt is defined as long-term debt plus current maturities of long-term debt, and long-term and current obligations under capital leases.

(4)	Comparable stores data (sales change, sales per selling square foot and selling square footage) reflects stores open for the entire current and prior fiscal year.

RISK FACTORS

Investing in the notes involves a high degree of risk.  You should carefully consider the following factors in addition to the other information contained in or incorporated by reference into this prospectus before you decide to invest in the notes.  The following risks could materially and adversely affect our ability to make payments with respect to the notes, our business or our financial condition or results of operations.  In any such case, you may lose all or part of your original investment.

Risks Relating to the Notes and Our Indebtedness

We have a substantial amount of indebtedness, which could result in a material adverse effect on our financial position and prevent us from fulfilling our obligations under the notes.

As of October 27, 2012, including the issuance of the initial notes, we had total debt of approximately $1,023 million, consisting of approximately $272 million under the Senior Secured Revolving Credit Facility, $227 million under the Mortgage Loan Facility, $330 million of initial notes and $194 million of other debt.  We may also incur significant additional indebtedness in the future.  Our substantial indebtedness may:

•      make it difficult for us to satisfy our financial obligations, including making scheduled principal and interest payments on the notes and our other indebtedness;

•      limit our ability to borrow additional funds for working capital, capital expenditures, acquisitions or other general business purposes;

•      limit our ability to use our cash flow or obtain additional financing for future working capital, capital expenditures, acquisitions or other general business purposes;

•      require us to use a substantial portion of our cash flow from operations to make debt service payments;

•      limit our flexibility to plan for or react to changes in our business and industry;

•      place us at a competitive disadvantage compared to our less leveraged competitors; and

•      increase our vulnerability to the impact of adverse economic and industry conditions.

We may not be able to generate sufficient cash to service our debt obligations, including our obligations under the notes.

Our ability to make payments on and to refinance our indebtedness, including the notes, will depend on our financial and operating performance, which is subject to prevailing economic and competitive conditions and to certain financial, business and other factors beyond our control.  We may be unable to maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness, including the notes.

If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be unable to effectively operate our business.  As a result, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our debt service and other obligations.  We may not be able to consummate those dispositions of assets or to obtain the proceeds that we could realize from them, and these proceeds may not be adequate to meet any debt service obligations then due.

The Indenture may not provide protection against events or developments that may affect our ability to repay the notes or the trading prices for the notes.

The Indenture contains a covenant limiting the ability of Bon-Ton and its subsidiaries to incur liens on its assets to secure indebtedness without equally and ratably securing the notes.  This limitation is subject to a number of important exceptions.

The Indenture does not:

•      require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flow or liquidity and, accordingly, does not protect holders of the notes in the event that we experience significant adverse changes in our financial condition or results of operations;

•      limit the ability of Bon-Ton and its subsidiaries to incur certain indebtedness, including certain secured indebtedness;

•      restrict our ability to engage in any acquisition or other transaction, other than our ability to merge or consolidate with, or sell all or substantially all of our assets to, another person without the surviving or transferring person (if other than Bon-Ton) assuming the obligations under the notes.

For these reasons, you should not consider the covenants in the Indenture as a significant factor in evaluating whether to invest in the notes.  In addition, we are subject to periodic review by independent credit rating agencies.  An increase in the level of our outstanding indebtedness, or other events that could have a material adverse effect on our business, properties, financial condition, results of operations or prospects, may cause the rating agencies to downgrade our debt credit rating generally and the ratings on the notes, which could negatively impact the trading prices for, or the liquidity of, the notes.  Any such downgrade could also negatively impact our cost of borrowing, limit our access to the capital markets and/or vendor financing or result in more restrictive covenants in future debt agreements.

There are circumstances other than repayment or discharge of the notes under which the guarantees of the notes and collateral securing the notes and guarantees will be released, without your consent or the consent of the trustee for the notes.

Under various circumstances, collateral securing the notes and guarantees of the notes will be released automatically, including:

•      subject to certain exceptions, upon the release of all other first-priority liens on the collateral;

•      with respect to collateral held by a Guarantor, upon the release of such Guarantor from its guarantee to the extent permitted by the Indenture;

•      a sale, transfer or other disposal of such collateral to any person other than us or a Guarantor in a transaction that is permitted by the Indenture; and

•      upon any enforcement of the liens on the collateral by the lenders under our Senior Secured Revolving Credit Facility of their first-priority security interest in the collateral, upon certain other sales consented to by the lenders under, or otherwise permitted by, our Senior Secured

Revolving Credit Facility, and upon other permitted dispositions of the collateral, in each case subject to the limitations described under the caption “Description of Notes—Security—Intercreditor Agreement.”

The Indenture also permits us to engage in ordinary course releases of collateral, including in connection with sales of inventory, entering into licensing arrangements, making cash payments and collecting accounts receivable.

The guarantee of a Guarantor will be released in connection with a sale of such Guarantor in a transaction permitted by the Indenture.

The Indenture also permits us to designate one or more of our restricted subsidiaries that is a Guarantor of the notes as an unrestricted subsidiary.  If we designate a Guarantor as an unrestricted subsidiary for purposes of the Indenture, all of the liens on any collateral owned by such subsidiary or any of its subsidiaries and any guarantees of the notes by such subsidiary or any of its subsidiaries will be released under the Indenture.  Designation of an unrestricted subsidiary will reduce the aggregate value of the collateral securing the notes to the extent that liens on the assets of the unrestricted subsidiary and its subsidiaries are released.  In addition, the creditors of the unrestricted subsidiary and its subsidiaries will have a senior claim on the assets of such unrestricted subsidiary and its subsidiaries.  See “Description of Notes.”

It may be difficult to realize the value of the collateral securing the notes.

No appraisals of any of the collateral have been prepared by us or on behalf of us in connection with this offering.  The value of the collateral securing the notes at any time will depend on market and other economic conditions, including the availability of suitable buyers.  By its nature, some or all of the collateral may be illiquid and may have no readily ascertainable market value or may have contractual limitations on transfer or assignment.  The value of the assets pledged as collateral for the notes could be impaired in the future as a result of changing economic conditions, our failure to implement our business strategy, competition, unforeseen liabilities and other future events.  Accordingly, in the event of a foreclosure, liquidation, bankruptcy or similar proceedings, there can be no assurance that the proceeds from any sales or liquidation of the collateral will be sufficient to pay all or any of the amounts due on the notes, after satisfying our obligations in full under first-priority claims.  Any claim for the difference between the amount, if any, realized by holders of the notes from the sale of the collateral securing the notes and the obligations under the notes will rank equally in right of payment with all of our other unsecured unsubordinated indebtedness and other obligations, including trade payables.  Additionally, in the event that a bankruptcy case is commenced by or against us, if the value of the collateral is less than the amount of principal and accrued and unpaid interest on the notes and all other senior secured obligations, interest may cease to accrue on the notes from and after the date the petition is filed.

In addition, the Indenture permits us to incur additional indebtedness secured by a lien that ranks equally with the notes.  Any such indebtedness may further limit the recovery from the realization of the value of such collateral available to satisfy the holders of the notes.

We will in most cases have control over the collateral, and the sale of particular assets by us could reduce the pool of assets securing the notes and any future guarantees.

The collateral documents allow us to remain in possession of, retain exclusive control over, freely operate, and collect, invest and dispose of any income from, the collateral securing the notes and any future guarantees.  For example, so long as no default or event of default under the Indenture would result therefrom, we may, among other things, without any release or consent by the Indenture trustee, conduct ordinary course activities with respect to collateral, such as selling, factoring, abandoning or otherwise disposing of collateral and making ordinary course cash payments (including repayments of indebtedness).  See “Description of Notes.”

The voting provisions of the security agreement may limit the rights of the holders of the notes with respect to the collateral, even during an event of default.

On July 9, 2012, we entered into a security agreement that governs the terms on which the collateral agent will receive, hold, administer, maintain, enforce and distribute the proceeds of all liens upon any of our property securing additional indebtedness secured by a lien that ranks equally with the notes, including the exchange notes.  In the event additional pari passu indebtedness is issued and secured equally and ratably with the notes, the rights of holders of the notes with respect to the collateral will be significantly limited by the terms of the voting provisions of the security agreement, even during an event of default under the Indenture.  Under the security agreement, at any time additional pari passu indebtedness is outstanding, any actions that may be taken with respect to, or in respect of, the collateral will be at the direction of the holders of additional pari passu indebtedness, including the exchange notes, with the respective representative for each series of additional pari passu indebtedness, following and in accordance with the applicable voting requirements under the documents governing such series, voting the total amount of additional pari passu indebtedness under such series as a block.  See “Description of Notes—Security.”

The imposition of certain permitted liens could materially adversely affect the value of the collateral.  In addition, certain assets will be excluded from the collateral.

The collateral securing the notes may also be subject to liens permitted under the terms of the notes, whether arising on or after the date the notes are issued.  The existence of any permitted liens could materially adversely affect the value of the collateral that could be realized by the holders of the notes as well as the ability of the collateral agent to realize or foreclose on such collateral.  In addition, the imposition of certain permitted liens will cause the relevant assets to become “excluded assets,” which will not secure the notes or the guarantees.  See “Description of Notes—Collateral.”  Certain additional assets are excluded from the collateral securing the notes as described under “Description of Notes—Collateral.”

Security interests over certain collateral may not be in place by the settlement of the exchange offer or may not be perfected by closing.  Any issues that we are not able to resolve in connection with the issuance of such security interests may impact the value of the collateral.  Creation or perfection of such security interests after the issue date of the notes increases the risk that the liens granted by those security interests could be avoided.

Certain security interests in favor of the collateral agent, including mortgages on certain of our real properties, may not be in place by the settlement date of this offering or may not be perfected on the settlement date of this offering.  One or more of these mortgages may constitute a significant portion of the value of the collateral securing the notes and the guarantees.  To the extent any liens on or security interest in the collateral securing the notes are not perfected on or prior to the settlement date, we will use our commercially reasonable efforts to have all such security interests perfected, to the extent required by the Indenture and the security documents.  To the extent a security interest in certain collateral is perfected following the settlement date, that security interest would remain at risk of having been granted within 90 days of a bankruptcy filing (in which case it might be voided as a preferential transfer by the pledgor, as debtor in possession, or by its trustee in bankruptcy) even after the security interests perfected on the settlement date were no longer subject to such risk.  Accordingly, the collateral to pay all or any of the amounts due on the notes may be reduced.  Any claim for the difference between the amount, if any, realized by holders of the notes from the sale of the collateral securing the notes and the obligations under the notes will rank equally in right of payment with all of our other unsecured unsubordinated indebtedness and other obligations, including any trade payables.  With respect to some of the collateral, the collateral agent’s security interest and ability to foreclose will also be limited by the need to meet certain requirements, such as obtaining third-party consents and making additional filings.  If we are unable to obtain these consents or make these filings, the security interests may be invalid and the holders of the notes will not be entitled to the collateral or any recovery with respect thereto.  We cannot assure you that any such required consents can be obtained by the completion of this offering on a timely basis or at all.  These requirements may limit the number of potential bidders for certain collateral in any foreclosure and may delay any sale, either of which events may have an adverse effect on the sale price of the collateral.  Therefore, the practical value of realizing on the collateral may, without the appropriate consents and filings, be limited.

The notes could be wholly or partially voided as a preferential transfer.

If we become the subject of a bankruptcy proceeding within 90 days after we issued the initial notes (or, with respect to any insiders specified in bankruptcy law who are holders of the notes, within one year after consummation of the offering of notes), and the court determines that we were insolvent at the time of the consummation of the issuance of the initial notes (under preference laws, we would be presumed to have been insolvent on and during the 90 days immediately preceding the date of filing of any bankruptcy petition), the court could find that the entry into the Indenture involved a preferential transfer by altering the status of participants from unsecured to secured creditors.  As secured creditors, holders of the notes could be entitled to receive a greater recovery in liquidation than the same holder would have been entitled to receive if those holders had not participated in the issuance of initial notes.  If the court determined that the granting of the security interest was therefore a preferential transfer which did not qualify for any defense under bankruptcy law, then the holders of the notes would be unsecured creditors with claims that ranked pari passu with all other unsubordinated creditors of the applicable obligor, including trade creditors.  In addition, under such circumstances, the value of any consideration holders of the notes received with respect to the notes, including upon foreclosure of the collateral, could also be subject to recovery from such holders of the notes and possibly from subsequent transferees, or holders of the notes might be returned to the same position they held as holders of the old notes.

The liens on the collateral in favor of the collateral agent for the notes rank junior in priority to the liens on the collateral securing our Senior Secured Revolving Credit Facility.

The liens on the collateral securing the notes rank junior in priority to the liens on the collateral securing our Senior Secured Revolving Credit Facility and any extensions or refinancings thereof.  In the event there is a default and foreclosure on the collateral securing the notes, the proceeds from the sale of such collateral may not be sufficient to satisfy any or all of the obligations under the notes, after satisfying in full our obligations under the Senior Secured Revolving Credit Facility.  Proceeds from the sale of any collateral securing the notes would be distributed first to satisfy in full the outstanding obligations under our Senior Secured Revolving Credit Facility, as well as obligations secured by certain liens permitted pursuant to the Indenture before any remaining proceeds would be available for any distribution to the collateral agent for the notes.

The lenders under our Senior Secured Revolving Credit Facility may exercise remedies against the collateral in any order or in any manner they determine to be commercially reasonable and need not exercise their rights in a manner or in an order designed to maximize the proceeds ultimately available to the notes collateral agent.  Accordingly, when exercising its remedies, such lenders may choose to apply more liquid collateral to their outstanding obligations, leaving less liquid collateral for junior secured parties.  See “Description of Notes—Collateral.”

Certain of the real property intended to constitute collateral for the notes is leased.  There is a risk that the landlords under one or more of such leases may not consent to mortgages or that such leases may terminate and no longer constitute collateral for the notes.

Certain of the real property intended to secure the notes consists in whole or in material part of leasehold interests under leases or subleases.  Debt secured by a lien on a leasehold interest in real estate is subject to risks not associated with debt secured by a mortgage lien on a fee interest in real estate.  The most significant of these risks is that a leasehold interest could be terminated before the debt secured by the mortgage is paid in full.  The forms of these leases vary in scope and extent with respect to provisions designed to protect the interests of a leasehold mortgagee.

In addition, if a mortgage on our landlord’s fee interest in the property is recorded prior to the recordation of a memorandum of our interest, as tenant, in the lease or if the lease, by its terms, is subordinate to our landlord’s fee mortgage, the holder of such fee mortgage could, in the event of the foreclosure of such fee mortgage, elect to terminate the applicable lease, and, thereby, your mortgage lien on such leasehold interest would terminate.

In general, the leases do not prohibit the lessee from encumbering its interest in the property, though in some cases, consent of the lessor may be required.  We do not expect to receive such consent prior to the issuance of the exchange notes. Therefore, there is a risk that mortgages on such leased real property will not be delivered as security for the notes.

We do not expect that mortgages on all of our real properties intended to constitute collateral that are intended to secure the notes will be delivered and recorded at the time of the issuance of the exchange notes.  In addition, title insurance policies insuring the mortgage liens in favor of the holders and land surveys will not be in place at the time of the issuance of the notes.  Any issues that we are not able to resolve in connection with the delivery and recordation of the mortgages and the delivery of the title insurance policies and surveys may impact the value of the collateral.  Delivery and recordation of such mortgages after the issue date of the notes increases the risk that the liens granted by those mortgages could be avoided.  One or more of these mortgages may constitute a significant portion of the value of the collateral securing the notes and the guarantees.

We do not expect that mortgages on the properties intended to secure the notes will be in place at the time of the issuance of the exchange notes.  The properties constitute a significant portion of the value of the collateral intended to secure the notes.  In addition, mortgagee title insurance policies will not be in place at the time of the issuance of the exchange notes to insure, among other things, (i) loss resulting from the entity represented by us to be the fee owner thereof not holding valid fee title to the properties or such fee being encumbered by unpermitted liens and (ii) the validity and second lien priority of the mortgage granted to the collateral agent for its benefit, and for the benefit of the trustee and the holders of the notes.  There will be no independent assurance prior to issuance of the exchange notes that all properties contemplated to be mortgaged as security for the notes will be mortgaged, or that we hold the real property interests we represent we hold or that we may mortgage such interests, or that there will be no lien encumbering such real property interests other than those permitted by the Indenture.  Moreover, land surveys will not be completed in connection with the issuance of the mortgagee title insurance policies.  As a result, there is no independent assurance that, among other things, no encroachments, adverse possession claims, zoning or other restrictions exist with respect to the properties intended to be mortgaged which could result in a material adverse effect on the value or utility of such properties.

The title insurance process could reveal certain issues that we will not be able to resolve.  If we are unable to resolve any issues raised by the surveys or that are otherwise raised in connection with obtaining the mortgages or title insurance policies, the mortgages and title insurance policies will be subject to such issues.  Such issues could have a significant impact on the value of the collateral or any recovery under the title insurance policies.  If we are unable to obtain any mortgage or title insurance policy on any of the real property intended to constitute collateral for the notes and guarantees, the value of the collateral securing the notes and the guarantees will be significantly reduced.

We are required to use commercially reasonable efforts to put such mortgages in place and to obtain title insurance on the properties within 90 days following the issuance of the initial notes.

Any future pledge of collateral in favor of the collateral agent for its benefit and for the benefit of the trustee and the holders of the notes, including pursuant to the mortgages, which we are not required to deliver to the collateral agent on the settlement date, and the other security documents delivered after the date of the Indenture, could be avoidable in bankruptcy.  If we or any Guarantor were to become subject to a bankruptcy proceeding after the issue date of the notes, any mortgage or security interest in other collateral delivered after the issue date of the notes would face a greater risk than security interests in place on the issue date of being avoided by the pledgor (as debtor in possession) or by its trustee in bankruptcy as a preference under bankruptcy law if certain events or circumstances exist or occur, including if the pledgor is insolvent at the time of the pledge, the pledge permits the holders of the notes to receive a greater recovery than if the pledge had not been given and a bankruptcy proceeding in respect of the pledgor is commenced within 90 days following the pledge, or, in certain circumstances, a longer period.  To the extent that the grant of any such mortgage or other security interest is avoided as a preference, you would lose the benefit of such mortgage or security interest.

Updated surveys will not be obtained for any real property.  As a result, any matters that could have been revealed by a current survey could have a significant impact on the value of the collateral or any recovery under the mortgages.

In connection with the issuance of the notes, we are required to provide copies of any existing surveys but are not required to provide new or updated surveys with respect to our real properties intended to constitute collateral for the notes.  As a result, there is no independent assurance that, among other things, (i) the real property encumbered by each mortgage includes the property owned by us or the Guarantors that was intended to be mortgaged and (ii) no encroachments, adverse possession claims, zoning or other restrictions exist with respect to such real properties which could result in a material adverse effect on the value or utility of such real properties.

State law may limit the ability of the collateral agent for the holders of the notes to foreclose on the real property and improvements and leasehold interests included in the collateral.

The notes are be secured by, among other things, liens on real property and improvements located in several states.  The laws of such states may limit the ability of the trustee and the holders of the notes to foreclose on the improved real property collateral located in that state.  State law governs the perfection, enforceability and foreclosure of mortgage liens against real property interests which secure debt obligations such as the notes.  These laws may impose procedural requirements for foreclosure different from and necessitating a longer time period for completion than the requirements for foreclosure of security interests in personal property.  Debtors may have the right to reinstate defaulted debt (even if it has been accelerated) before the foreclosure date by paying the past due amounts and a right of redemption after foreclosure.  Governing laws may also impose security first and one form of action rules which can affect the ability to foreclose or the timing of foreclosure on real and personal property collateral regardless of the location of the collateral and may limit the right to recover a deficiency following a foreclosure.

The holders of the notes and the trustee also may be limited in their ability to enforce a breach of the “no liens” covenant.  Some decisions of state courts have placed limits on a lender’s ability to accelerate debt secured by real property upon breach of covenants prohibiting the creation of certain junior liens or leasehold estates, and a lender may need to demonstrate that enforcement is reasonably necessary to protect against impairment of the lender’s security or to protect against an increased risk of default.  Although the foregoing court decisions may have been preempted, at least in part, by certain federal laws, the scope of such preemption, if any, is uncertain.  Accordingly, a court could prevent the trustee and the holders of the notes from declaring a default and accelerating the notes by reason of a breach of this covenant, which could have a material adverse effect on the ability of holders to enforce the covenant.

The notes will be secured by liens on the collateral on a junior lien basis.

Under the terms of the Senior Secured Revolving Credit Facility and the Indenture, we may incur additional secured debt that would be secured by liens on the collateral that rank pari passu with the liens on the collateral securing the notes.  The notes collateral agent has entered into an Intercreditor Agreement (as defined in “Description of Notes—Security—Intercreditor Agreement”), which contains provisions governing the treatment of the liens on the collateral of the notes collateral agent, the distribution of proceeds received from the sale of any collateral, and other provisions governing the exercise of remedies and the foreclosure on the collateral by the notes collateral agent.

Future restructuring may reduce the value or the amount of the collateral securing the notes.

Our business plan may involve the incurrence of additional debt (including secured debt) by us.  Although we and each of the Guarantors has granted liens on substantially all of its own assets, subject to certain exceptions, in many cases valuable assets are owned by entities in our corporate structure that are not, and are not contemplated to be, Guarantors and are not required to grant liens on their assets.  With regard to the collateral securing the notes, our business plans may include the continued sale of substantial portions of such collateral or the businesses that generate such collateral.  See “Description of Notes—Collateral—Release.”  In addition, although the lien granted by us and the Guarantors extends to property subsequently to be acquired by the Guarantors, there can be no assurances that new property will be acquired in the future.

The terms of the Indenture also permit us to incur significant additional debt and to grant additional senior liens on certain other assets that do not constitute collateral securing the notes to secure other debt without equally and ratably securing the notes with such assets.  See “Description of Notes—Certain Covenants.”

Subject to the terms of the Indenture, the Senior Secured Revolving Credit Facility may be refinanced and the terms and conditions of such refinanced indebtedness may differ from those of the Senior Secured Revolving Credit Facility as of the date hereof.  Following any such refinancing, the lien on the collateral in favor of the notes collateral agent securing the notes will continue to be subordinated to any lien securing such refinanced indebtedness.

Under the Intercreditor Agreement, the rights that would otherwise be available to the holders of the notes as creditors are substantially limited.

The Intercreditor Agreement could affect your rights as a creditor in ways that they would not be affected if the notes were not secured and there was no Intercreditor Agreement.  For instance, the Intercreditor Agreement generally provides, among other things, that:

•      none of the notes collateral agent or any holder of the notes may challenge the validity or priority of the liens securing the Senior Secured Revolving Credit Facility or the validity or amount of the obligations under the Senior Secured Revolving Credit Facility;

•      if the notes collateral agent and any holder of the notes receive any payment on account of the notes collateral agent’s lien (as applicable) on the collateral as a result of the exercise of remedies by such agent or such holder prior to the obligations under the Senior Secured Revolving Credit Facility being repaid in full in cash, then such agent, holder or secured party will be required to turn over such amount to the lenders under the Senior Secured Revolving Credit Facility regardless of whether any such obligations or any lien on the collateral securing such obligations is otherwise found to be unenforceable or subordinated to any other claim or lien or is otherwise recharacterized under applicable law;

•      if for any reason it is determined that any or all of the liens on the collateral securing the Senior Secured Revolving Credit Facility are void or otherwise not entitled to proceeds of the collateral, the aggregate amount of proceeds on the collateral available to satisfy the liens securing the exchange notes and the Senior Secured Revolving Credit Facility will be reduced;

•      the notes collateral agent and any holder of the notes are prohibited from enforcing the notes collateral agent’s (as applicable) liens on the collateral or objecting to the exercise of certain remedies by the lenders under the Senior Secured Revolving Credit Facility;

•      even though commercially reasonable, decisions made by the lenders under the Senior Secured Revolving Credit Facility could nonetheless reduce or delay amounts available for distribution to the notes collateral agent and any holder of the notes;

•      the notes collateral agent and any holder of the notes may be prohibited from, or limited in taking certain significant actions in connection with any bankruptcy or insolvency proceeding including: (i) objecting to the use of cash collateral or to certain “debtor-in-possession” financings secured by liens on the collateral, (ii) objecting to any request for “adequate protection” by the senior lenders or the holders of the senior obligations and (iii) voting on any plan of reorganization, making filings and making any arguments that are inconsistent with the vote of the lenders under the Senior Secured Revolving Credit Facility or the Intercreditor Agreement; and

•      the liens on the collateral securing the notes will be automatically released upon the release of such collateral in favor of the lenders under the Senior Secured Revolving Credit Facility in connection with certain releases of collateral permitted under the Senior Secured Revolving Credit Facility or in connection with the exercise of remedies in respect of the collateral by the lenders under the Senior Secured Revolving Credit Facility.  See “Description of Notes—Collateral—Release.”

As a result of these provisions and the other terms of the Intercreditor Agreement, the holders of the notes will be prohibited from or limited in taking certain actions and it is possible that, if the collateral is insufficient to provide excess value after giving effect to the repayment of the senior obligations, the recovery of the holders of the notes may not exceed proportionately the amount recovered by our unsecured creditors in a bankruptcy or liquidation proceeding.  See “Description of Notes—Security—Intercreditor Agreement.”

Bankruptcy laws may limit your ability to realize value from the collateral.

The right of the collateral agent to repossess and dispose of the collateral upon the occurrence of an event of default under the Indenture is likely to be significantly impaired by applicable bankruptcy law if a bankruptcy case were to be commenced by or against us before the collateral agent repossessed and disposed of the collateral.  Upon the commencement of a case under Title 11 of the United States Code, as amended (the “Bankruptcy Code”), a secured creditor such as the collateral agent is prohibited from repossessing its security from a debtor in such a case, or from disposing of security repossessed from such debtor, without bankruptcy court approval, which may not be given.  Moreover, the Bankruptcy Code permits the debtor to continue to retain and use collateral even though the debtor is in default under the applicable debt instruments, provided that the secured creditor is given “adequate protection.”  The meaning of the term “adequate protection” may vary according to circumstances, but it is intended in general to protect the value of the secured creditor’s interest in the collateral as of the commencement of the bankruptcy case and may include cash payments or the granting of additional security if and at such times as the court in its discretion determines that the value of the secured creditor’s interest in the collateral is declining during the pendency of the case.  A bankruptcy court may determine that a secured creditor may not require compensation for a diminution in the value of its collateral if the value of the collateral exceeds the debt it secures.

In view of the lack of a precise definition of the term “adequate protection” and the broad discretionary power of a bankruptcy court, it is impossible to predict:

•      how long payments under the notes could be delayed following commencement of a bankruptcy case;

•      whether or when the collateral agent could repossess or dispose of the collateral;

•      the value of the collateral at the time of the bankruptcy petition; or

•      whether or to what extent holders of the notes would be compensated for any delay in payment or loss of value of the collateral through the requirement of “adequate protection.”

After such a filing, the value of the collateral securing the notes could materially deteriorate.  The right of the holders of the notes on the collateral to foreclose upon and sell the collateral upon the occurrence of an event of default also would be subject to limitations under applicable bankruptcy laws if any of the Guarantors become subject to a bankruptcy proceeding.

Any disposition of the collateral during a bankruptcy case would also require permission from the court.  Furthermore, in the event a bankruptcy court determines the value of the collateral is not sufficient to repay all amounts due on the notes, the holders of the notes would hold a secured claim only to the extent of the value of the collateral to which the holders of the notes are entitled and unsecured claims with respect to such short-fall.  The Bankruptcy Code only permits the payment and accrual of post-petition interest, costs and attorney’s fees to a secured creditor during a debtor’s bankruptcy case to the extent the value of its collateral is determined by the court to exceed the aggregate outstanding principal amount of, and any unpaid pre-petition interest on, the obligations secured by the collateral.

Fraudulent conveyance laws may permit courts to void our subsidiaries’ guarantees of the notes in specific circumstances, which would interfere with the payment under the guarantees.

Although the guarantees provide you with a direct claim against the assets of the Guarantors, federal and state statutes may allow courts, under specific circumstances described below, to void the guarantees of the notes or subordinate claims with respect to a guarantee to all other debts of that Guarantor.  If a voidance occurs, holders of the notes might be required to return payments received from the Guarantors in the event of any of the Guarantors’ bankruptcy or other financial difficulty.  In addition, a bankruptcy court could void (i.e., cancel) any payments by that Guarantor pursuant to its guarantee and require those payments to be returned to the Guarantor or to a fund for the benefit of the other creditors of the Guarantor.

The court might take these actions if it found, among other things, that when a Guarantor executed its guarantee (or, in some jurisdictions, when it became obligated to make payments under its guarantee):

•      such Guarantor received less than reasonably equivalent value or fair consideration for incurring the guarantee; and

•      such Guarantor:

•      was insolvent or was rendered insolvent by reason of the incurrence;

•      was engaged, or about to engage, in a business or transaction for which the assets remaining with it constituted unreasonably small capital to carry on such business;

•      intended to incur, or believed that it would incur, debts beyond its ability to pay as those debts matured; or

•      was a defendant in an action for money damages, or had a judgment for money damages entered against it, if, in either case, after final judgment the judgment was unsatisfied.

A bankruptcy court would likely find that a Guarantor received less than fair consideration or reasonably equivalent value for its guarantee to the extent that it did not receive direct or indirect benefit from the issuance of the notes.  The court could also void a guarantee if it found that the subsidiary issued its guarantee with actual intent to hinder, delay or defraud current or future creditors.  The tests for fraudulent conveyance, including the criteria for insolvency, will vary depending upon the law of the jurisdiction that is being applied.  Generally, however, a debtor would be considered insolvent if, at the time the debtor incurred the debt, either:

•      the sum of the debtor’s debts and liabilities, including contingent liabilities, was greater than the debtor’s assets at fair valuation; or

•      the present fair saleable value of the debtor’s assets was less than the amount required to pay the probable liability on the debtor’s total existing debts and liabilities, including contingent liabilities, as they became absolute and matured.

We cannot predict what standard a court would apply in order to determine whether a Guarantor was insolvent as of the date it issued the guarantee or whether, regardless of the method of valuation, a court would determine that the Guarantor was insolvent on that date, or whether a court would determine that the payments under the guarantee constituted fraudulent transfers or conveyances on other grounds.

If a guarantee is deemed to be a fraudulent transfer or conveyance, it could be voided altogether, or it could be subordinated to all other debts of the Guarantor.  In such case, any payment by the Guarantor pursuant to its guarantee could be required to be returned to the Guarantor or to a fund for the benefit of the creditors of the Guarantor.  If a guarantee is voided or held unenforceable for any other reason, holders of the notes would cease to have a claim against the Guarantor based on the guarantee and would be creditors only of the Issuer and any Guarantor whose guarantee was not similarly voided or otherwise held unenforceable.

Any future pledge of collateral might be avoidable in bankruptcy.

Any future pledge of collateral in favor of the notes collateral agent, including pursuant to security documents delivered after the date of the Indenture, might be avoidable by the pledgor (as debtor in possession) or by its trustee in bankruptcy if certain events or circumstances exist or occur, including, among others, if the pledgor is insolvent at the time of the pledge, the pledge permits the holders of the notes to receive a greater recovery than if the pledge had not been given and a bankruptcy proceeding in respect of the pledgor is commenced within 90 days following the pledge, or, in certain circumstances, a longer period.

The assets of our subsidiaries that are not Guarantors will be subject to prior claims by creditors of those subsidiaries.

We conduct a substantial portion of our business through our subsidiaries.  You will not have a claim as a creditor against our subsidiaries that are not Guarantors of the notes.  Therefore, the assets of our non-guarantor subsidiaries will be subject to prior claims by creditors of those subsidiaries, including trade creditors, whether secured or unsecured.  Unrestricted subsidiaries under the Indenture are also not subject to the covenants in the Indenture.  As of October 27, 2012, the subsidiaries that are not Guarantors represented approximately 14.1% of our assets.  See “Description of Notes—Brief Description of Notes and the Note Guarantees.”

Your rights in the collateral may be adversely affected by the failure to perfect security interests in certain collateral in the future.

Applicable law requires that certain property and rights acquired after the grant of a general security interest, such as real property, equipment subject to a certificate and certain proceeds, among others, can only be perfected at the time such property and rights are acquired and identified.  The trustee or the collateral agent may not monitor, or we may not inform the trustee or the collateral agent of, the future acquisition of property and rights that constitute collateral, and necessary action may not be taken to properly perfect the security interest in such after-acquired collateral.  The notes collateral agent has no obligation to monitor the acquisition of additional property or rights that constitute collateral or the perfection of any security interest in the collateral in favor of the notes collateral agent against third parties.  Such failure may result in the loss of the security interest therein or the priority of the security interest in the collateral in favor of the notes collateral agent against third-parties.

The collateral is subject to casualty risks.

We intend to maintain insurance or otherwise insure against hazards, including through self-insurance, in a manner appropriate and customary for our business.  There are, however, certain losses that may be either uninsurable or not economically insurable, in whole or in part.  Insurance proceeds may not compensate us fully for our losses.  If there is a complete or partial loss of any of the pledged collateral, the insurance proceeds may not be sufficient to satisfy all of the secured obligations, including the notes and the guarantees.

We may not be able to satisfy our obligations to holders of the notes upon a change of control.

Upon the occurrence of a “change of control,” as defined in the Indenture, each holder of the notes will have the right to require us to purchase the notes at a price equal to 101% of the principal amount, together with any accrued and unpaid interest.  Our failure to purchase, or give notice of purchase of, the notes would be a default under the Indenture, which would in turn be a default under our Senior Secured Revolving Credit Facility.  In addition, a change of control may constitute an event of default under our Senior Secured Revolving Credit Facility.  A default under our Senior Secured Revolving Credit Facility would result in an event of default under the Indenture if the lenders accelerate the debt under our Senior Secured Revolving Credit Facility.

If a change of control occurs, we may not have enough assets to satisfy all obligations under our Senior Secured Revolving Credit Facility and the Indenture.  Upon the occurrence of a change of control, we could seek to refinance the indebtedness under our Senior Secured Revolving Credit Facility and the notes or obtain a waiver from the lenders or holder of the notes.  There can be no assurance, however, that we would be able to obtain a waiver or refinance our indebtedness on commercially reasonable terms, if at all.

Courts interpreting change of control provisions under New York law (which will govern the indenture) have not provided clear and consistent meanings of such change of control provisions, which leads to subjective judicial interpretation.  In addition, a recent court case in Delaware has questioned whether a change of control provision contained in an indenture could be unenforceable on public policy grounds.  No assurances can be given that another court would enforce the change of control provisions in our indenture as written for the benefit of the holders.

Risks Related to the Exchange Offer

If you do not properly tender your initial notes, you will continue to hold unregistered initial notes and be subject to the same limitations on your ability to transfer initial notes.

We will only issue exchange notes in exchange for initial notes that are timely received by the exchange agent together with all required documents, including a properly completed and signed letter of transmittal.  Therefore, you should allow sufficient time to ensure timely delivery of the initial notes and you should carefully follow the instructions on how to tender your initial notes.  Neither we nor the exchange agent are required to tell you of any defects or irregularities with respect to your tender of the initial notes.  If you are eligible to participate in the exchange offer and do not tender your initial notes or if we do not accept your initial notes because you did not tender your initial notes properly, then, after we consummate the exchange offer, you will continue to hold initial notes that are subject to the existing transfer restrictions and will no longer have any registration rights or be entitled to any additional interest with respect to the initial notes.  In addition:

•      if you tender your initial notes for the purpose of participating in a distribution of the exchange notes, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes; and

•      if you are a broker-dealer that receives exchange notes for your own account in exchange for initial notes that you acquired as a result of market-making activities or any other trading activities, you will be required to acknowledge that you (i) have not entered into any arrangement or understanding with the Issuer or an affiliate of the Issuer to distribute those exchange notes and (ii) will deliver a prospectus in connection with any resale of those exchange notes.

We have agreed that, for a period of 180 days after the exchange offer is consummated, we will make this prospectus available to any broker-dealer for use in connection with any resales of the exchange notes.

After the exchange offer is consummated, if you continue to hold any initial notes, you may have difficulty selling them because there will be fewer initial notes outstanding.

Your ability to transfer the exchange notes may be limited by the absence of an active trading market, and there is no assurance that any active trading market will develop for the exchange notes.

The exchange notes are a new issue of securities for which there is no existing trading market.  Accordingly, we cannot assure you that a liquid market for the exchange notes will develop or, if developed, that it will continue or that you will be able to sell your exchange notes at a particular time or that the prices that you receive when you sell the exchange notes will be favorable.

We do not intend to apply for listing or quotation of the exchange notes on any securities exchange or automated quotation system. The liquidity of any market for the exchange notes is subject to a number of factors, including:

•      the number of holders of exchange notes;

•      our operating performance and financial condition;

•      our ability to complete the offer to exchange the initial for the exchange notes;

•      the market for similar securities;

•      the interest of securities dealers in making a market in the exchange notes; and

•      prevailing interest rates.

We understand that one or more of the initial purchasers with respect to the initial notes presently intend to make a market in the exchange notes.  However, they are not obligated to do so, and any market-making activity with respect to the exchange notes may be discontinued at any time without notice.  In addition, any market-making activity will be subject to the limits imposed by the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and may be limited during the exchange offer or the pendency of an applicable shelf registration statement.  There can be no assurance that an active trading market will exist for the exchange notes or that any trading market that does develop will be liquid or sustained.

The issuance of the exchange notes may adversely affect the market for the initial notes.

To the extent the initial notes are tendered and accepted in the exchange offer, the trading market for the untendered and tendered but unaccepted initial notes could be adversely affected.  Because we anticipate that most holders of the initial notes will elect to exchange their initial notes for exchange notes due to the absence of restrictions on the resale of exchange notes under the Securities Act, we anticipate that the liquidity of the market for any initial notes remaining after the completion of this exchange offer may be substantially limited.  Please refer to the section in this prospectus entitled “The Exchange Offer—Your Failure to Participate in the Exchange Offer Will Have Adverse Consequences.”

Some persons who participate in the exchange offer must deliver a prospectus in connection with resales of the exchange notes.

Based on interpretations of the staff of the SEC contained in Exxon Capital Holdings Corp., SEC no-action letter (April 13, 1988), Morgan Stanley & Co. Inc., SEC no-action letter (June 5, 1991) and Shearman & Sterling, SEC no-action letter (July 2, 1983), we believe that you may offer for resale, resell or otherwise transfer the exchange notes without compliance with the registration and prospectus delivery requirements of the Securities Act.  However, in some instances described in this prospectus under “Plan of Distribution,” you will remain obligated to comply with the registration and prospectus delivery requirements of the Securities Act to transfer your exchange notes.  In these cases, if you transfer any exchange note without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from registration of your exchange notes under the Securities Act, you may incur liability under the Securities Act.  We do not and will not assume, or indemnify you against, this liability.

USE OF PROCEEDS

We will not receive any cash proceeds from the issuance of the exchange notes in exchange for the outstanding initial notes.  We are making this exchange solely to satisfy our obligations under the registration rights agreements entered into in connection with the offering of the initial notes.  In consideration for issuing the exchange notes, we will receive initial notes in like aggregate principal amount.

CAPITALIZATION

The following table sets forth our consolidated cash and cash equivalents and our capitalization as of October 27, 2012.  The information presented in the table below should be read in conjunction with the consolidated historical financial statements and notes thereto that are included in our filings with the SEC that are incorporated by reference into this prospectus.

October 27, 2012
(Unaudited, in millions)

Cash and cash equivalents	$8.1
Long-term debt, including current maturities
Senior Secured Revolving Credit Facility	272.3
10 5/8% Second Lien Senior Secured Notes due 2017	330.0
Mortgage Loan Facility	227.1
Mortgage note	1.5
Capital leases	57.6
10¼% Senior Notes due 2014	134.0
Total debt	1,022.5
Total shareholders’ equity	40.3
Total capitalization	$1,062.8

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our consolidated ratio of earnings to fixed charges for each of the periods indicated.  In computing the ratio of earnings to fixed charges: (i) earnings were the income from continuing operations before income taxes, fixed charges, amortization of capitalized interest and excluding capitalized interest; and (ii) fixed charges were the sum of interest expense, amortization of debt issuance costs and debt discount, capitalized interest and the estimated interest component included in rental expense.

	Thirty-nine weeks ended		Fiscal years ended
	October 27, 2012	October 29, 2011	January 28, 2012	January 29, 2011	January 30, 2010	January 31, 2009	February 2, 2008
Ratio of earnings to fixed charges (1)	—	—	—	1.16x	—	—	1.13x

(1)     In order to achieve a ratio of 1.00, additional income before taxes of $94,638,000 and $91,214,000 would be required for the thirty-nine weeks ended October 27, 2012 and October 29, 2011, respectively, and $14,026,000, $12,065,000 and $107,084,000 would be required for fiscal years ended January 28, 2012, January 30, 2010 and January 31, 2009, respectively.

DESCRIPTION OF CERTAIN OTHER INDEBTEDNESS

Senior Secured Revolving Credit Facility

On March 21, 2011, The Bon-Ton Department Stores, Inc., The Elder-Beerman Stores Corp., Carson Pirie Scott II, Inc., Bon-Ton Distribution, Inc., The Bon-Ton Stores of Lancaster, Inc. and McRIL, LLC, as borrowers (the “Borrowers”), and Bon-Ton and certain other subsidiaries as obligors (together with the Borrowers and Bon-Ton, the “Obligors”) entered into the Second Amended and Restated Loan and Security Agreement (the “Senior Secured Revolving Credit Facility”) with Bank of America, N.A., as Agent, and certain financial institutions as lenders, that amended and restated the revolving credit facility entered into on December 4, 2009 (the “2009 Revolving Credit Facility”), which was an amendment and restatement of the Loan and Security Agreement entered into on March 6, 2006.  On October 25, 2012, the Obligors entered into a first amendment to the Senior Secured Revolving Credit Facility.  The Senior Secured Revolving Credit Facility provides for a revolving credit facility of $675 million that expires on the earlier of (a) March 21, 2016 and (b) the date that is 60 days prior to the earliest of the maturity date of (x) the old notes (y) the Mortgage Loan Facility or (z) the Junior Debt (as defined in the Senior Secured Revolving Credit Facility).  All borrowings under the Senior Secured Revolving Credit Facility are limited by amounts available pursuant to a borrowing base calculation, which is based on percentages of eligible inventory, real estate and credit card receivables, in each case subject to reductions for applicable reserves.

The terms of the Senior Secured Revolving Credit Facility are substantially based on the terms of the 2009 Revolving Credit Facility.  The Borrowers are jointly and severally liable for all of the obligations incurred under the Senior Secured Revolving Credit Facility and the other loan documents, which obligations are guaranteed on a joint and several basis by Bon-Ton, the other Obligors and all future domestic subsidiaries of the Obligors (subject to certain exceptions).  The proceeds of the Senior Secured Revolving Credit Facility were used to pay the obligations under the 2009 Revolving Credit Facility and will be used for other general corporate purposes.

Commitments for loans under the Senior Secured Revolving Credit Facility are in two tranches: Tranche A revolving commitments of $575 million (which includes a $150 million sub-line for letters of credit and $75 million for swing line loans) and Tranche A-1 revolving commitments of $100 million.  The Senior Secured Revolving Credit Facility provides that the Borrowers may make requests to increase the Tranche A revolving commitments up to $800 million in the aggregate upon the satisfaction of certain conditions, provided that the lenders are under no obligation to provide any such increases.

Borrowings under the Senior Secured Revolving Credit Facility will be at either (1) Adjusted LIBOR (based on the British Bankers Association per annum LIBOR Rate for an interest period selected by the Borrowers) plus an applicable margin or (2) a base rate (based on the highest of (a) the Federal Funds Rate plus 0.5%, (b) the Bank of America prime rate, and (c) Adjusted LIBOR based on an interest period of one month plus 1.0%) plus the applicable margin.  The applicable margin is based upon the excess availability under the Senior Secured Revolving Credit Facility.  The Borrowers are required to pay an unused line fee to the lenders for unused commitments at a rate of 0.375% to 0.50% per annum, based upon the unused portion of the total commitment under the Senior Secured Revolving Credit Facility.

The Senior Secured Revolving Credit Facility is secured by a first-priority security interest in substantially all of the current and future assets of the Borrowers and the other Obligors, including, but not limited to, inventory, general intangibles, trademarks, equipment, certain real estate and proceeds from any of the foregoing, subject to certain exceptions and permitted liens.

The financial covenant contained in the Senior Secured Revolving Credit Facility requires that the minimum excess availability be an amount greater than or equal to the greater of (1) 10% of the lesser of: (a) the aggregate commitments at such time and (b) the aggregate borrowing base at such time and (2) $50 million.  The affirmative covenants include requirements that the Obligors and their subsidiaries provide the lenders with certain financial statements, forecasts and other reports, borrowing base certificates and notices; comply with various federal, state and local rules and regulations, their organizational documents and their material contracts; maintain their properties; and take certain actions with respect to any future subsidiaries.  In addition, there are certain limitations on the Obligors and their subsidiaries, including limitations on any debt the Obligors may have in addition to the existing debt, and the terms of that debt; acquisitions, joint ventures and investments; mergers and consolidations; dispositions of property; dividends by Bon-Ton (dividends, redemption or repurchases of equity securities of Bon-Ton may not, in an aggregate amount, exceed $10 million in any year or $30 million during the term of the agreement; however, additional dividends may be paid subject to meeting other requirements); transactions with affiliates; changes in the business or corporate structure of the Obligors or their subsidiaries; prepaying, redeeming or repurchasing certain debt; changes in accounting policies or reporting practices, unless required by GAAP; and speculative transactions.  The Senior Secured Revolving Credit Facility also provides that it is a condition precedent to borrowing that no event has occurred that could reasonably be expected to have a material adverse effect, as defined in the agreement, on Bon-Ton.  If we fail to comply with the financial covenants or the other restrictions contained in the Senior Secured Revolving Credit Facility, Mortgage Loan Facility or the indenture governing the old notes, an event of default would occur.  An event of default could result in the acceleration of our debt due to the cross-default provisions within the debt agreements.  The borrowing base calculation under the Senior Secured Revolving Credit Facility contains an inventory advance rate subject to periodic review at the lenders’ discretion.

As of October 27, 2012, including the issuance of the initial notes, we had borrowings under the Senior Secured Revolving Credit Facility of approximately $272 million, approximately $400 million of borrowing availability (before taking into account the minimum borrowing availability covenant of approximately $68 million) and letter-of-credit commitments of approximately $3 million.

10¼% Senior Notes due 2014

On March 6, 2006, The Bon-Ton Department Stores, Inc. entered into the Old Notes Indenture (the “Old Notes Indenture”) with The Bank of New York, as trustee, under which The Bon-Ton Department Stores, Inc. issued $510 million aggregate principal amount of its 10¼% Senior Notes due 2014, referred to herein as the “old notes.”  The old notes are guaranteed on a senior unsecured basis by Bon-Ton and by each of its subsidiaries that is an Obligor under the Senior Secured Revolving Credit Facility.  The old notes mature on March 15, 2014.  The interest rate of the old notes is fixed at 10¼% per year.  Interest on the old notes is payable on March 15 and September 15 of each year, beginning on September 15, 2006.  The Old Notes Indenture includes covenants that limit the ability of Bon-Ton and its restricted subsidiaries to, among other things, incur additional debt, pay dividends (not to exceed $0.24 per share in any year) and make distributions, make certain investments, enter into certain types of transactions with affiliates, use assets as security in other transactions, and sell certain assets or merge with or into other companies.

As of July 9, 2012, after giving effect to the offer to exchange any and all of the old notes for the initial notes, an aggregate principal amount of $134 million of the old notes remain outstanding.

Mortgage Loan Facility

On March 6, 2006, each bankruptcy remote special purpose entity (each an “SPE” and, collectively, the “SPEs”) that is an indirect wholly owned subsidiary of Bon-Ton entered into a Loan Agreement with Bank of America, N.A., as lender, pursuant to which Bank of America, N.A. provided two mortgage loan facilities in the aggregate principal amount of $260 million (collectively, the “Mortgage Loan Facility”).  The Mortgage Loan Facility has a term of ten years and is secured by mortgages on 23 retail stores and one distribution center owned by the SPEs.  Each SPE entered into a lease with each of Bon-Ton’s subsidiaries operating on such SPE’s properties.  A portion of the rental income received under these leases will be used to pay the debt service under the Mortgage Loan Facility.  The Mortgage Loan Facility requires level monthly payments of principal and interest based on an amortization period of 25 years and the balance outstanding at the end of ten years will then become due and payable.  The interest rate for the Mortgage Loan Facility is a fixed rate of 6.2125%.  Financial covenants contained in the Mortgage Loan Facility require that the SPEs maintain certain financial thresholds, as defined in the agreements.  In addition, the SPEs are required to establish lease shortfall reserve accounts pursuant to the terms of the Mortgage Loan Facility.  If the SPEs’ EBITDA (earnings before interest, taxes, depreciation and amortization) falls below prescribed levels, excess cash, as defined in the agreement, shall be deposited in the lease shortfall reserve account and access to these funds is restricted.

THE EXCHANGE OFFER

Terms of the Exchange Offer

We are offering to exchange our exchange notes for a like aggregate principal amount of our initial notes.

The exchange notes that we propose to issue in this exchange offer will be substantially identical to the form and terms of our initial notes except that, unlike our initial notes, the exchange notes will have no transfer restrictions or registration rights.  You should read the description of the exchange notes in the section in this prospectus entitled “Description of Notes.”

We reserve the right in our sole discretion to purchase or make offers for any initial notes that remain outstanding following the expiration or termination of this exchange offer and, to the extent permitted by applicable law, to purchase initial notes in the open market or privately negotiated transactions, one or more additional tender or exchange offers or otherwise.  The terms and prices of these purchases or offers could differ significantly from the terms of this exchange offer.

Expiration Date; Extensions; Amendments; Termination

This exchange offer will expire at midnight, New York City time, on                             , 2012, unless we extend it in our reasonable discretion.  The expiration date of this exchange offer will be at least 20 business days after the commencement of the exchange offer in accordance with Rule 14e-1(a) under the Exchange Act.

We expressly reserve the right to delay acceptance of any initial notes (only due to an extension of this exchange offer) in accordance with Rule 14e-1(c), extend or terminate this exchange offer and not accept any initial notes that we have not previously accepted if any of the conditions described below under “—Conditions to the Exchange Offer” have not been satisfied or waived by us.  We will notify the exchange agent of any extension by oral notice promptly confirmed in writing or by written notice.  We will also notify the holders of the initial notes by a press release or other public announcement communicated before 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date unless applicable laws require us to do otherwise and we will disclose the number of initial notes tendered as of the date of the notice.

We also expressly reserve the right to amend the terms of this exchange offer in any manner.  If we make any material change, we will promptly disclose this change in a manner reasonably calculated to inform the holders of our initial notes of the change including providing public announcement or giving oral or written notice to these holders.  A material change in the terms of this exchange offer could include a change in the timing of the exchange offer, a change in the exchange agent and other similar changes in the terms of this exchange offer.  If we make any material change to this exchange offer, we will disclose this change by means of a post-effective amendment to the registration statement which includes this prospectus and will distribute an amended or supplemented prospectus to each registered holder of initial notes.  In addition, we will extend this exchange offer for an additional five to ten business days as required by the Exchange Act, depending on the significance of the amendment, if the exchange offer would otherwise expire during that period.  We will promptly notify the exchange agent by oral notice, promptly confirmed in writing, or written notice of any delay in acceptance, extension, termination or amendment of this exchange offer.

Procedures for Tendering Initial Notes

Proper Execution and Delivery of Letters of Transmittal

To tender your initial notes in this exchange offer, you must use one of the three alternative procedures described below:

(1)                                 Regular delivery procedure: Complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal.  Have the signatures on the letter of transmittal guaranteed if required by the letter of transmittal.  Mail or otherwise deliver the letter of transmittal or the facsimile together with the certificates representing the initial notes being tendered and any other required documents to the exchange agent on or before midnight, New York City time, on the expiration date.

(2)                                 Book-entry delivery procedure: Send a timely confirmation of a book-entry transfer of your initial notes, if this procedure is available, into the exchange agent’s account at The Depository Trust Company in accordance with the procedures for book-entry transfer described under “—Book-Entry Delivery Procedure” below, on or before midnight, New York City time, on the expiration date.

(3)                                 Guaranteed delivery procedure: If time will not permit you to complete your tender by using the procedures described in (1) or (2) above before the expiration date and this procedure is available, comply with the guaranteed delivery procedures described under “—Guaranteed Delivery Procedure” below.

The method of delivery of the initial notes, the letter of transmittal and all other required documents is at your election and risk.  Instead of delivery by mail, we recommend that you use an overnight or hand-delivery service.  If you choose the mail, we recommend that you use registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure timely delivery.  You should not send any letters of transmittal or initial notes to us.  You must deliver all documents to the exchange agent at its address provided below.  You may also request your broker, dealer, commercial bank, trust company or nominee to tender your initial notes on your behalf.

Only a holder of initial notes may tender initial notes in this exchange offer.  A holder is any person in whose name initial notes are registered on our books or any other person who has obtained a properly completed bond power from the registered holder.

If you are the beneficial owner of initial notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your notes, you must contact that registered holder promptly and instruct that registered holder to tender your notes on your behalf.  If you wish to tender your initial notes on your own behalf, you must, before completing and executing the letter of transmittal and delivering your initial notes, either make appropriate arrangements to register the ownership of these notes in your name or obtain a properly completed bond power from the registered holder.  The transfer of registered ownership may take considerable time.

You must have any signatures on a letter of transmittal or a notice of withdrawal guaranteed by:

(1)                                 a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, Inc.;

(2)                                 a commercial bank or trust company having an office or correspondent in the United States; or

(3)                                 an eligible guarantor institution within the meaning of Rule 17Ad-15 under the Exchange Act, unless the initial notes are tendered:

(a)                                 by a registered holder or by a participant in The Depository Trust Company whose name appears on a security position listing as the owner, who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal and only if the exchange notes are being issued directly to this registered holder or deposited into this participant’s account at The Depository Trust Company; or

(b)                                 for the account of a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, Inc., a commercial bank or trust company having an office or correspondent in the United States or an eligible guarantor institution within the meaning of Rule 17Ad-15 under the Exchange Act.

If the letter of transmittal or any bond powers are signed by:

(1)                                 the recordholder(s) of the initial notes tendered: the signature must correspond with the name(s) written on the face of the initial notes without alteration, enlargement or any change whatsoever.

(2)                                 a participant in The Depository Trust Company: the signature must correspond with the name as it appears on the security position listing as the holder of the initial notes.

(3)                                 a person other than the registered holder of any initial notes: these initial notes must be endorsed or accompanied by bond powers and a proxy that authorize this person to tender the initial notes on behalf of the registered holder, in satisfactory form to us as determined in our sole discretion, in each case, as the name of the registered holder or holders appears on the initial notes.

(4)                                 trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity: these persons should so indicate when signing.  Unless waived by us, evidence satisfactory to us of their authority to so act must also be submitted with the letter of transmittal.

To tender your initial notes in this exchange offer, you must make the following representations:

(1)                                 you are authorized to tender, sell, assign and transfer the initial notes tendered and to acquire exchange notes issuable upon the exchange of such tendered initial notes, and that we will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim when the same are accepted by us;

(2)                                 any exchange notes acquired by you pursuant to the exchange offer are being acquired in the ordinary course of business, whether or not you are the holder;

(3)                                 you or any other person who receives exchange notes, whether or not such person is the holder of the exchange notes, has no arrangement or understanding with any person to participate in a distribution of such exchange notes within the meaning of the Securities Act and is not participating in, and does not intend to participate in, the distribution of such exchange notes within the meaning of the Securities Act;

(4)                                 you or such other person who receives exchange notes, whether or not such person is the holder of the exchange notes, is not an “affiliate,” as defined in Rule 405 of the Securities Act, of ours, or if you or such other person is an affiliate, you or such other person will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

(5)                                 if you are not a broker-dealer, you represent that you are not engaging in, and do not intend to engage in, a distribution of exchange notes; and

(6)                                 if you are a broker-dealer that will receive exchange notes for your own account in exchange for initial notes, you represent that the initial notes to be exchanged for the exchange notes were acquired by you as a result of market-making or other trading activities and acknowledge that you will deliver a prospectus in connection with any resale, offer to resell or other transfer of such exchange notes.

You must also warrant that the acceptance of any tendered initial notes by the issuers and the issuance of exchange notes in exchange therefor shall constitute performance in full by the issuers of its obligations under the registration rights agreement relating to the initial notes.

To effectively tender notes through The Depository Trust Company, the financial institution that is a participant in The Depository Trust Company will electronically transmit its acceptance through the Automatic Tender Offer Program.  The Depository Trust Company will then edit and verify the acceptance and send an agent’s message to the exchange agent for its acceptance. An agent’s message is a message transmitted by The Depository Trust Company to the exchange agent stating that The Depository Trust Company has received an express acknowledgment from the participant in The Depository Trust Company tendering the notes that this participant has received and agrees to be bound by the terms of the letter of transmittal, and that we may enforce this agreement against this participant.

Book-Entry Delivery Procedure

Any financial institution that is a participant in The Depository Trust Company’s systems may make book-entry deliveries of initial notes by causing The Depository Trust Company to transfer these initial notes into the exchange agent’s account at The Depository Trust Company in accordance with The Depository Trust Company’s procedures for transfer.  To effectively tender notes through The Depository Trust Company, the financial institution that is a participant in The Depository Trust Company will electronically transmit its acceptance through the Automatic Tender Offer Program.  The Depository Trust Company will then edit and verify the acceptance and send an agent’s message to the exchange agent for its acceptance.  An agent’s message is a message transmitted by The Depository Trust Company to the exchange agent stating that The Depository Trust Company has received an express acknowledgment from the participant in The Depository Trust Company tendering the notes that this participant has received and agrees to be bound by the terms of the letter of transmittal, and that we may enforce this agreement against this participant.  The exchange agent will make a request to establish an account for the initial notes at The Depository Trust Company for purposes of the exchange offer within two business days after the date of this prospectus.

A delivery of initial notes through a book-entry transfer into the exchange agent’s account at The Depository Trust Company will only be effective if an agent’s message or the letter of transmittal or a facsimile of the letter of transmittal with any required signature guarantees and any other required documents is transmitted to and received by the exchange agent at the address indicated below under “—Exchange Agent” on or before the expiration date unless the guaranteed delivery procedures described below are complied with.  Delivery of documents to The Depository Trust Company does not constitute delivery to the exchange agent.

Guaranteed Delivery Procedure

If you are a registered holder of initial notes and desire to tender your notes, and (1) these notes are not immediately available, (2) time will not permit your notes or other required documents to reach the exchange agent before the expiration date or (3) the procedures for book-entry transfer cannot be completed on a timely basis and an agent’s message delivered, you may still tender in this exchange offer if:

(1)                                 you tender through a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, Inc., a commercial bank or trust company having an office or correspondent in the United States, or an eligible guarantor institution within the meaning of Rule 17Ad-15 under the Exchange Act;

(2)                                 on or before the expiration date, the exchange agent receives a properly completed and duly executed letter of transmittal or facsimile of the letter of transmittal, and a notice of guaranteed delivery, substantially in the form provided by us, with your name and address as holder of the initial notes and the amount of notes tendered, stating that the tender is being made by that letter and notice and guaranteeing that within three New York Stock Exchange trading days after the expiration date the certificates for all the initial notes tendered, in proper form for transfer, or a book-entry confirmation with an agent’s message, as the case may be, and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent; and

(3)                                 the certificates for all your tendered initial notes in proper form for transfer or a book-entry confirmation as the case may be, and all other documents required by the letter of transmittal are received by the exchange agent within three New York Stock Exchange trading days after the expiration date.

Acceptance of Initial Notes for Exchange; Delivery of Exchange Notes

Your tender of initial notes will constitute an agreement between you and us governed by the terms and conditions provided in this prospectus and in the related letter of transmittal.

We will be deemed to have received your tender as of the date when your duly signed letter of transmittal accompanied by your initial notes tendered, or a timely confirmation of a book-entry transfer of these notes into the exchange agent’s account at The Depository Trust Company with an agent’s message, or a notice of guaranteed delivery from an eligible institution is received by the exchange agent.

All questions as to the validity, form, eligibility, including time of receipt, acceptance and withdrawal of tenders will be determined by us in our sole discretion. Our determination will be final and binding.

We reserve the absolute right to reject any and all initial notes not properly tendered or any initial notes which, if accepted, would, in our opinion or our counsel’s opinion, be unlawful.  We also reserve the absolute right to waive any conditions of this exchange offer or irregularities or defects in tender as to particular notes with the exception of conditions to this exchange offer relating to the obligations of broker dealers, which we will not waive.  If we waive a condition to this exchange offer, the waiver will be applied equally to all note holders.  Our interpretation of the terms and conditions of this exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties.  Unless waived, any defects or irregularities in connection with tenders of initial notes must be cured within such time as we shall determine.  We, the exchange agent or any other person will be under no duty to give notification of defects or irregularities with respect to tenders of initial notes.  We and the exchange agent or any other person will incur no liability for any failure to give notification of these defects or irregularities.  Tenders of initial notes will not be deemed to have been made until such irregularities have been cured or waived.  The exchange agent will return without cost to their holders any initial notes that are not properly tendered and as to which the defects or irregularities have not been cured or waived promptly following the expiration date.

If all the conditions to the exchange offer are satisfied or waived on the expiration date, we will accept all initial notes properly tendered and will issue the exchange notes promptly thereafter.  Please refer to the section of this prospectus entitled “—Conditions to the Exchange Offer” below.  For purposes of this exchange offer, initial notes will be deemed to have been accepted as validly tendered for exchange when, as and if we give oral or written notice of acceptance to the exchange agent.

We will issue the exchange notes in exchange for the initial notes tendered pursuant to a notice of guaranteed delivery by an eligible institution only against delivery to the exchange agent of the letter of transmittal, the tendered initial notes and any other required documents, or the receipt by the exchange agent of a timely confirmation of a book-entry transfer of initial notes into the exchange agent’s account at The Depository Trust Company with an agent’s message, in each case, in form satisfactory to us and the exchange agent.

If any tendered initial notes are not accepted for any reason provided by the terms and conditions of this exchange offer or if initial notes are submitted for a greater principal amount than the holder desires to exchange, the unaccepted or non-exchanged initial notes will be returned without expense to the tendering holder, or, in the case of initial notes tendered by book-entry transfer procedures described above, will be credited to an account maintained with the book-entry transfer facility, promptly after withdrawal, rejection of tender or the expiration or termination of the exchange offer.

By tendering into this exchange offer, you will irrevocably appoint our designees as your attorney-in-fact and proxy with full power of substitution and resubstitution to the full extent of your rights on the notes tendered.  This proxy will be considered coupled with an interest in the tendered notes.  This appointment will be effective only when, and to the extent that we accept your notes in this exchange offer.  All prior proxies on these notes will then be revoked and you will not be entitled to give any subsequent proxy.  Any proxy that you may give subsequently will not be deemed effective.  Our designees will be empowered to exercise all voting and other rights of the holders as they may deem proper at any meeting of note holders or otherwise.  The initial notes will be validly tendered only if we are able to exercise full voting rights on the notes, including voting at any meeting of the note holders, and full rights to consent to any action taken by the note holders.

Withdrawal of Tenders

Except as otherwise provided in this prospectus, you may withdraw tenders of initial notes at any time before midnight, New York City time, on the expiration date.

For a withdrawal to be effective, you must send a written or facsimile transmission notice of withdrawal to the exchange agent before midnight, New York City time, on the expiration date at the address provided below under “—Exchange Agent” and before acceptance of your tendered notes for exchange by us.

Any notice of withdrawal must:

(1)                                 specify the name of the person having tendered the initial notes to be withdrawn;

(2)                                 identify the notes to be withdrawn, including, if applicable, the registration number or numbers and total principal amount of these notes;

(3)                                 be signed by the person having tendered the initial notes to be withdrawn in the same manner as the original signature on the letter of transmittal by which these notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer sufficient to permit the trustee for the initial notes to register the transfer of these notes into the name of the person having made the original tender and withdrawing the tender;

(4)                                 specify the name in which any of these initial notes are to be registered, if this name is different from that of the person having tendered the initial notes to be withdrawn; and

(5)                                 if applicable because the initial notes have been tendered through the book-entry procedure, specify the name and number of the participant’s account at The Depository Trust Company to be credited, if different than that of the person having tendered the initial notes to be withdrawn.

We will determine all questions as to the validity, form and eligibility, including time of receipt, of all notices of withdrawal and our determination will be final and binding on all parties.  Initial notes that are withdrawn will be deemed not to have been validly tendered for exchange in this exchange offer.

The exchange agent will return without cost to their holders all initial notes that have been tendered for exchange and are not exchanged for any reason, promptly after withdrawal, rejection of tender or expiration or termination of this exchange offer.

You may retender properly withdrawn initial notes in this exchange offer by following one of the procedures described under “—Procedures for Tendering Initial Notes” above at any time on or before the expiration date.

Conditions to the Exchange Offer

We will complete this exchange offer only if:

(1)                                 there is no change in the laws and regulations which would reasonably be expected to impair our ability to proceed with this exchange offer;

(2)                                 there is no change in the current interpretation of the staff of the SEC which permits resales of the exchange notes;

(3)                                 there is no stop order issued by the SEC or any state securities authority suspending the effectiveness of the registration statement which includes this prospectus or the qualification of the indenture for our exchange notes under the Trust Indenture Act of 1939 and there are no proceedings initiated or, to our knowledge, threatened for that purpose;

(4)                                 there is no action or proceeding instituted or threatened in any court or before any governmental agency or body that would reasonably be expected to prohibit, prevent or otherwise impair our ability to proceed with this exchange offer; and

(5)                                 we obtain all governmental approvals that we deem in our sole discretion necessary to complete this exchange offer.

These conditions are for our sole benefit.  We may assert any one of these conditions regardless of the circumstances giving rise to it and may also waive any one of them, in whole or in part, at any time and from time to time, if we determine in our reasonable discretion that it has not been satisfied, subject to applicable law.  Notwithstanding the foregoing, all conditions to the exchange offer must be satisfied or waived before the expiration of this exchange offer.  If we waive a condition to this exchange offer, the waiver will be applied equally to all note holders.  We will not be deemed to have waived our rights to assert or waive these conditions if we fail at any time to exercise any of them. Each of these rights will be deemed an ongoing right which we may assert at any time and from time to time.

If we determine that we may terminate this exchange offer because any of these conditions is not satisfied, we may:

(1)                                 refuse to accept and return to their holders any initial notes that have been tendered;

(2)                                 extend the exchange offer and retain all notes tendered before the expiration date, subject to the rights of the holders of these notes to withdraw their tenders; or

(3)                                 waive any condition that has not been satisfied and accept all properly tendered notes that have not been withdrawn or otherwise amend the terms of this exchange offer in any respect as provided under the section in this prospectus entitled “—Expiration Date; Extensions; Amendments; Termination.”

Accounting Treatment

We will record the exchange notes at the same carrying value as the initial notes as reflected in our accounting records on the date of the exchange.  Accordingly, we will not recognize any gain or loss for accounting purposes.  The costs of the initial note offering and the exchange offer will be expensed.

Exchange Agent

We have appointed Wells Fargo Bank, National Association as exchange agent for this exchange offer.  You should direct all questions and requests for assistance on the procedures for tendering and all requests for additional copies of this prospectus or the letter of transmittal to the exchange agent as follows:

By Registered or Certified Mail:

Wells Fargo Bank, National Association

MAC - N9303-121

Corporate Trust Operations

P.O. Box 1517

Minneapolis, MN 55480-1517

By Regular Mail or Overnight Courier:

Wells Fargo Bank, National Association

MAC - N9303-121

Corporate Trust Operations

Sixth Street & Marquette Avenue

Minneapolis, MN 55479

By Hand:

Wells Fargo Bank, National Association

Northstar East Building - 12th Floor

Corporate Trust Services

608 Second Avenue South

Minneapolis, MN 55479

By facsimile (for eligible institutions only):  (612) 667-9825 (Attention: Bondholder Communications)

For information or confirmation by telephone: (800) 344-5128

Fees and Expenses

We will bear the expenses of soliciting tenders in this exchange offer, including fees and expenses of the exchange agent and trustee and accounting, legal, printing and related fees and expenses.

We will not make any payments to brokers, dealers or other persons soliciting acceptances of this exchange offer.  However, we will pay the exchange agent reasonable and customary fees for its services and will reimburse the exchange agent for its reasonable out-of-pocket expenses in connection with this exchange offer.  We will also pay brokerage houses and other custodians, nominees and fiduciaries their reasonable out-of-pocket expenses for forwarding copies of the prospectus, letters of transmittal and related documents to the beneficial owners of the initial notes and for handling or forwarding tenders for exchange to their customers.

We will pay all transfer taxes, if any, applicable to the exchange of initial notes in accordance with this exchange offer.  However, tendering holders will pay the amount of any transfer taxes, whether imposed on the registered holder or any other persons, if:

(1)                                 certificates representing exchange notes or initial notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the notes tendered;

(2)                                 tendered initial notes are registered in the name of any person other than the person signing the letter of transmittal; or

(3)                                 a transfer tax is payable for any reason other than the exchange of the initial notes in this exchange offer.

If you do not submit satisfactory evidence of the payment of any of these taxes or of any exemption from this payment with the letter of transmittal, we will bill you directly the amount of these transfer taxes.

Your Failure to Participate in the Exchange Offer Will Have Adverse Consequences

The initial notes were not registered under the Securities Act or under the securities laws of any state and you may not resell them, offer them for resale or otherwise transfer them unless they are subsequently registered or resold under an exemption from the registration requirements of the Securities Act and applicable state securities laws.  If you do not exchange your initial notes for exchange notes in accordance with this exchange offer, or if you do not properly tender your initial notes in this exchange offer, you will not be able to resell, offer to resell or otherwise transfer the initial notes unless they are registered under the Securities Act or unless you resell them, offer to resell or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act.

In addition, except as set forth in this paragraph, you will not be able to obligate us to register the initial notes under the Securities Act.  You will not be able to require us to register your initial notes under the Securities Act unless:

(1)                                 the exchange offer is not permitted by applicable law or SEC policy;

(2)                                 the exchange offer is not consummated within 30 business days following the date that is 180 days after the closing of the offering of the initial notes;

(3)                                 you notify us within 15 days following the consummation of the exchange offer that you are prohibited by applicable law or SEC policy from participating in the exchange offer;

(4)                                 you are not eligible to participate in the exchange offer;

(5)                                 you may not resell the exchange notes you acquire in the exchange offer to the public without delivering a prospectus and that the prospectus contained in the exchange offer registration statement is not appropriate or available for such resales by you; or

(6)                                 you are a broker-dealer and hold initial notes that are part of an unsold allotment from the original sale of the initial notes,

in which case the registration rights agreement requires us to file a registration statement for a continuous offer in accordance with Rule 415 under the Securities Act for the benefit of the holders of the initial notes described in this sentence.  We do not currently anticipate that we will register under the Securities Act any notes that remain outstanding after completion of the exchange offer.

Delivery of Prospectus

Each broker-dealer that receives exchange notes for its own account in exchange for initial notes, where such initial notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes.  See “Plan of Distribution.”

DESCRIPTION OF NOTES

As used below in this “Description of Notes” section, the “Issuer” means The Bon-Ton Department Stores, Inc., a Pennsylvania corporation, and its successors, but not any of its subsidiaries.  The Issuer issued the initial notes and will issue the exchange notes described in this prospectus (collectively, the “Notes”) under an Indenture, dated as of July 9, 2012 (the “Indenture”), among the Issuer, the Guarantors and Wells Fargo Bank, National Association, as trustee (the “Trustee”) and as collateral agent (the “Notes Collateral Agent”).  The terms of the Notes include those set forth in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. You may obtain a copy of the Indenture from the Issuer at its address set forth elsewhere in this prospectus.

The following is a summary of the material terms and provisions of the Notes, the Indenture, the Security Documents, the Intercreditor Agreement and the Registration Rights Agreement. The following summary does not purport to be a complete description of the Notes or such agreements and is subject to the detailed provisions of, and qualified in its entirety by reference to, the Notes, the Indenture, the Security Documents, the Intercreditor Agreement and the Registration Rights Agreement. You can find definitions of certain terms used in this description under the heading “— Certain Definitions.”

Brief Description of the Notes and the Note Guarantees

The Notes:

•                  are general secured obligations of the Issuer;

•                  are secured on a second-priority lien basis by the Collateral, subject to certain liens permitted by the Indenture;

•                  are effectively senior to all unsecured Indebtedness of the Issuer to the extent of the value of the Collateral (after giving effect to any senior or prior Liens on the Collateral);

•                  without giving effect to security interests, rank equally in right of payment with all existing and future senior Indebtedness of the Issuer;

•                  are structurally subordinated to all existing and future Indebtedness and other liabilities of Subsidiaries of the Issuer that do not guarantee the Notes;

•                  are effectively subordinated to obligations of the Issuer that are either (i) secured by a Lien on the Collateral that is senior or prior to the Second-Priority Liens securing the Notes, including first-priority or prior Liens securing Credit Facility Obligations and any other first-priority Permitted Liens or (ii) secured by assets that are not part of the Collateral securing the Notes, in each case to the extent of the value of the assets securing such obligations;

•                  rank senior in right of payment to any future obligations of the Issuer that are, by their terms, expressly subordinated in right of payment to the Notes; and

•                  are guaranteed by the Guarantors.

The Note Guarantees:

The Notes, and all other obligations of the Issuer under the Indenture, are fully and unconditionally guaranteed, jointly and severally, by The Bon-Ton Stores, Inc., The Bon-Ton Stores of Lancaster, Inc., The Bon-Ton Giftco, Inc.,

Carson Pirie Scott II, Inc., The Elder-Beerman Stores Corp., Bon-Ton Distribution, Inc. and McRIL, LLC and all of Bon-Ton’s other Subsidiaries that Guarantee the Obligations under the Credit Agreement.  Each Note Guarantee:

•                  is a general secured obligation of the Guarantor;

•                  is effectively subordinated to any obligations of such Guarantor that are either (i) secured by a Lien on the Collateral that is senior or prior to the Second-Priority Liens securing the Note Guarantee, including first-priority Liens securing Credit Facility Obligations, and any other first-priority or prior Permitted Liens or (ii) secured by assets that are not part of the Collateral securing the Note Guarantee, in each case to the extent of the value of the assets securing such obligations; and

•                  ranks senior in right of payment to any future obligations of the Guarantor that are, by their terms, expressly subordinated in right of payment to the Guarantee.

As of the date of the Indenture, all of the Parent’s Subsidiaries that are Guarantors are “Restricted Subsidiaries.”  Under the circumstances described below under the caption “—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries,” the Parent will be permitted to designate certain of its Subsidiaries as “Unrestricted Subsidiaries.”  Any Unrestricted Subsidiaries will not be subject to any of the restrictive covenants in the Indenture and will not guarantee the Notes.

The obligations of each Guarantor under its full and unconditional Note Guarantee are limited as necessary to prevent that Note Guarantee from constituting a fraudulent conveyance under applicable law.  See “Risk Factors—Risks Relating to the Exchange Notes—Fraudulent conveyance laws may permit courts to void our subsidiaries’ guarantees of the exchange notes in specific circumstances, which would interfere with the payment under the guarantees.”  As of October 27, 2012, including the issuance of $329,998,000 aggregate principal amount of initial notes, and including $133,983,000 aggregate principal amount of old notes outstanding, the Guarantors had approximately $794 million of indebtedness outstanding (including approximately $272 million under our Credit Agreement and approximately $58 million under capital leases), all of which would have been secured indebtedness.  See “—Certain Covenants—Guarantees.”

Principal, Maturity and Interest

The Indenture provides for the issuance by the Issuer of Notes with an unlimited principal amount, of which $329,998,000 of initial notes were issued July 9, 2012 in a private offering.  The Issuer may issue additional Notes (the “Additional Notes”) from time to time under the Indenture without the consent of the Holders.  Any offering of Additional Notes is subject to the covenants described below under the caption “—Certain Covenants—Incurrence of Indebtedness” and “—Certain Covenants—Liens.”  The Notes and any Additional Notes subsequently issued under the Indenture would be treated as a single class for all purposes under the Indenture including, without limitation, waivers, amendments, redemptions and offers to purchase.  Holders of Additional Notes will share equally and ratably in the Collateral.  The Issuer will issue Notes in denominations of $2,000 and integral multiples of $1,000.  The Notes will mature on July 15, 2017.

Interest on the Notes accrues at the rate of 10 5/8% per annum and is payable semi-annually in arrears on March 15 and September 15, commencing on September 15, 2012.  The Issuer will make each interest payment to the Holders of record on the immediately preceding March 1 and September 1, respectively.

Interest on the Notes will accrue from the date of original issuance or, if interest has already been paid, from the date to which it was most recently paid.  Interest is computed on the basis of a 360-day year comprised of twelve 30-day months.

Methods of Receiving Payments on the Notes

If a Holder has given wire transfer instructions to the Issuer, the Issuer will pay all principal, interest and premium and Additional Interest, if any, on that Holder’s Notes in accordance with those instructions.  All other payments on Notes will be made at the office or agency of the Paying Agent and Registrar within the City and State of New York unless the Issuer elects to make interest payments by check mailed to the Holders at their addresses set forth in the register of Holders.

Paying Agent and Registrar for the Notes

The Trustee will initially act as Paying Agent and Registrar.  The Issuer may change the Paying Agent or Registrar without prior notice to the Holders, and the Parent or any of its Subsidiaries may act as Paying Agent or Registrar.

Transfer and Exchange

A Holder may transfer or exchange Notes in accordance with the Indenture and the procedures described in “Notice to Investors.”  The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.  The Issuer is not required to transfer or exchange any Note selected for redemption.  Also, the Issuer is not required to transfer or exchange any Note for a period of 15 days before the mailing of a notice of redemption of Notes to be redeemed.

The registered Holder of a Note will be treated as the owner of it for all purposes.

Security

General

The Notes, the Note Guarantees and Other Pari Passu Secured Indebtedness are secured by the Second-Priority Liens granted by the Issuer and the Guarantors on substantially all of the tangible and intangible assets of the Issuer and the Guarantors (whether now owned or hereinafter arising or acquired) pursuant to the Security Agreement and other Security Documents and, with respect to Collateral consisting of Real Property and fixtures (whether now owned or hereinafter arising or acquired), pursuant to mortgages, deeds of trust or deeds to secure debt, in each case to the extent such assets secure obligations of the Issuer and the Guarantors under the Credit Facilities, provided that the Collateral does not include any Excluded Property, as defined below (collectively, the “Collateral”) and such liens are subject to Permitted Liens.

The Collateral excludes (A) Restricted Assets, (B) the capital stock of the Issuer, Bonstores Holdings One, LLC and Bonstores Holdings Two, LLC, (C) the partnership interest in The Bon-Ton Properties- Marketplace L.P., to the extent that the grant of such security interest would constitute or result in a breach or termination pursuant to the terms of, or a default under, any lease, loan document, partnership agreement or other organizational document of such limited partnership, so long as such restrictive provision is enforceable under applicable law and (D) 35% of the capital stock of any first tier foreign subsidiary of the Issuer or any Guarantor.  Any property described in this paragraph is referred to collectively or individually as “Excluded Property.”

The Issuer and the Guarantors were required (i) to perfect on the Issue Date the security interests in the Collateral solely to the extent they can be perfected by the filing of UCC-1 financing statements, financing statements under personal property security legislation applicable to the personal property collateral or the delivery of capital stock or instruments and (ii) to the extent any such security interest cannot be perfected by filing or the delivery of capital stock or instruments, to have all security interests and Liens that are contemplated by the Indenture and the Security Documents to be in place and perfected (provided that perfection of security interests granted by the Issuer and the Guarantors in cash, deposit accounts and securities accounts shall not be required to the extent not subject to clause (i) above) as soon as practicable following the Issue Date.  If the Issuer or any Guarantor were to become subject to a bankruptcy proceeding, any Liens recorded or perfected after the Issue Date would face a greater risk of being invalidated than if they had been recorded or perfected on the Issue Date.

From and after the Issue Date, if the Issuer or any Guarantor creates any additional Lien upon any property to secure Credit Facility Obligations, it must grant a Second-Priority Lien upon such property (subject to Permitted Liens) as security for the Notes and the Note Guarantees substantially concurrently with granting any such additional Lien.

The Liens on the Collateral securing the Notes and the Note Guarantees under the Security Documents rank junior in priority to any and all first-priority security interests in and first-priority Liens on the Collateral at any time granted to secure Credit Facility Obligations and certain Permitted Liens and rank equally in priority with the security interest in and Liens on the Collateral securing any Other Pari Passu Secured Indebtedness.  In addition, the Notes are not secured by the Equity Interests in the Issuer or by any of the assets of any Subsidiary that is not a Guarantor.  See “Risk Factors—Risks Relating to the Exchange Notes and our Indebtedness.”

So long as no Event of Default and no event of default under any Other Pari Passu Secured Indebtedness shall have occurred and be continuing, and subject to certain terms and conditions, the Issuer and the Guarantors are entitled to remain in possession and retain exclusive control over the Collateral (other than any cash, securities, obligations and Cash Equivalents constituting part of the Collateral and deposited with the Second Lien Collateral Agent in accordance with the provisions of the Security Documents and other than as set forth in the Security Documents), to operate the Collateral, to alter or repair the Collateral and to collect, invest and dispose of any income thereon.  Upon the occurrence and during the continuance of an Event of Default or an event of default under any Other Pari Passu Secured Indebtedness, to the extent permitted by law and, subject to the provisions of the Security Documents and the Intercreditor Agreement, (1) all of the rights of the Issuer and the Guarantors to exercise voting or other consensual rights with respect to all capital stock included in the Collateral shall at the option of the Second Lien Collateral Agent, become vested, subject to the terms of the Intercreditor Agreement, in the Second Lien Collateral Agent, which, to the extent permitted by law, shall have the sole right to exercise such voting and other consensual rights and (2) the Second Lien Collateral Agent may take possession of and sell the Collateral or any part thereof in accordance with the terms of the Security Documents and the Intercreditor Agreement.

Perfection and Non-Perfection of Security Interests in Collateral

The security interests of the Second Lien Collateral Agent in certain of the Collateral may not be in place as of the Issue Date.  Although the Indenture or the Security Documents require the Issuer and the Guarantors to use commercially reasonable efforts in order to grant a security interest to the Second Lien Collateral Agent in such Collateral promptly following the Issue Date and to take certain actions in order to perfect such security interest, no assurance can be given that such security interest will be granted or perfected on a timely basis.  In addition, the Security Documents generally do not require the Issuer and the Guarantors to take certain actions to perfect the liens of the Second Lien Collateral Agent in certain of the Collateral, including, prior to the discharge of Credit Facility Obligations secured by first-priority Liens, if such actions are not requested by the representative of holders of such Credit Facility Obligations with respect to such Collateral (including identifying commercial tort claims and other types of Collateral below certain thresholds).  As a result, the Second-Priority Liens may not attach or be perfected in certain of the Collateral, which could adversely affect the rights of the Holders of the Notes with respect to such Collateral.

Intercreditor Agreement

The Second Lien Collateral Agent and the representative of the holders of the Credit Facility Obligations secured by first-priority Liens entered into the Intercreditor Agreement on July 9, 2012.  If any other Indebtedness is designated as Other Pari Passu Secured Indebtedness by the Issuer and the holders thereof, the holders or representatives of the holders of such other Other Pari Passu Secured Indebtedness will agree that such holders are bound by the provisions of the Intercreditor Agreement.  The representative for the holders of a majority in principal amount of the Notes and such Other Pari Passu Secured Indebtedness (considered together) will act as collateral agent on their behalf under the Intercreditor Agreement (the “Second Lien Collateral Agent”).  References herein to Collateral Agent shall be deemed to refer to the Second Lien Collateral Agent as the context permits.

Pursuant to the terms of the Intercreditor Agreement, prior to the discharge of the first-priority Liens securing Credit Facility Obligations, the representative for the holders of such Credit Facility Obligations will determine the time and method by which its Lien in the Collateral will be enforced.  The administrative agent under the Credit Agreement will act as representative for the holders of such Credit Facility Obligations until the Credit Agreement is refinanced.  The Second Lien Collateral Agent will not be permitted to enforce the security interests and other rights related to the Collateral even if an Event of Default has occurred and the Notes have been accelerated, except (i) in any insolvency or liquidation proceeding, the Second Lien Collateral Agent may file a proof of claim with respect to the Notes or any Note Guarantee and (ii) exercise such rights as described in the following paragraphs and certain other limited rights.  After the Credit Facility Obligations secured by first-priority Liens have been Paid In Full, the Second Lien Collateral Agent, acting at the instruction of the holders of a majority in principal amount of the Notes and any Other Pari Passu Secured Indebtedness, voting as one class, in accordance with the provisions of the Indenture and the Security Documents, will determine the time and method by which its Lien in the Collateral will be enforced and, if applicable, will distribute proceeds (after payment of the costs of enforcement and Collateral administration) of the Collateral received by it under the Security Documents for the ratable benefit of the Holders of the Notes and any holders of Other Pari Passu Secured Indebtedness.

For the purposes hereof, the term “Paid In Full” shall mean, with respect to Credit Facility Obligations secured by first-priority Liens, the payment in full of all of such Credit Facility Obligations (including cash collateral or other acceptable credit support for letters of credit, bank products, hedging obligations and other obligations in a manner consistent with the applicable Credit Facilities), the termination of all commitments in respect of such Credit Facility Obligations and the discharge of the first-priority Liens on the Collateral securing such Credit Facility Obligations.  The Credit Facility Obligations secured by first-priority Liens, the Secured Notes and any Other Pari Passu Secured Indebtedness may, in each case, be refinanced without affecting the lien priorities or other terms of the Intercreditor Agreement provided that the holders of the Indebtedness (and the Liens securing such Indebtedness) resulting from any such refinancing, or a duly authorized agent on their behalf, shall have agreed in writing to be bound by the terms of the Intercreditor Agreement.

The Second Lien Collateral Agent’s security interests in all Collateral are on a “silent” second lien basis, are junior and subordinate in all respects to the security interests of the representative for the holders of Credit Facility Obligations secured by first-priority Liens and are subject to a permanent standstill from taking rights and remedies with respect to the Collateral until such Credit Facility Obligations have been Paid In Full.  The Second Lien Collateral Agent is not be permitted to exercise rights and remedies with respect to its security interests in the Collateral until all Credit Facility Obligations secured by first-priority Liens have been Paid In Full, irrespective of whether an Event of Default (or a similar event of default with respect to Other Pari Passu Secured Indebtedness, if any such Indebtedness is outstanding) has been declared and, in either case, the repayment of all the principal amount under the Notes (and Other Pari Passu Secured Indebtedness, if any such Indebtedness is outstanding) has been accelerated and demanded.

The rights of the Holders of the Notes with respect to the Collateral securing the Notes and the Note Guarantees are materially limited pursuant to the terms of the Intercreditor Agreement.  Under the terms of the Intercreditor Agreement, the Second-Priority Liens securing the Notes and the Other Pari Passu Secured Indebtedness rank junior and subordinate to the first-priority Liens securing Credit Facility Obligations.  The Second-Priority Liens securing the Notes and the Other Pari Passu Secured Indebtedness remain junior and subordinate in all respects to the first-priority security interests securing Credit Facility Obligations irrespective of the validity, perfection, priority or enforceability of the first-priority Liens securing Credit Facility Obligations.

Unless and until all Credit Facility Obligations secured by first-priority Liens shall have been Paid In Full, any receipt by the Collateral Agent or any Holder of the Notes (and the holders of any Other Pari Passu Secured Indebtedness, if any) of Collateral or the proceeds thereof, shall be segregated and held in trust and paid over to the representative for holders of Credit Facility Obligations secured by first-priority Liens for application in accordance with the Intercreditor Agreement.  Any proceeds received upon a realization of the Collateral securing the Notes, any Other Pari Passu Secured Indebtedness and Credit Facility Obligations will be applied as follows:

(1)           first, to the representative for Credit Facility Obligations secured by first-priority Liens and for cash collateral as required under the applicable Credit Facilities, and in such order as specified in such Credit Facilities until such Credit Facility Obligations have been Paid In Full; and

(2)           second, ratably to the Notes and Other Pari Passu Secured Indebtedness, and in such order as specified in the Indenture and the Security Documents (with the Second Lien Collateral Agent entitled to apply any proceeds in respect of the Notes to its cost and expenses prior to principal and interest being paid to the holders of Notes) and the corresponding documents under such Other Pari Passu Secured Indebtedness, as applicable.

In the event of a release of any Collateral under the Credit Facilities (i) in connection with the exercise of the representative of the holders of Credit Facility Obligations secured by first-priority Liens of its remedies in respect of any of the Collateral, including any sale, lease, exchange, transfer, or other disposition of such or (ii) in connection with any sale, lease, exchange, transfer, or other disposition of any Collateral permitted under the terms of the documents for such Credit Facility Obligations (whether or not an event of default under, and as defined therein, has occurred and is continuing) or otherwise consented to by the requisite holders of such Credit Facility Obligations (whether or not any such sale, lease, exchange, transfer or other disposition is expressly prohibited by the Indenture and the Security Documents), the Second-Priority Liens on the Collateral will be automatically released and the Collateral Agent will be required to take any action (and be deemed to have authorized such action) as necessary to effect such release.

The Intercreditor Agreement shall be applicable both before and after the filing of any petition by or against any Issuer or Guarantor under any insolvency or bankruptcy proceeding and all converted or succeeding cases in respect thereof.  The Intercreditor Agreement will preclude the Holders of the Notes (and the holders of any other Pari Passu Secured Indebtedness, if any) from initiating any bankruptcy proceeding, including initiating an involuntary proceeding under the U.S. federal bankruptcy laws, absent the written consent of the representative for the holders of Credit Facility Obligations secured by first-priority Liens.  In the event a bankruptcy proceeding shall be commenced by or against the Issuer or any Guarantor and the representative of the holders of Credit Facility Obligations secured by first-priority Liens shall desire to permit the Issuer or any Guarantor the use of cash collateral which constitutes Collateral or to enter into debtor-in-possession financings that is to be secured by the Collateral with a holder of Credit Facility Obligations secured by first-priority Liens or any other person (a “DIP Financing”) in such proceeding, the Second-Priority Liens on the Collateral may, without any further action or consent by the Collateral Agent, be made junior and subordinated to Liens granted to secure such DIP Financings.  The use of cash collateral or the provision of DIP Financing, will require the approval of the governmental authority having jurisdiction over such bankruptcy proceeding, to the extent required by law.  The Collateral Agent shall agree that notice received two days prior to the entry of an order approving such DIP Financing shall be adequate notice.  In connection with any such DIP Financing, the Collateral Agent (a) will subordinate their Second-Priority Liens in the Collateral to (x) the Liens securing such DIP Financing (and all obligations relating thereto), (y) adequate protection Liens provided to the representative for holders of, or holders of, Credit Facility Obligations secured by first-priority Liens, or (z) any “carve-out” from the Collateral agreed to by the representative for holders of, or holders of, Credit Facility Obligations secured by first-priority Liens; (b) will not request adequate protection in connection with the Second-Priority Liens (other than as described as permitted in the following paragraph); and (c) will not object to, and will not support any other person in objecting to, any DIP Financing provided by or consented to the representative of holders of Credit Facility Obligations secured by first-priority Liens or the use of cash collateral by the Issuer or any Guarantor (as applicable) with the consent of the representative of holders of Credit Facility Obligations secured by first-priority Liens.  Neither any Holders of the Notes nor the Second Lien Collateral Agent may, directly or indirectly, provide or propose, or support any other Person in providing or proposing, DIP Financing to the Issuer or any Guarantor.

The Collateral Agent will only be permitted to seek adequate protection without the consent of the representative of holders of Credit Facility Obligations secured by first-priority Liens if the representative of holders of such Credit Facility Obligations or the lenders under the applicable Credit Facilities (or any subset thereof) are granted adequate protection in the form of additional or replacement collateral and/or a superpriority claim in connection with any DIP Financing or use of its cash collateral under Section 363 or Section 364 of the Bankruptcy Code.  Such adequate protection will be in the form of an additional or replacement Lien on such collateral and/or a superpriority claim, which Lien or claim (as applicable) will be subordinated to the adequate protection Liens or superpriority claims granted to holders of Credit Facility Obligations secured by first-priority Liens on the same basis as the other Liens securing, and claims of, the Notes (and Other Pari Passu Secured Indebtedness) are so subordinated to the Liens securing, and claims of, Credit Facility Obligations secured by first-priority Liens under the Intercreditor Agreement, and will also be subordinated to the Liens securing, and superpriority claims owing with respect to, such DIP Financing (and all obligations secured thereby).  Also, without limiting the generality of the foregoing, to the extent that the order of the Bankruptcy Court approving the DIP Financing or use of cash collateral provides that the holders of Credit Facility Obligations secured by first-priority Liens are entitled to receive adequate protection in the form of payments in the amount of current post-petition interest, incurred fees or expenses or other cash payments, or otherwise with the consent of the representative for the holders of Credit Facility Obligations secured by first-priority Liens, then the Collateral Agent and the holders of the Notes shall not be prohibited from seeking adequate protection payments in cash; provided that (i) the amount of any such cash payments made in any quarter shall not exceed the lesser of (x) $100,000 in any such quarter or (y) the amount of fees and expenses of counsel incurred by the Collateral Agent and the holders of the Notes in such insolvency proceeding during such quarter and (ii) the representative for the Credit Facility Obligations may object to any such adequate protection being sought.

The Intercreditor Agreement restricts the right of the Collateral Agent and the Holders of the Notes (and the holders of any Other Pari Passu Secured Indebtedness, if any) to (i) seek relief from the “automatic stay,” (ii) oppose or object to any adequate protection sought by the representative of holders of the Credit Facility Obligations secured by first-priority Liens or the lenders under the applicable Credit Facilities, (iii) object to the amount of such Credit Facility Obligations (including as described in the immediately following paragraph), or the validity, perfection, priority or enforceability of the liens and security interests of the representative of holders of such Credit Facility Obligations, (iv) oppose or object to any protection afforded to the representative of holders of such Credit Facility Obligations or the lenders under such Credit Facilities (including adequate protection) or (v) object to any treatment of such Credit Facility Obligations under a plan of reorganization.  The Collateral Agent and the Holders of the Notes (and the holders of any Other Pari Passu Secured Indebtedness, if any) will agree that they will not oppose, and will consent to, the release of the Second-Priority Liens in connection with any sale or other disposition of any Collateral (and any post-petition assets subject to adequate protection liens in favor of the representative of holders of Credit Facility Obligations secured by first-priority Liens) under Section 363 of the Bankruptcy Code or pursuant to any plan of reorganization or similar plan if the representative of holders of Credit Facility Obligations secured by first-priority Liens has consented to such sale or disposition of such assets free and clear of the Liens of the holders of Credit Facility Obligations secured by first-priority Liens, provided that the proceeds of such sale or disposition attach to the parties’ respective Liens with the same priority as set forth in the Intercreditor Agreement and further provided that the Collateral Agent and the Holders of the Notes (and the holders of any Other Pari Passu Secured Indebtedness, if any) may raise any objection to such sale or disposition that could otherwise be raised by an unsecured creditor of any Issuer or Grantor; provided, however, that such objections are not inconsistent with any other term or provision of the Intercreditor Agreement and are not based on the status of the Second Lien Collateral Agent or any Holder of Notes as secured creditors (without limiting the foregoing, neither the Second Lien Collateral Agent nor any Holder of Notes may raise any objections based on rights afforded by Sections 363(e) and (f) of the Bankruptcy Code to secured creditors (or by any comparable provision of any Bankruptcy Law)) with respect to the Liens granted to the Second Lien Collateral Agent.

The Intercreditor Agreement will provide that neither the Collateral Agent nor any Holders of the Notes (or the holders of any Other Pari Passu Secured Indebtedness, if any) will be entitled to oppose or seek to challenge any claim by the representative for holders of, or holders of, Credit Facility Obligations secured by first-priority Liens for allowance in any insolvency or liquidation proceeding of Credit Facility Obligations secured by first-priority Liens consisting of post-petition interest, fees or expenses to the extent of the value of such holders’ Lien, without regard to the existence of the Lien of the Collateral Agent on behalf of the Holders of the Notes (or any Other Pari Passu Secured Indebtedness, if any) on the Collateral.  The Intercreditor Agreement will further provide that, if the representative for, or holders of, Credit Facility Obligations receive an allowance in any insolvency or liquidation proceeding of Credit Facility Obligations consisting of post-petition interest, fees or expenses, then the Collateral Agent or any Holder of the Notes (or the holders of any Other Pari Passu Secured Indebtedness, if any) shall be entitled to seek an allowed claim in any plan of reorganization in any insolvency or liquidation proceeding of obligations under the Notes (or any Other Pari Passu Secured Indebtedness, if any) consisting of post-petition interest, fees or expenses to the extent of the value of the Lien of the Collateral Agent on behalf of the Holders of the Notes (or any Other Pari Passu Secured Indebtedness, if any) on the Collateral (after taking into account the existence of the Liens of the holders of Credit Facility Obligations secured by first-priority Liens on the Collateral); provided that the representative for holders of Credit Facility Obligations may object to any such allowance so sought.

The Intercreditor Agreement provides that the Second Lien Collateral Agent and the Holders of the Notes (and the holders of any Other Pari Passu Secured Indebtedness, if any) will not (i) contest (and will waive any right to assert), or support any other Person in contesting, in any proceeding (including any insolvency or any bankruptcy proceeding), the priority, validity, perfection or enforceability of the Liens securing Credit Facility Obligations secured by first-priority Liens; or (ii) assert (and will waive any such right to assert), to the fullest extent permitted by applicable law, any right of marshalling, appraisal, valuation or other similar right that may be available under applicable law with respect to the Collateral.  The Second Lien Collateral Agent, on behalf of itself and the Holders of the Notes (and the holders of any Other Pari Passu Secured Indebtedness, if any) (i) will agree it and each of the Holders of the Notes (and the holders of any Other Pari Passu Secured Indebtedness, if any), except if and to the extent expressly set forth in the Intercreditor Agreement, will not take any action with respect to the Collateral that would hinder any exercise of remedies undertaken by the representative of holders of Credit Facility Obligations secured by first-priority Liens or any lenders under the applicable Credit Facilities in respect of the Collateral, including any sale, lease, exchange, transfer or other disposition of the Collateral, whether by any Issuer, Guarantor, the representative of holders of such Credit Facility Obligations or the lenders under such Credit Facilities, and whether by foreclosure or otherwise, and (ii) will waive, except if and to the extent expressly set forth in the Intercreditor Agreement, any rights that the Second Lien Collateral Agent or the Holders of the Notes (and the holders of any Other Pari Passu Secured Indebtedness, if any) may have as a junior creditor to object to the manner in which the representative of holders of such Credit Facility Obligations or any lenders under such Credit Facilities may seek to enforce or collect such Credit Facility Obligations or the Liens securing such Credit Facility Obligations granted in the Collateral.

The Intercreditor Agreement provides that, upon notice to the Second Lien Collateral Agent, any amendments to the First Lien Security Documents with respect to certain collateral matters will apply automatically to any comparable provision of the Security Documents without the consent of the Second Lien Collateral Agent or the Holders of the Notes (or the holders of any Other Pari Passu Secured Indebtedness); provided that that no such amendment will have the effect of (i) removing assets subject to the Lien of the Security Documents, unless such release is permitted by the Intercreditor Agreement, (ii) imposing duties on the Second Lien Collateral Agent without its consent or (iii) materially adversely affecting the rights or interests of the Holders of the Notes (and the holders of any Other Pari Passu Secured Indebtedness) in the Collateral and not the holders of the Credit Facility Obligations secured by first-priority Liens in a like or similar manner, except as permitted by the Intercreditor Agreement.

Collateral

Sufficiency of Collateral

The Fair Market Value of the Collateral is subject to fluctuations based on factors that include, among others, the ability to sell the Collateral in an orderly sale, general economic conditions, the availability of buyers and similar factors.  The amount to be received upon a sale of the Collateral would also be dependent on numerous factors, including, but not limited to, the actual Fair Market Value of the Collateral at such time and the timing and the manner of the sale.  By its nature, portions of the Collateral may be illiquid and may have no readily ascertainable market value.  Accordingly, there can be no assurance that the Collateral can be sold in a short period of time or in an orderly manner.  In addition, in the event of a bankruptcy, the ability of the holders to realize upon any of the Collateral may be subject to certain bankruptcy law limitations as described below.

The Collateral is pledged pursuant to the Security Documents, which contain provisions relating to the administration, preservation and disposition of the Collateral.  The following is a summary of some of the covenants and provisions set forth in the Security Documents and the Indenture as they relate to the Collateral.

Maintenance of Collateral

The Indenture and/or the Security Documents provide that the Issuer will, and will cause each of the Restricted Subsidiaries to (i) at all times maintain, preserve and protect all property material to the conduct of its business and keep such property in good repair, working order and condition (other than wear and tear occurring in the ordinary course of business); (ii) from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times; (iii) keep its insurable property adequately insured at all times by financially sound and reputable insurers; (iv) maintain such other insurance, to such extent and against such risks as is customary with companies in the same or similar businesses operating in the same or similar locations; and (v) cause such insurance to include the Second Lien Collateral Agent as an additional insured, loss payee and/or mortgagee, as applicable.

After-acquired Property

If the Issuer or a Guarantor acquires property that is not automatically subject to a perfected security interest or Lien under the Security Documents and such property would be of the type that would constitute Collateral or a Restricted Subsidiary becomes a Guarantor, then the Issuer or Guarantor will provide security interests in and Liens on such property (or, in the case of a new Guarantor, all of its assets constituting Collateral) in favor of the Collateral Agent for its benefit and the benefit of the Trustee and the Holders of the Notes and deliver certain joinder agreements and certificates in respect thereof as required by the Indenture and the Security Documents.

Further Assurances

Subject to the limitations described above under “—Security—General,” the Security Documents and the Indenture provide that the Issuer and the Guarantors shall, at their expense, duly execute and deliver, or cause to be duly executed and delivered, such further agreements, documents and instruments, and do or cause to be done such further acts as may be necessary or proper to evidence, perfect, maintain and enforce the security interests and the priority thereof in the Collateral for the benefit of the Holders of the Notes, the Second Lien Collateral Agent and the Trustee and the holders of any Other Pari Passu Secured Indebtedness, and to otherwise effectuate the provisions or purposes of the Indenture and the Security Documents.

Real Estate Mortgages and Filings

Subject to the limitations described above under “—Security—General,” and provided that the following does not grant any real estate security interests beyond that which is required pursuant to the Credit Agreement or any other Credit Facility Obligations, with respect to any fee or leasehold interest in certain Real Property identified in a schedule to the Indenture as owned or leased by the Issuer or a Guarantor on the Issue Date or fee interest in Real Property having a value in excess of $5 million that is acquired by the Issuer or a Guarantor after the Issue Date or otherwise that secures Credit Facility Obligations, but exclusive of Excluded Property (individually and collectively, the “Mortgaged Property”) in each instance the Issuer and Guarantors shall use commercially reasonable efforts to take the following actions within 90 days after the Issue Date (and in any event as soon as reasonably practicable thereafter):

(1)           with respect to each Mortgaged Property, the Issuer and Guarantors shall duly record Mortgages, at the Issuer’s and the Guarantor’s expense, in each office where such recording is required to create a fully perfected Lien against the Mortgaged Properties purported to be covered thereby;

(2)           for any Mortgaged Property, the Collateral Agent shall also receive mortgagee’s title insurance policies (or binders therefor) covering the Collateral Agent’s interest under the Mortgage, in a form and amount reasonably acceptable to the Collateral Agent and issued by the same title insurer that provided mortgagee title policies to the collateral agent under the Credit Facilities and related security documents (provided, however, that title insurance policies (and the amount thereof) deemed satisfactory to the collateral agent under the Credit Facilities and related security documents shall be deemed reasonably satisfactory to the Collateral Agent); and

(3)           the Issuer or any Guarantor shall deliver to the Collateral Agent, with respect to each Mortgaged Property, such filings (or any updates or affidavits that the title company may reasonably require as necessary to issue the title insurance policies), surveys and fixture filings, along with such other documents, opinions, instruments or agreements, as the Collateral Agent and its counsel shall reasonably require to create, evidence or perfect a valid and at least Second-Priority Lien on the Mortgaged Property subject to each such Mortgage (subject to Permitted Liens) (provided, however, that any such filings (including such updates and affidavits), documents, opinions, instruments, certificates or agreements (including surveys) deemed reasonably satisfactory to the collateral agent under the Credit Facilities and related security documents shall be deemed reasonably acceptable to the Collateral Agent and its counsel and provided, further, that a copy of an existing survey together with such affidavits as may be necessary in order to cause the title insurance company to issue the title insurance policies required by the Indenture (including such survey-related coverages and endorsements as were delivered in connection with the Credit Facilities) shall be deemed reasonably acceptable to the Collateral Agent and its counsel to satisfy the requirement to deliver a survey of any Mortgaged Property).

Foreclosure

In the event of foreclosure on the Collateral, the proceeds from the sale of the Collateral may not be sufficient to satisfy the Issuer’s obligations under the Notes, either in whole or in part.

Other Pari Passu Secured Indebtedness

To the extent the Issuer and its Restricted Subsidiaries are permitted to incur Other Pari Passu Secured Indebtedness under the covenants described below under “—Certain Covenants —Liens” and “—Certain Covenants—Incurrence of Indebtedness,” the holders of such Other Pari Passu Secured Indebtedness will share the Second-Priority Lien granted to the Collateral Agent on an equal and ratable basis with the Holders of the Notes.  Subject to the provisions of the Intercreditor Agreement, the proceeds of the Second-Priority Lien in the Collateral will be distributed first, to the Trustee, the Collateral Agent and any representative for Other Pari Passu Secured Indebtedness for the payment of all costs and expenses incurred in connection with the collection of proceeds from the sale of any Collateral or otherwise in connection with the Indenture and any documents relating to the Other Pari Passu Secured Indebtedness, the Security Documents and the Intercreditor Agreement (including all existing claims for indemnification under the Indenture or any other document evidencing Other Pari Passu Secured

Indebtedness), including all court costs and the reasonable fees and expenses of their agents and legal counsel, the repayment of all advances made by the Trustee or Collateral Agent or representative of Other Pari Passu Secured Indebtedness on behalf of the Issuer or any Guarantor and any other costs and expenses incurred in connection with the exercise of any right or remedy of the Holders of the Notes or the holders of the Other Pari Passu Secured Indebtedness, and second, to the Holders of the Notes and the holders of any Other Pari Passu Secured Indebtedness to pay the principal and any accrued and unpaid interest thereon on a pro rata basis on the respective amounts of the Notes and the Other Pari Passu Secured Indebtedness then outstanding.  The Collateral Agent is only permitted, subject to applicable law and the next sentence, to exercise remedies and sell the Collateral at the direction of the holders of a majority in the aggregate principal amount of the Notes and such Other Pari Passu Secured Indebtedness.  The Collateral Agent is authorized to take, but is not required to take, and shall in no event have any liability for the taking, any delay in taking or the failure to take, such actions with regard to a default or an event of default which the Collateral Agent, in good faith, believes to be reasonably required to promote and protect the interests of the Holders of the Notes and the holders of Other Pari Passu Secured Indebtedness and to preserve the value of the Collateral.  Any action taken or not taken without the vote of any Holder or holder of Other Pari Passu Secured Indebtedness pursuant to the remedies section of the Security Documents shall nevertheless be binding on such party.

Certain Bankruptcy Limitations

The right of the Collateral Agent to repossess and dispose of the Collateral upon the occurrence of an Event of Default would be significantly impaired by applicable bankruptcy law in the event that a bankruptcy case were to be commenced by or against the Issuer or any Guarantor prior to the Collateral Agent having repossessed and disposed of the Collateral.  Upon the commencement of a case for relief under the Bankruptcy Code, a secured creditor such as the Collateral Agent is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security repossessed from the debtor or any other Collateral, without bankruptcy court approval.  Applicable legislation in other jurisdictions may impose similar approval requirements in relation to debtors in foreign proceedings.

In view of the broad equitable powers of a U.S. bankruptcy court, it is impossible to predict how long payments under the Notes or any Guarantees could be delayed following the commencement of a bankruptcy case, whether or when the Collateral Agent could repossess or dispose of the Collateral, the value of the Collateral at the time of the bankruptcy petition or whether or to what extent Holders of the Notes would be compensated for any delay in payment or loss of value of the Collateral.  The Bankruptcy Code permits only the payment and/or accrual of post-petition interest, costs and attorneys’ fees to a secured creditor during a debtor’s bankruptcy case to the extent the value of the Collateral is determined by the bankruptcy court to exceed the aggregate outstanding principal amount of the obligations secured by the Collateral, including any obligation secured on a priority basis.

Furthermore, in the event a bankruptcy court determines that the value of the Collateral is not sufficient to repay all amounts due on the Notes after payment of any priority claims, the Holders of the Notes would hold secured claims only to the extent of the value of the Collateral to which the Holders of the Notes are entitled (and subject to the rights in the Collateral of holders of Credit Facility Obligations secured by first-priority Liens), and unsecured claims with respect to such shortfall.

Release

The Liens on the Collateral will be released with respect to the Notes and the Note Guarantees, as applicable:

(1)           in whole, upon payment in full of the principal of, accrued and unpaid interest, including additional interest, and premium, if any, on the Notes;

(2)           in whole, upon satisfaction and discharge of the Indenture;

(3)           in whole, upon a legal defeasance or a covenant defeasance as set forth under “—Legal Defeasance and Covenant Defeasance” below;

(4)           as to any asset constituting Collateral (A) that is sold or otherwise disposed of by the Issuer or any of the Guarantors (to a person that is not an Issuer or a Guarantor) in a transaction permitted by “—Certain Covenants—Limitations on Asset Sales” and by the Security Documents (to the extent of the interest sold or disposed of and other than any sale or disposition among the Issuer and any Guarantor) or otherwise permitted by the Indenture and the Security Documents, if all other Liens on that asset securing Credit Facility Obligations secured by first-priority Liens and any Other Pari Passu Secured Indebtedness then secured by that asset (including all commitments thereunder) are released; (B) that is otherwise released in accordance with, and as expressly provided for in accordance with, the Indenture, the Intercreditor Agreement and the Security Documents (it being understood that the Liens on the Collateral with respect to the Notes and the Note Guarantees will be released to the extent the corresponding First Priority Liens securing Credit Facility Obligations are released); or (C) that becomes Excluded Property pursuant to a transaction not prohibited by the Indenture;

(5)           as set forth under “—Amendment, Supplement and Waiver,” as to property that constitutes less than all or substantially all of the Collateral, with the consent of holders of at least a majority in aggregate principal amount of the Notes and Other Pari Passu Secured Indebtedness then outstanding, voting as one class (or, in the case of a release of all or substantially all of the Collateral, with the consent of the holders of at least sixty-six and two-thirds percent (66 2/3%) in aggregate principal amount of the Notes and Other Pari Passu Secured Indebtedness then outstanding, voting as one class), including consents obtained in connection with a tender offer or exchange offer for, or purchase of, Notes; and

(6)           with respect to assets of a Guarantor upon release of such Guarantor from its Note Guarantee as set forth under “—Note Guarantees,” above.

Upon compliance by the Issuer or any Guarantor, as the case may be, with the conditions precedent required by the Indenture, the Trustee or the Collateral Agent shall promptly cause to be released and reconveyed to the Issuer or the Guarantor, as the case may be, the released Collateral.  Prior to each proposed release, the Issuer and each Guarantor will furnish to the Trustee and the Collateral Agent all documents required by the Indenture and the Security Documents.

Optional Redemption

The Issuer may redeem all or a part of the Notes upon not less than 30 nor more than 60 days’ notice, at a redemption price of 100.000% of the principal amount thereof plus accrued and unpaid interest and Additional Interest, if any, thereon to the applicable redemption date.

If less than all of the Notes are to be redeemed at any time, the Trustee will select Notes for redemption as follows:

(1)           compliance with the requirements of the principal national securities exchange or the Nasdaq Stock Market, as the case may be, on which the Notes are listed; or

(2)           if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate.

No Notes of $1,000 or less shall be redeemed in part.  Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address.  Notices of redemption may not be conditional.

If any Note is to be redeemed in part only, the notice of redemption that relates to that Note shall state the portion of the principal amount thereof to be redeemed.  A new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the Holder thereof upon cancellation of the original Note.  Notes called for redemption will become due on the date fixed for redemption.  On and after the redemption date, interest will cease to accrue on Notes or portions of them called for redemption.

Mandatory Redemption

The Issuer is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Repurchase at the Option of Holders

Change of Control

If a Change of Control occurs, each Holder of Notes will have the right to require the Issuer to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of that Holder’s Notes pursuant to an offer (a “Change of Control Offer”) on the terms set forth in the Indenture.  In the Change of Control Offer, the Issuer will offer payment (a “Change of Control Payment”) in cash equal to not less than 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest and Additional Interest, if any, thereon, to the date of repurchase (the “Change of Control Payment Date,” which date will be no earlier than the date of such Change of Control).  No later than 30 days following any Change of Control, the Issuer will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the Change of Control Payment Date specified in such notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the Indenture and described in such notice.  The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.  To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the Indenture, the Issuer will comply with the applicable securities laws or regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the Indenture by virtue of such compliance.

On the Change of Control Payment Date, the Issuer will, to the extent lawful:

(1)           accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

(2)           deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered; and

(3)           deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Issuer.

The Paying Agent will promptly mail or wire transfer to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof.

The Issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

If a Change of Control Offer is required to be made, there can be no assurance that the Issuer will have available funds sufficient to pay for all or any of the Notes that might be delivered by Holders seeking to accept the Change of Control Offer.  In such case, the Issuer’s failure to purchase tendered Notes would constitute an Event of Default under the Indenture which may, in turn, constitute a default under other of the Issuer’s agreements.

The provisions described above that require the Issuer to make a Change of Control Offer following a Change of Control will be applicable regardless of whether any other provisions of the Indenture are applicable.  Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders of the Notes to require that the Issuer repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

The Issuer will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of the Parent and its Restricted Subsidiaries taken as a whole.  Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law.  Accordingly, the ability of a Holder of Notes to require the Issuer to repurchase such Notes as a result of a sale, transfer, conveyance or other disposition of less than all of the assets of the Parent and its Restricted Subsidiaries taken as a whole to another Person or group may be uncertain.

Asset Sales

The Parent will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1)           the Parent (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of;

(2)           at least 75% of the consideration therefor received by the Parent or such Restricted Subsidiary is in the form of cash, Cash Equivalents or Replacement Assets or a combination of the foregoing.  For purposes of this provision, each of the following shall be deemed to be cash:

(a)           any liabilities (as shown on the Parent’s or such Restricted Subsidiary’s most recent balance sheet) of the Parent or such Restricted Subsidiary (other than contingent liabilities, Indebtedness that is by its terms pari passu with, or subordinated to, the Notes or any Note Guarantee and liabilities to the extent owed to the Parent or any Affiliate of the Parent) that are assumed by the transferee of any such assets or Equity Interests pursuant to a written assignment and assumption agreement that releases the Parent or such Restricted Subsidiary from further liability therefor;

(b)           any securities, notes or other obligations received by the Parent or such Restricted Subsidiary from such transferee that are converted by the Parent or such Restricted Subsidiary into cash within 180 days after the date of such Asset Sale (to the extent of the cash received in that conversion); and

(c)           any Designated Non-cash Consideration received by the Parent or such Restricted Subsidiary in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed the greater of (x) 1.5% of the Parent’s Total Assets as of the date of receipt of such Designated Non-cash Consideration and (y) $35 million (with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value); and

(3)           if such Asset Sale involves the disposition of Collateral, the Issuer or such Subsidiary has complied with the provisions of the Indenture and the Security Documents.

Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Issuer may apply such Net Proceeds at its option:

(1)           to repay Indebtedness secured by such assets;

(2)           to purchase Replacement Assets (or enter into a binding agreement to purchase such Replacement Assets; provided that (x) such purchase is consummated within 60 days after the date of such binding agreement and (y) if such purchase is not consummated within the period set forth in subclause (x), the Net Proceeds not so applied will be deemed to be Excess Proceeds (as defined below)); or

(3)           any combination of the foregoing.

Pending the final application of any such Net Proceeds, the Parent may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture.

On the 366th day after an Asset Sale or such earlier date, if any, as the Issuer determines not to apply the Net Proceeds relating to such Asset Sale as set forth in the preceding paragraph (each such date being referred as an “Excess Proceeds Trigger Date”), such aggregate amount of Net Proceeds that has not been applied on or before the Excess Proceeds Trigger Date as permitted in the preceding paragraph (“Excess Proceeds”) will be applied by the Issuer to make an offer (an “Asset Sale Offer”) to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes or any Note Guarantee containing provisions similar to those set forth in the Indenture with respect to offers to purchase with the proceeds of sales of assets, to purchase the maximum principal amount of Notes and such Other Pari Passu Secured Indebtedness that may be purchased out of the Excess Proceeds.  The offer price in any

Asset Sale Offer will be equal to 100% of the principal amount of the Notes and such Other Pari Passu Secured Indebtedness plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase, and will be payable in cash.

The Issuer may defer the Asset Sale Offer until there are aggregate unutilized Excess Proceeds equal to or in excess of $25 million resulting from one or more Asset Sales, at which time the entire unutilized amount of Excess Proceeds (not only the amount in excess of $25 million) will be applied as provided in the preceding paragraph.  If any Excess Proceeds remain after consummation of an Asset Sale Offer, such Excess Proceeds may be used for any purpose not otherwise prohibited by the Indenture.  If the aggregate principal amount of Notes and such Other Pari Passu Secured Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, then the Notes and such Other Pari Passu Secured Indebtedness will be purchased on a pro rata basis based on the principal amount of Notes and such Other Pari Passu Secured Indebtedness tendered.  Upon completion of each Asset Sale Offer, the Excess Proceeds subject to such Asset Sale will no longer be deemed to be Excess Proceeds.

The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer.  To the extent that the provisions of any securities laws or regulations conflict with the Asset Sales provisions of the Indenture, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the Indenture by virtue of such compliance.

If an Asset Sale Offer is required to be made, there can be no assurance that the Issuer will have available funds sufficient to pay for all or any of the Notes that might be delivered by Holders seeking to accept the Asset Sale Offer.  In such case, the Issuer’s failure to purchase tendered Notes would constitute an Event of Default under the Indenture which may, in turn, constitute a default under other of the Issuer’s agreements.

Certain Covenants

Restricted Payments

(A)          The Parent will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1)           declare or pay (without duplication) any dividend or make any other payment or distribution on account of the Parent’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Parent or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Parent’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends, payments or distributions (x) payable in Equity Interests (other than Disqualified Stock) of the Parent or (y) to the Parent or a Restricted Subsidiary of the Parent);

(2)           purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Parent) any Equity Interests of the Parent or any of its Restricted Subsidiaries held by Persons other than the Parent or any of its Wholly Owned Restricted Subsidiaries;

(3)           make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Notes or the Note Guarantees, except (a) a payment of interest or principal at the Stated Maturity thereof or (b)

the purchase, repurchase, redemption, defeasance or other acquisition or retirement of any such Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase, redemption, defeasance or other acquisition or retirement; or

(4)           make any Restricted Investment,

(all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as “Restricted Payments”) unless, at the time of and after giving effect to such Restricted Payment:

(i)            no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

(ii)           the Parent would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption “—Incurrence of Indebtedness”; and

(iii)          such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Parent and its Restricted Subsidiaries after the Issue Date (excluding Restricted Payments permitted by clauses (2), (3), (4), (5), (6) and (9) of the next succeeding paragraph (B)), is less than the sum, without duplication, of:

(a)           50% of the Consolidated Net Income of the Parent for the period (taken as one accounting period) from the beginning of the last fiscal quarter commencing prior to the Issue Date to the end of the Parent’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

(b)           100% of the aggregate net cash proceeds received by the Parent since the Issue Date as a contribution to its common equity capital or from the issue or sale of Equity Interests (other than Disqualified Stock) of the Parent or from the Incurrence of Indebtedness of the Parent that has been converted into or exchanged for such Equity Interests (other than Equity Interests sold to, or Indebtedness held by, a Subsidiary of the Parent), plus

(c)           with respect to Restricted Investments made by the Parent and its Restricted Subsidiaries after the Issue Date, an amount equal to the net reduction in such Restricted Investments in any Person resulting from repayments of loans or advances, or other transfers of assets, in each case to the Parent or any of its Restricted Subsidiaries or from the net cash proceeds from the sale of any such Restricted Investment (except, in each case, to the extent any such payment or proceeds are included in the calculation of Consolidated Net Income), from the release of any Guarantee (except to the extent any amounts are paid under such Guarantee) or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries, not to exceed, in each case, the amount of Restricted Investments previously made by the Parent or any of its Restricted Subsidiaries in such Person or Unrestricted Subsidiary after the Issue Date.

(B)           The preceding provisions will not prohibit (so long as, in the case of clauses (7), (8) and (10) below, no Default has occurred and is continuing or would be caused thereby):

(1)           the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Indenture;

(2)           the payment of any dividend by a Restricted Subsidiary of the Parent to the holders of its Common Stock on a pro rata basis;

(3)           the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness of the Issuer or any Guarantor or of any Equity Interests of the Parent or any of its Restricted Subsidiaries in exchange for, or out of the net cash proceeds of a contribution to the common equity of the Parent or a substantially concurrent sale (other than to a Subsidiary of the Parent) of, Equity Interests (other than Disqualified Stock) of the Parent; provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (3)(b) of the preceding paragraph (A);

(4)           the repayment, defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness of the Issuer or any Guarantor with the net cash proceeds from an Incurrence of Permitted Refinancing Indebtedness;

(5)           Investments acquired as a capital contribution to, or in exchange for, or out of the net cash proceeds of a substantially concurrent offering of, Equity Interests (other than Disqualified Stock) of the Parent; provided that the amount of any such net cash proceeds that are utilized for any such acquisition or exchange shall be excluded from clause (3)(b) of the preceding paragraph (A);

(6)           the purchase, repurchase, redemption, acquisition or retirement for value of any Capital Stock of the Parent upon the exercise of warrants, options or similar rights if such Capital Stock constitutes all or a portion of the exercise price or is surrendered in connection with satisfying any federal or state income tax obligation incurred in connection with such exercise; provided that no cash payment in respect of such purchase, repurchase, redemption, acquisition, retirement or exercise shall be made by the Parent or any of its Restricted Subsidiaries;

(7)           payments to the Parent to permit the Parent, and the use by the Parent of such payments, to redeem Equity Interests of the Parent held by any current or former employee, officer, director or consultant of the Parent (or any of its Restricted Subsidiaries) or their respective estates, spouses, former spouses or family members pursuant to the terms of any employee equity subscription agreement, stock option agreement or similar agreement entered into in the ordinary course of business; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests in any fiscal year will not exceed $3 million;

(8)           payments to the Parent to permit the Parent, and the use by the Parent of such payments, to declare and pay cash dividends on the Parent’s issued and outstanding Common Stock in an amount not to exceed $0.24 per share (as adjusted for stock splits and similar transactions after the Issue Date) per fiscal year;

(9)           the payment of cash in lieu of the issuance of fractional shares of Equity Interests upon conversion or exchange of securities convertible into or exchangeable for Equity Interests of the Parent; provided that any such cash payment shall not be for the purpose of evading the limitations of this covenant (as determined in good faith by the Board of Directors of the Parent); and

(10)         other Restricted Payments not otherwise permitted pursuant to this covenant in an aggregate principal amount since the Issue Date not to exceed $40 million.

The amount of all Restricted Payments (other than cash) shall be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued to or by the Parent or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment.  Not later than the date of making any Restricted Payment (other than (x) the declaration and payment of cash dividends on the Parent’s Common Stock in amounts not exceeding the amounts set forth in clause (8) above or (y) any Restricted Payments pursuant to clauses (6) or (9) above) or any series of related Restricted Payments in an amount in excess of $1 million, the Parent shall deliver to the Trustee an Officers’ Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this “Restricted Payments” covenant were computed, together with a copy of any opinion or appraisal required by the Indenture.

Incurrence of Indebtedness

The Parent will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness; provided, however, that the Parent or any of its Restricted Subsidiaries may Incur Indebtedness if the Fixed Charge Coverage Ratio for the Parent’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is Incurred would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been Incurred at the beginning of such four-quarter period.

The first paragraph of this covenant will not prohibit the Incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(1)           the Incurrence by the Issuer or any Guarantor, in the capacity of a borrower or a guarantor, of Indebtedness under Credit Facilities, in an aggregate principal amount at any one time outstanding pursuant to this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Parent and its Restricted Subsidiaries thereunder) not to exceed the greater of (x) $800 million and (y) the Borrowing Base on such date of Incurrence;

(2)           the Incurrence of Existing Indebtedness;

(3)           the Incurrence by the Issuer and the Guarantors of Indebtedness represented by the Notes and the related Note Guarantees to be issued on the Issue Date;

(4)           the Incurrence by the Parent or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, Incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Parent or such Restricted Subsidiary, in an aggregate principal amount, including all Permitted Refinancing Indebtedness Incurred to refund, refinance or replace any Indebtedness Incurred pursuant to this clause (4), not to exceed at any time outstanding the greater of (x) $40 million and (y) 1.75% of the Parent’s Total Assets on such date of Incurrence;

(5)           the Incurrence by the Parent or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by the Indenture to be Incurred under the first paragraph of this covenant or clauses (2), (3), (4), (5), or (15) of this paragraph;

(6)           the Incurrence by the Parent or any of its Restricted Subsidiaries of intercompany Indebtedness owing to and held by the Parent or any of its Restricted Subsidiaries; provided, however, that:

(a)           if the Issuer or any Guarantor is the obligor on such Indebtedness, such Indebtedness must be unsecured and expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes, in the case of the Issuer, or the Note Guarantee, in the case of a Guarantor;

(b)           Indebtedness owed to the Issuer or any Guarantor must be evidenced by an unsubordinated promissory note, unless the obligor under such Indebtedness is the Issuer or a Guarantor;

(c)           (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Parent or any of its Restricted Subsidiaries and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Parent or any of its Restricted Subsidiaries will be deemed, in each case, to constitute an Incurrence of such Indebtedness by the Parent or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

(7)           the Guarantee by the Issuer or any Guarantor of Indebtedness of the Parent or a Restricted Subsidiary of the Parent that was permitted to be Incurred by another provision of this covenant;

(8)           the Incurrence by the Parent or any of its Restricted Subsidiaries of Hedging Obligations that are Incurred for the purpose of fixing, hedging or swapping interest rate, commodity price or foreign currency exchange rate risk (or to reverse or amend any such agreements previously made for such purposes), and not for speculative purposes, and that do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in interest rates, commodity prices or foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

(9)           the Incurrence by the Parent or any of its Restricted Subsidiaries of Indebtedness arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Parent or any of its Restricted Subsidiaries pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Capital Stock of any Restricted Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Capital Stock of such Restricted Subsidiary for the purpose of financing such acquisition), so long as the principal amount does not exceed the gross proceeds actually received by the Parent or any of its Restricted Subsidiaries in connection with such disposition;

(10)         the Incurrence by the Parent or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided, however, that such Indebtedness is extinguished within five Business Days of its Incurrence;

(11)         the Incurrence by the Parent or any of its Restricted Subsidiaries of Indebtedness constituting reimbursement obligations with respect to letters of credit in respect of workers’ compensation claims or self-insurance obligations or bid, performance or surety bonds (in each case other than for an obligation for borrowed money);

(12)         the Incurrence by the Parent or any of its Restricted Subsidiaries of Indebtedness constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business; provided that, upon the drawing of such letters of credit or the Incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or Incurrence;

(13)         the Incurrence by the Parent or any of its Restricted Subsidiaries of Indebtedness to the extent that the net proceeds thereof are promptly deposited to defease or to satisfy and discharge the Notes;

(14)         the Incurrence of any Indebtedness by a Receivables Subsidiary that is not recourse to the Parent or any other Restricted Subsidiary of the Parent (other than Standard Securitization Undertakings) incurred in connection with a Qualified Receivables Transaction; or

(15)         the Incurrence by the Parent or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness Incurred to refund, refinance or replace any Indebtedness Incurred pursuant to this clause (15), not to exceed $50 million.

For purposes of determining compliance with this covenant, in the event that any proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (15) above, or is entitled to be Incurred pursuant to the first paragraph of this covenant, the Parent will be permitted to classify such item of Indebtedness at the time of its Incurrence in any manner that complies with this covenant.  In addition, any Indebtedness originally classified as Incurred pursuant to clauses (1) through (15) above may later be reclassified by the Parent such that it will be deemed as having been Incurred pursuant to another of such clauses to the extent that such reclassified Indebtedness could be incurred pursuant to such new clause at the time of such reclassification.  Notwithstanding the foregoing, Indebtedness under the Credit Agreement outstanding on the Issue Date shall be deemed to have been Incurred on such date in reliance on the exception provided by clause (1) of the definition of Permitted Debt.

Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that may be Incurred pursuant to this covenant will not be deemed to be exceeded with respect to any outstanding Indebtedness due solely to the result of fluctuations in the exchange rates of currencies.

Neither the Parent nor the Issuer will Incur any Indebtedness that is subordinate or junior in right of payment to any other Indebtedness of the Parent or the Issuer, respectively, unless it is subordinate in right of payment to the Notes to the same extent.  The Parent will not permit any Guarantor to Incur any Indebtedness that is subordinate or junior in right of payment to any other Indebtedness of such Guarantor unless it is subordinate in right of payment to such Guarantor’s Note Guarantee to the same extent.  For purposes of the foregoing, no Indebtedness will be deemed to be subordinated in right of payment to any other Indebtedness of the Issuer or any Guarantor, as applicable, solely by reason of any Liens or Guarantees arising or created in respect thereof or by virtue of the fact that the holders of any secured Indebtedness have entered into intercreditor agreements giving one or more of such holders priority over the other holders in the collateral held by them.  Notwithstanding the foregoing, neither the Parent nor the Issuer will Incur any secured Indebtedness that is secured by a Lien that is junior to the Lien securing Indebtedness under any Credit Facility, other than Other Pari Passu Secured Indebtedness or secured Indebtedness that is secured by a Lien that is junior to the Lien securing the Notes.

Liens

The Parent will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than Permitted Liens) upon any of their property or assets, now owned or hereafter acquired, unless all payments due under the Indenture and the Notes are secured on an equal and ratable basis with the obligations so secured (or, in the case of Indebtedness subordinated to the Notes or the related Note Guarantees, prior or senior thereto, with the same relative priority as the Notes will have with respect to such subordinated Indebtedness) until such time as such obligations are no longer secured by a Lien.

Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

The Parent will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1)           pay dividends or make any other distributions on its Capital Stock (or with respect to any other interest or participation in, or measured by, its profits) to the Issuer or any of its Restricted Subsidiaries or pay any liabilities owed to the Issuer or any of its Restricted Subsidiaries;

(2)           make loans or advances to the Issuer or any of its Restricted Subsidiaries; or

(3)           transfer any of its properties or assets to the Issuer or any of its Restricted Subsidiaries.

However, the preceding restrictions will not apply to encumbrances or restrictions:

(1)           existing under, by reason of or with respect to the Credit Agreement, Existing Indebtedness or any other agreements in effect on the Issue Date and any amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings thereof, provided that the encumbrances and restrictions in any such amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings are no more restrictive, taken as a whole, than those contained in the Credit Agreement, Existing Indebtedness or such other agreements, as the case may be, as in effect on the Issue Date;

(2)           set forth in the Indenture, the Notes, the Security Documents, the Intercreditor Agreement and the Note Guarantees;

(3)           existing under, by reason of or with respect to applicable law;

(4)           with respect to any Person or the property or assets of a Person acquired by the Parent or any of its Restricted Subsidiaries existing at the time of such acquisition and not incurred in connection with or in contemplation of such acquisition, which encumbrance or restriction is not applicable to any Person or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired and any amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings thereof, provided that the encumbrances and restrictions in any such amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings are no more restrictive, taken as a whole, than those in effect on the date of the acquisition;

(5)           in the case of clause (3) of the first paragraph of this covenant:

(A)          restricting in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset,

(B)           existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Parent or any of its Restricted Subsidiaries not otherwise prohibited by the Indenture and the Security Documents, or

(C)           arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Parent and its Restricted Subsidiaries taken as a whole in any manner material to the Parent and its Restricted Subsidiaries taken as a whole;

(6)           existing under, by reason of or with respect to any agreement for the sale or other disposition of all or substantially all of the Capital Stock of, or property and assets of, a Restricted Subsidiary that restrict distributions by that Restricted Subsidiary pending such sale or other disposition;

(7)           restrictions on cash or other deposits or net worth imposed by customers or required by insurance, surety or bonding companies, in each case, under contracts entered into in the ordinary course of business; and

(8)           any Purchase Money Note, or other Indebtedness or contractual requirements of a Receivables Subsidiary in connection with a Qualified Securitization Transaction; provided that such restrictions only apply to such Receivables Subsidiary.

Merger, Consolidation or Sale of Assets

The Parent will not, directly or indirectly:  (1) consolidate or merge with or into another Person (whether or not the Parent is the surviving corporation) or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties and assets of the Parent or the Parent and its Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

(1)           either: (a) the Parent is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Parent) or to which such sale, assignment, transfer, conveyance or other disposition will have been made (i) is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia, (ii) assumes all the obligations of the Parent under the Indenture, the Security Documents, the Intercreditor Agreement and the Registration Rights Agreement pursuant to agreements reasonably satisfactory to the Trustee and the Collateral Agent, (iii) causes such amendments, supplements or other instruments to be executed, filed and recorded in such jurisdiction as may be required by applicable law to preserve and protect the lien on the Collateral pledged by the Issuer, together with such financing statements or comparable documents as may be required to perfect any security interest in such Collateral which may be perfected by the filing of a financing statement or a similar document under the UCC or other similar statute or regulation of the relevant states or jurisdictions and (iv) causes the property and assets of the Person which is merged or consolidated with or into the surviving corporation, to the extent that they are property or assets of the types which would constitute Collateral under the Security Documents, to be treated as after-acquired property and the surviving corporation shall take such actions as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the Security Documents in the manner and to the extent provided in the Indenture, in each case in a form reasonably satisfactory to the Trustee;

(2)           immediately after giving effect to such transaction, no Default or Event of Default exists;

(3)           the Parent or the Person formed by or surviving any such consolidation or merger (if other than the Parent), or to which such sale, assignment, transfer, conveyance or other disposition shall have been made, will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption “—Incurrence of Indebtedness;”

(4)           the Parent will have by amendment to its Note Guarantee confirmed that its Note Guarantee will apply to the obligations of the Parent or the surviving Person in accordance with the Notes and the Indenture; and

(5)           the Parent delivers to the Trustee an Officers’ Certificate (attaching the arithmetic computation to demonstrate compliance with clause (3) above) stating that such transaction and such agreement comply with this covenant and that all conditions precedent provided for herein relating to such transaction have been complied with.

Clauses (2), (3) and (5) above will not apply to any merger, consolidation or sale, assignment, transfer, conveyance or other disposition of assets between or among the Parent and any of its Restricted Subsidiaries if, in the good faith determination of the Board of Directors of the Parent, the sole purpose of the transaction is to reincorporate the Parent in another state of the United States.  Upon any consolidation or merger, or any sale, assignment, transfer, conveyance or other disposition of all or substantially all of the assets of the Parent or the Parent and its Restricted Subsidiaries taken as a whole, in accordance with this covenant, the successor corporation formed by such consolidation or into or with which the Parent is merged or to which such sale, assignment, transfer, conveyance or other disposition is made will succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, conveyance or other disposition, the provisions of the Indenture referring to the “the Parent” will refer instead to the successor corporation and not to the Parent), and may exercise every right and power of, the Parent under the Indenture with the same effect as if such successor Person had been named as a Guarantor in the Indenture.  In any such event (other than any transfer by way of lease), the Parent will be released and discharged from all liabilities and obligations in respect of the Notes and the Indenture and the predecessor may be dissolved, wound up or liquidated at any time thereafter.  Clause (3) above will not apply to any merger, consolidation or sale, assignment, transfer, conveyance or other disposition of assets between or among the Parent and any of its Restricted Subsidiaries.

The Issuer will not, directly or indirectly:  (1) consolidate or merge with or into another Person (whether or not the Issuer is the surviving corporation) or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties and assets of the Issuer or the Issuer and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

(1)           either: (a) the Issuer is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, conveyance or other disposition will have been made (i) is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia, (ii) assumes all the obligations of the Issuer under the Notes, the Indenture, the Security Documents, the Intercreditor Agreement and the Registration Rights Agreement pursuant to agreements reasonably satisfactory to the Trustee and the Collateral Agent, (iii) causes such amendments, supplements or other instruments to be executed, filed and recorded in such jurisdiction as may be required by applicable law to preserve and protect the lien on the Collateral pledged by the Issuer, together with such financing statements or comparable documents as may be required to perfect any security interest in such Collateral which may be perfected by the filing of a financing statement or a similar document under the UCC or other similar statute or regulation of the relevant states or jurisdictions and (iv) causes the property and assets of the Person which is merged or consolidated with or into the surviving corporation, to the extent that they are property or assets of the types which would constitute Collateral under the Security Documents, to be treated as after-acquired property and the surviving corporation shall take such actions as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the Security Documents in the manner and to the extent provided in the Indenture, in each case in a form reasonably satisfactory to the Trustee;

(2)           immediately after giving effect to such transaction, no Default or Event of Default exists;

(3)           each Guarantor, unless such Guarantor is the Person with which the Issuer has entered into a transaction under this covenant, will have by amendment to its Note Guarantee confirmed that its Note Guarantee will apply to the obligations of the Issuer or the surviving Person in accordance with the Notes and the Indenture; and

(4)           the Issuer delivers to the Trustee an Officers’ Certificate stating that such transaction and such agreement comply with this covenant and that all conditions precedent provided for herein relating to such transaction have been complied with.

Clauses (2) and (4) above will not apply to any merger, consolidation or sale, assignment, transfer, conveyance or other disposition of assets between or among the Parent and any of its Restricted Subsidiaries if, in the good faith determination of the Board of Directors of the Issuer, the sole purpose of the transaction is to reincorporate the Issuer in another state of the United States.  Upon any consolidation or merger, or any sale, assignment, transfer, conveyance or other disposition of all or substantially all of the assets of the Issuer or the Issuer and its Restricted Subsidiaries taken as a whole, in accordance with this covenant, the successor corporation formed by such consolidation or into or with which the Issuer is merged or to which such sale, assignment, transfer, conveyance or other disposition is made will succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, conveyance or other disposition, the provisions of the Indenture referring to the “Issuer” will refer instead to the successor corporation and not to the Issuer), and may exercise every right and power of, the Issuer under the Indenture with the same effect as if such successor Person had been named as the Issuer in the Indenture.  In any such event (other than any transfer by way of lease), the predecessor Issuer will be released and discharged from all liabilities and obligations in respect of the Notes and the Indenture and the predecessor Issuer may be dissolved, wound up or liquidated at any time thereafter.

In addition, none of the Parent or the Parent and its Restricted Subsidiaries, or the Issuer or the Issuer and its Restricted Subsidiaries may, directly or indirectly, lease all or substantially all of its or their respective properties or assets considered as one enterprise, in one or more related transactions, to any other Person.

Transactions with Affiliates

The Parent will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into, make, amend, renew or extend any transaction, contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate (each, an “Affiliate Transaction”), unless:

(1)           such Affiliate Transaction is on terms that are no less favorable to the Parent or the relevant Restricted Subsidiary than those that would have been obtained in a comparable arm’s-length transaction by the Parent or such Restricted Subsidiary with a Person that is not an Affiliate of the Parent or any of its Restricted Subsidiaries; and

(2)           the Parent delivers to the Trustee:

(a)           with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $15 million, a Board Resolution set forth in an Officers’ Certificate certifying that such Affiliate Transaction or series of related Affiliate Transactions complies with this covenant and that such Affiliate Transaction or series of related Affiliate Transactions has been approved by a majority of the disinterested members of the Board of Directors of the Parent; and

(b)           with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25 million, an opinion as to the fairness to the Parent or such Restricted Subsidiary of such Affiliate Transaction or series of related Affiliate Transactions from a financial point of view issued by an independent accounting, appraisal or investment banking firm of national standing.

The following items shall not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(1)           transactions between or among the Parent and/or its Restricted Subsidiaries;

(2)           payment of reasonable and customary fees to, and reasonable and customary indemnification and similar payments on behalf of, directors of the Parent or any of its Restricted Subsidiaries;

(3)           Restricted Payments that are permitted by the provisions of the Indenture described above under the caption “—Restricted Payments;”

(4)           any sale of Capital Stock (other than Disqualified Stock) of the Parent;

(5)           transactions pursuant to agreements or arrangements in effect on the Issue Date and described in this prospectus (including, without limitation, the Mortgage Loan Facility as in effect on the Issue Date), or any amendment, modification, or supplement thereto or replacement thereof, as long as such agreement or arrangement, as so amended, modified, supplemented or replaced, taken as a whole, is not more disadvantageous to the Parent and its Restricted Subsidiaries than the original agreement or arrangement in existence on the Issue Date;

(6)           any employment, consulting, service or termination agreement, or reasonable and customary indemnification arrangements, entered into by the Parent or any of its Restricted Subsidiaries with officers and employees of the Parent or any of its Restricted Subsidiaries that are Affiliates of the Parent and the payment of compensation to such officers and employees (including amounts paid pursuant to employee benefit plans, employee stock option or similar plans), so long as such agreement or payment has been approved by a majority of the disinterested members of the Board of Directors of the Parent (or by the Parent’s Compensation Committee so long as such committee satisfies applicable independence tests under federal securities laws and the primary exchange or the Nasdaq Stock Market, as the case may be, on which the Parent’s Common Stock is listed);

(7)           transactions with a Person that is an Affiliate of the Parent solely because the Parent, directly or indirectly, owns Equity Interests in, or controls, such Person; and

(8)           commission, payroll, travel and similar advances to officers and employees of the Parent or any of its Restricted Subsidiaries made consistent with past practices.

Designation of Restricted and Unrestricted Subsidiaries

The Board of Directors of the Parent may designate any Restricted Subsidiary of the Parent (other than the Issuer) to be an Unrestricted Subsidiary; provided that:

(1)           any Guarantee by the Parent or any of its Restricted Subsidiaries of any Indebtedness of the Subsidiary being so designated will be deemed to be an Incurrence of Indebtedness by the Parent or such Restricted Subsidiary (or both, if applicable) at the time of such designation, and such Incurrence of Indebtedness would be permitted under the covenant described above under the caption “—Incurrence of Indebtedness;”

(2)           the aggregate Fair Market Value of all outstanding Investments owned by the Parent and its Restricted Subsidiaries in the Subsidiary being so designated (including any Guarantee by the Parent or any of its Restricted Subsidiaries of any Indebtedness of such Subsidiary) will be deemed to be a Restricted Investment made as of the time of such designation, and such Investment would be permitted to be made under the covenant described above under the caption “—Restricted Payments;”

(3)           such Subsidiary does not hold any Liens on any property of the Parent or any of its Restricted Subsidiaries;

(4)           the Subsidiary being so designated:

(a)           is not party to any agreement, contract, arrangement or understanding with the Parent or any of its Restricted Subsidiaries unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Parent or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Parent;

(b)           is a Person with respect to which neither the Parent nor any of its Restricted Subsidiaries has any direct or indirect obligation (i) to subscribe for additional Equity Interests or (ii) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(c)           has not Guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Parent or any of its Restricted Subsidiaries, except to the extent such Guarantee or credit support would be released upon such designation; and

(5)           no Default or Event of Default would be in existence following such designation.

Any designation of a Restricted Subsidiary of the Parent as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee the Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions and was permitted by the Indenture.  If, at any time, any Unrestricted Subsidiary would fail to meet any of the preceding requirements, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness, Investments, or Liens on the property, of such Subsidiary will be deemed to be Incurred or made by a Restricted Subsidiary of the Parent as of such date and, if such Indebtedness, Investments or Liens are not permitted to be Incurred or made as of such date under the Indenture, the Parent will be in default under the Indenture.

The Board of Directors of the Parent may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that:

(1)           such designation will be deemed to be an Incurrence of Indebtedness by a Restricted Subsidiary of the Parent of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if such Indebtedness is permitted under the covenant described under the caption “—Incurrence of Indebtedness,” calculated on a pro forma basis as if such designation had occurred at the beginning of the applicable four-quarter reference period;

(2)           all outstanding Investments owned by such Unrestricted Subsidiary will be deemed to be made as of the time of such designation and such designation will only be permitted if such Investments would be permitted under the covenant described above under the caption “—Restricted Payments;”

(3)           all Liens upon property or assets of such Unrestricted Subsidiary existing at the time of such designation would be permitted under the caption “—Liens;” and

(4)           no Default or Event of Default would be in existence following such designation.

Limitation on Issuances and Sales of Equity Interests in Restricted Subsidiaries

The Parent will not transfer, convey, sell or otherwise dispose of, and will not permit any of its Restricted Subsidiaries to, issue, transfer, convey, sell or otherwise dispose of any Equity Interests in any Restricted Subsidiary of the Parent to any Person (other than the Parent or a Restricted Subsidiary of the Parent or, if necessary, shares of its Capital Stock constituting directors’ qualifying shares or issuances of shares of Capital Stock of foreign Restricted Subsidiaries to foreign nationals, to the extent required by applicable law), except sales of Equity Interests of a Restricted Subsidiary of the Parent by the Parent or a Restricted Subsidiary thereof; provided that (x) the Parent or such Restricted Subsidiary selling such Equity Interests complies with the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales,” (y) any sales of Preferred Stock of a Restricted Subsidiary that result in such Preferred Stock being held by a Person other than the Parent or a Restricted Subsidiary thereof will be deemed to be an Incurrence of Indebtedness and must comply with the covenant described above under the caption “—Incurrence of Indebtedness” and (z) if, immediately after giving effect to such issuance, transfer, conveyance, sale or other disposition, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary, any Investment in such Person remaining after giving effect to such issuance or sale would have been permitted to be made under the covenant described above under the caption “—Restricted Payments” if made on the date of such issuance or sale.

Guarantees

The Parent will not permit any of its Restricted Subsidiaries, directly or indirectly, to Guarantee or pledge any assets to secure the payment of any other Indebtedness of the Parent or any Domestic Subsidiary unless such Restricted Subsidiary is a Guarantor or simultaneously executes and delivers to the Trustee (i) a supplemental indenture, accompanied by an Opinion of Counsel, providing for the Guarantee of the payment of the Notes by such Restricted Subsidiary, which Guarantee shall be senior in right of payment to or pari passu in right of payment with such Subsidiary’s Guarantee of such other Indebtedness and (ii) a supplement or joinder to the Security Documents or new Security Documents and takes all actions required thereunder to perfect the Liens created thereunder.

A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than the Issuer or another Guarantor, unless:

(1)           immediately after giving effect to that transaction, no Default or Event of Default exists; and

(2)           either:

(a)           the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger (if other than the Guarantor) is organized or existing under the laws of the United States, any state thereof or the District of Columbia and assumes all the obligations of that Guarantor under the Indenture, its Note Guarantee and the Registration Rights Agreement pursuant to a supplemental indenture satisfactory to the Trustee; or

(b)           such sale or other disposition or consolidation or merger complies with the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales.”

The Note Guarantee of a subsidiary Guarantor will be released:

(1)           if such Guarantor is not a guarantor of any other Indebtedness of the Issuer (other than if such Guarantor no longer guarantees any Indebtedness of the Issuer as a result of payment under any Guarantee of any such Indebtedness by any Guarantor); provided that a Guarantor shall not be permitted to be released from its Note Guarantee if it is an obligor with respect to Indebtedness that would not, under “—Certain Covenants—Incurrence of Indebtedness,” be permitted to be incurred by a Restricted Subsidiary that is not a Guarantor;

(2)           in connection with any sale or other disposition of all of the Capital Stock of such Guarantor to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary of the Parent, if the sale of all such Capital Stock of that Guarantor complies with the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales;”

(3)           if the Parent properly designates the Restricted Subsidiary that is such Guarantor as an Unrestricted Subsidiary under the Indenture; or

(4)           solely in the case of a Note Guarantee created after the Issue Date pursuant to the first paragraph of this covenant, upon the release or discharge of the Guarantee which resulted in the creation of such Note Guarantee pursuant to this covenant, except a discharge or release by or as a result of payment under such Guarantee.

Business Activities

The Parent will not, and will not permit any Restricted Subsidiary thereof to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Parent and its Restricted Subsidiaries taken as a whole.

Payments for Consent

The Parent will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Reports

The Issuer will furnish to the Trustee and, upon request, to beneficial owners and prospective investors a copy of all of the information and reports referred to in clauses (1) and (2) below within the time periods specified in the Commission’s rules and regulations:

(1)           all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Issuer were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Issuer’s certified independent accountants; and

(2)           all current reports that would be required to be filed with the Commission on Form 8-K if the Issuer were required to file such reports;

provided that, if the Commission has accepted any of the Issuer’s reports as provided in the immediately succeeding paragraph and such reports have been made available to the public on the Commission’s EDGAR system (or any similar successor system), the Issuer will have no obligations to furnish such report to the Trustee, beneficial owners or prospective investors.

Whether or not required by the Commission, the Issuer will comply with the periodic reporting requirements of the Exchange Act and will file the reports specified in the preceding paragraph with the

Commission within the time periods specified above unless the Commission will not accept such a filing.  The Issuer agrees that it will not take any action for the purpose of causing the Commission not to accept any such filings.  If, notwithstanding the foregoing, the Commission will not accept the Issuer’s filings for any reason, the Issuer will post the reports referred to in the preceding paragraph on its website within the time periods that would apply if the Issuer were required to file those reports with the Commission.

If the Issuer has designated any of its Subsidiaries as Unrestricted Subsidiaries (other than Unrestricted Subsidiaries that, when taken together with all other Unrestricted Subsidiaries, are “minor” within the meaning of Rule 3-10 of Regulation S-X), then the quarterly and annual financial information required by this covenant shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, or in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” of the financial condition and results of operations of the Issuer and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Issuer.

Notwithstanding any provision of the preceding three paragraphs, for so long as the Issuer would be permitted pursuant to the rules of the Commission to satisfy any requirement to file Forms 10-Q and 10-K (assuming for such purpose that the Issuer is required to file such reports) by means of the Parent’s filing such reports, the Issuer shall not be required to file with the Commission or furnish to the Trustee separate reports of the Issuer for so long as the Parent actually files such reports in accordance with the Commission’s rules, but in any event containing disclosure comparable to the disclosure required by the preceding paragraph, if applicable.  In addition, the Issuer and the Guarantors have agreed that, for so long as any Notes remain outstanding, they will furnish to the Holders and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Events of Default and Remedies

Each of the following is an Event of Default:

(1)           default for 30 days in the payment when due of interest on, or Additional Interest with respect to, the Notes;

(2)           default in payment when due (whether at maturity, upon acceleration, redemption or otherwise) of the principal of, or premium, if any, on the Notes;

(3)           failure by the Parent or any of its Restricted Subsidiaries to comply with the provisions described under the captions “—Repurchase at the Option of Holders—Change of Control,” “—Repurchase at the Option of Holders—Asset Sales” or “—Certain Covenants—Merger, Consolidation or Sale of Assets;”

(4)           failure by the Parent or any of its Restricted Subsidiaries for 45 days after written notice by the Trustee or Holders representing 25% or more of the aggregate principal amount of Notes outstanding to comply with any of the other agreements in the Indenture or the Security Documents;

(5)           default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Parent or any of its Restricted Subsidiaries  (or the payment of which is Guaranteed by the Parent or any of its Restricted Subsidiaries) whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, if that default:

(a)           is caused by a failure to make any payment when due at the final maturity of such Indebtedness (a “Payment Default”); or

(b)           results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $25 million or more;

(6)           failure by the Parent or any of its Restricted Subsidiaries to pay final judgments (to the extent such judgments are not paid or covered by insurance provided by a reputable carrier that has the ability to perform and has acknowledged coverage in writing) aggregating in excess of $25 million, which judgments are not paid, discharged or stayed for a period of 60 days after such judgments have become final and non-appealable;

(7)           except as permitted by the Indenture, any Note Guarantee of the Parent or a Guarantor that is a Significant Subsidiary, or the Note Guarantees of any group of Guarantors that, taken together, would constitute a Significant Subsidiary, shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Note Guarantee;

(8)           certain events of bankruptcy or insolvency with respect to the Parent, any Guarantor or any Significant Subsidiary of the Parent (or any Restricted Subsidiaries that together would constitute a Significant Subsidiary); and

(9)           so long as the Security Documents have not been otherwise terminated in accordance with their terms and the Collateral as a whole has not been released from the Lien of the Security Documents securing the Notes in accordance with the terms thereof, with respect to Collateral having a Fair Market Value in excess of $25 million, (a) any default by the Issuer or any Guarantor in the performance of its obligations under the Security Documents (after the lapse of any applicable grace periods) or the Indenture which adversely affects the condition or value of such Collateral, in any material respect, and continuance of such default for 60 days after notice of such default has been given to the Issuer by the Trustee in accordance with the terms of the Indenture or Holders of at least 25% of the aggregate principal amount of Notes then outstanding, (b) repudiation or disaffirmation of the Issuer or any Guarantor of its respective obligations under the Security Documents and (c) the determination in a judicial proceeding that the Security Documents are unenforceable or invalid against the Issuer or any Guarantor for any reason.

In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Parent, any Guarantor or any Significant Subsidiary of the Parent (or any Restricted Subsidiaries that together would constitute a Significant Subsidiary), all outstanding Notes will become due and payable immediately without further action or notice.  If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately by notice in writing to the Parent specifying the Event of Default(s).

Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture.  Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in writing in its exercise of any trust or power.  The Trustee may withhold from Holders of the Notes notice of any Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest or Additional Interest) if it determines that withholding notice is in their interest.

The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or Additional Interest on, or the principal of, the Notes.  The Holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee.  However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Notes not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Notes.  A Holder may not pursue any remedy with respect to the Indenture, the Security Documents, the Intercreditor Agreement or the Notes unless:

(1)           the Holder gives the Trustee written notice of a continuing Event of Default;

(2)           the Holders of at least 25% in aggregate principal amount of outstanding Notes make a written request to the Trustee to pursue the remedy;

(3)           such Holder or Holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense;

(4)           the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

(5)           during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes do not give the Trustee a direction that is inconsistent with the request.

However, such limitations do not apply to the right of any Holder of a Note to receive payment of the principal of, premium or Additional Interest, if any, or interest on, such Note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the Notes, which right shall not be impaired or affected without the consent of the Holder.

In the case of any Event of Default occurring by reason of any willful action or inaction taken or not taken by or on behalf of the Issuer with the intention of avoiding payment of the premium that the Issuer would have had to pay if the Issuer then had elected to redeem the Notes pursuant to the optional redemption provisions of the Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes.  If an Event of Default occurs during any time that the Notes are outstanding, by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Issuer with the intention of avoiding the prohibition on redemption of the Notes, then the premium specified in the first paragraph of “—Optional Redemption” shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

The Issuer is required to deliver to the Trustee annually within 120 days after the end of each fiscal year a statement regarding compliance with the Indenture.  Upon becoming aware of any Default or Event of Default, the Issuer is required to deliver to the Trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator, stockholder, member, manager or partner of the Issuer or any Guarantor, as such, shall have any liability for any obligations of the Issuer or the Guarantors under the Notes, the Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.  The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

The Issuer may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding Notes and all Obligations of the Guarantors discharged with respect to their Note Guarantees (“Legal Defeasance”) except for:

(1)           the rights of Holders of outstanding Notes to receive payments in respect of the principal of or interest or premium and Additional Interest, if any, on such Notes when such payments are due from the trust referred to below;

(2)           the Issuer’s obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3)           the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer’s and the Guarantors’ obligations in connection therewith; and

(4)           the Legal Defeasance provisions of the Indenture.

In addition, the Issuer may, at its option and at any time, elect to have the Obligations of the Issuer and the Guarantors released with respect to certain covenants that are described in the Indenture and the Security Agreement, except as otherwise described in the Indenture (“Covenant Defeasance”) and thereafter any omission to comply with those covenants shall not constitute a Default or Event of Default with respect to the Notes.  In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under “—Events of Default” will no longer constitute Events of Default with respect to the Notes.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1)           the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or interest and premium and Additional Interest, if any, on the outstanding Notes on the Stated Maturity or on the applicable redemption date, as the case may be, and the Issuer must specify whether the Notes are being defeased to maturity or to a particular redemption date;

(2)           in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (a) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)           in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)           no Default or Event of Default shall have occurred and be continuing either:  (a) on the date of such deposit; or (b) insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

(5)           such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument to which the Parent or any of its Subsidiaries is a party or by which the Parent or any of its Subsidiaries is bound;

(6)           the Issuer must have delivered to the Trustee an Opinion of Counsel to the effect that (1) assuming no intervening bankruptcy of the Issuer or any Guarantor between the date of deposit and the 91st day following the deposit and assuming that no Holder is an “insider” of the Issuer under applicable bankruptcy law, after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, including Section 547 of the United States Bankruptcy Code and Section 15 of the New York Debtor and Creditor Law, and (2) the creation of the defeasance trust does not violate the Investment Company Act of 1940;

(7)           the Issuer must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders of Notes over the other creditors of the Issuer with the intent of defeating, hindering, delaying or defrauding creditors of the Issuer or others;

(8)           if the Notes are to be redeemed prior to their Stated Maturity, the Issuer must deliver to the Trustee irrevocable instructions to redeem all of the Notes on the specified redemption date; and

(9)           the Issuer must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment, Supplement and Waiver

Except as provided in the next two succeeding paragraphs, the Indenture, the Security Documents, the Intercreditor Agreement or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing Default or compliance with any provision of the Indenture, the Security Documents, the Intercreditor Agreement or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).

Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

(1)           reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(2)           reduce the principal of or change the fixed maturity of any Note or alter the provisions, or waive any payment, with respect to the redemption of the Notes other than provisions relating to covenants described under the captions “—Repurchase at Option of Holders—Assets Sales” and “—Repurchase at Option of Holders—Change of Control” (except to the extent provided in clause (9) below;

(3)           reduce the rate of or change the time for payment of interest on any Note;

(4)           waive a Default or Event of Default in the payment of principal of, or interest, or premium or Additional Interest, if any, on, the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment Default that resulted from such acceleration);

(5)           make any Note payable in money other than U.S. dollars;

(6)           make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, or interest or premium or Additional Interest, if any, on, the Notes;

(7)           release any Guarantor from any of its obligations under its Note Guarantee or the Indenture, except in accordance with the terms of the Indenture;

(8)           impair the right to institute suit for the enforcement of any payment on or with respect to the Notes or the Note Guarantees;

(9)           amend, change or modify the obligation of the Issuer to make and consummate an Asset Sale Offer with respect to any Asset Sale in accordance with the covenant described under the caption “—Repurchase at the Option of Holders—Asset Sales” after the obligation to make such Asset Sale Offer has arisen, or the obligation of the Issuer to make and consummate a Change of Control Offer in the event of a Change of Control in accordance with the covenant described under the caption  “—Repurchase at the Option of Holders—Change of Control” after such Change of Control has occurred, including, in each case, amending, changing or modifying any definition relating thereto;

(10)         except as otherwise permitted under the covenants described under the captions “—Certain Covenants—Merger, Consolidation and Sale of Assets” and “—Certain Covenants—Guarantees,” consent to the assignment or transfer by the Issuer or any Guarantor of any of their rights or Obligations under the Indenture;

(11)         amend or modify any of the provisions of the Indenture or the related definitions affecting the ranking of the Notes or any Note Guarantee in any manner adverse to the Holders of the Notes or any Note Guarantee;

(12)         make any change in the provisions in the Intercreditor Agreement or the Indenture affecting the application of proceeds of Collateral that would adversely affect the Holders of the Notes in any material respect; or

(13)         make any change in the preceding amendment and waiver provisions.

Without the consent of the Holders of at least sixty-six and two-thirds percent (66 2/3%) in aggregate principal amount of the Notes then outstanding, no amendment or waiver may release all or substantially all of the Collateral from the Lien of the Indenture and the Security Documents with respect to the Notes.

Notwithstanding the preceding, without the consent of any Holder of Notes, the Issuer, the Guarantors and the Trustee may amend or supplement the Indenture, the Security Documents, the Intercreditor Agreement or the Notes:

(1)           to cure any ambiguity, defect or inconsistency;

(2)           to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3)           to provide for the assumption of the Issuer’s or any Guarantor’s obligations to Holders of Notes in the case of a merger or consolidation or sale of all or substantially all of the Issuer’s or such Guarantor’s assets;

(4)           to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not materially adversely affect the legal rights under the Indenture of any such Holder;

(5)           to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

(6)           to comply with the provisions described under “—Certain Covenants—Guarantees;”

(7)           to comply with the rules of any applicable securities depositary;

(8)           to evidence and provide for the acceptance of appointment by a successor Trustee;

(9)           to provide for the issuance of Additional Notes in accordance with the Indenture;

(10)         to mortgage, pledge, hypothecate or grant any other Lien in favor of the Collateral Agent for the benefit of the Trustee on behalf of the Holders of the Notes, as additional security for the payment and performance of all or any portion of the Second-Priority Obligations, in any property or assets, including any which are required to be mortgaged, pledged or hypothecated, or in which a Lien is required to be granted to or for the benefit of the Trustee or the Collateral Agent pursuant to the Indenture, any of the Security Documents or otherwise;

(11)         to provide for the release of Collateral from the Lien pursuant to the Indenture, the Security Documents and the Intercreditor Agreement when permitted or required by the Security Documents, the Indenture or the Intercreditor Agreement; or

(12)         to secure any Other Pari Passu Secured Indebtedness to the extent permitted under the Indenture and the Security Documents.

In addition, the Intercreditor Agreement will provide that, subject to certain exceptions, any amendment, waiver or consent to any of the collateral documents with respect to Credit Facility Obligations secured by first-priority Liens will apply automatically to the comparable Security Documents.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect as to all Notes issued thereunder, when either:

(1)           all Notes that have been authenticated (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Issuer) have been delivered to the Trustee for cancellation; or

(2)           (a)           all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium and Additional Interest, if any, and accrued interest to the date of maturity or redemption;

(b)           no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound;

(c)           the Issuer or any Guarantor has paid or caused to be paid all sums payable by it under the Indenture and not provided for by the deposit required by clause (a) above; and

(d)           the Issuer has delivered irrevocable instructions to the Trustee under the Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

In addition, the Issuer must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee

If the Trustee becomes a creditor of the Issuer or any Guarantor, the Indenture and the Trust Indenture Act limit its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise.  The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

The Indenture provides that in case an Event of Default shall occur and be continuing, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs.  Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Registration Rights; Additional Interest

The following description is a summary of the material provisions of the Registration Rights Agreement.  It does not restate that agreement in its entirety.  We urge you to read the Registration Rights Agreement in its entirety because it, and not this description, defines your registration rights as a Holder of the Notes.

The Issuer, the Guarantors and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Dealer Manager, entered into the Registration Rights Agreement on July 9, 2012.  Pursuant to the Registration Rights Agreement, the Issuer and the Guarantors agreed to file with the Commission this exchange offer registration statement on the appropriate form under the Securities Act with respect to the exchange notes.  Upon the effectiveness of this exchange offer registration statement, the Issuer and the Guarantors will offer to the Holders of Notes who are able to make certain representations, the opportunity to exchange their initial notes for exchange notes (the “exchange offer”).

If:

(1)           the Issuer and the Guarantors are not permitted to consummate the exchange offer because the exchange offer is not permitted by applicable law or Commission policy;

(2)           for any reason, the exchange offer is not consummated within the required time period; or

(3)           any Holder of Notes notifies the Issuer prior to the 15th day following the consummation of the exchange offer that:

(a)           it is prohibited by law or Commission policy from participating in the exchange offer;

(b)           it may not resell the exchange notes acquired by it in the exchange offer to the public without delivering a prospectus and this prospectus is not appropriate or available for such resales; or

(c)           it is a broker-dealer and owns Notes acquired directly from the Issuer or an affiliate of the Issuer,

then the Issuer and the Guarantors will file with the Commission a shelf registration statement to cover resales of the Notes by the Holders thereof who satisfy certain conditions relating to the provision of information in connection with the shelf registration statement.

The Issuer and the Guarantors will use their commercially reasonable efforts to cause this registration statement to be declared effective as promptly as possible by the Commission.

The Registration Rights Agreement provides:

(1)           unless the exchange offer would not be permitted by applicable law or Commission policy, the Issuer and the Guarantors will file this exchange offer registration statement with the Commission within 90 days after the Issue Date (or, if such 90th day is not a Business Day, by the next Business Day);

(2)           unless the exchange offer would not be permitted by applicable law or Commission policy, the Issuer and the Guarantors will use their commercially reasonable efforts to have this exchange offer registration statement declared effective by the Commission within 180 days after the Issue Date (or, if such 180th day is not a Business Day, by the next Business Day);

(3)           unless the exchange offer would not be permitted by applicable law or Commission policy, the Issuer and the Guarantors will

(a)           commence the exchange offer; and

(b)           issue exchange notes in exchange for all Notes tendered prior thereto in the exchange offer; and

(4)           if obligated to file the shelf registration statement, the Issuer and the Guarantors will file the shelf registration statement with the Commission on or prior to 90 days after such filing obligation arises (or, if such 90th day is not a Business Day, by the next Business Day) and use their commercially reasonable efforts to cause the shelf registration statement to be declared effective by the Commission on or prior to 180 days after such obligation arises (or, if such 180th day is not a Business Day, by the next Business Day).

If:

(1)           the Issuer and the Guarantors fail to file any of the registration statements required by the Registration Rights Agreement on or before the date specified for such filing;

(2)           any of such registration statements is not declared effective by the Commission on or prior to the date specified for such effectiveness (the “Effectiveness Target Date”);

(3)           the Issuer and the Guarantors fail to consummate the exchange offer within 30 Business Days of the Effectiveness Target Date with respect to the exchange offer registration statement; or

(4)           the shelf registration statement or the exchange offer registration statement is declared effective but thereafter ceases to be effective or usable in connection with resales or exchanges of Notes during the periods specified in the Registration Rights Agreement, including during any blackout period relating to the shelf registration statement permitted by the Registration Rights Agreement

(each such event referred to in clauses (1) through (4) above, a “Registration Default”), then the Issuer or the Guarantors will pay Additional Interest to each Holder of transfer-restricted Notes entitled to be registered by such registration statement, with respect to the first 90-day period immediately following the occurrence of the first Registration Default in an amount equal to one-quarter of one percent (0.25%) per annum on the principal amount of transfer-restricted Notes held by such Holder entitled to be registered by such registration statement.

The amount of the Additional Interest will increase by an additional one-quarter of one percent (0.25%) per annum on the principal amount of transfer-restricted Notes with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Additional Interest for all Registration Defaults of one percent (1.0%) per annum entitled to be registered by such registration statement.

Following the cure of all Registration Defaults, the accrual of Additional Interest will cease.  For the avoidance of doubt, a Registration Default shall not in itself constitute a Default or Event of Default under the Indenture.

Holders of Notes will be required to make certain representations to the Issuer (as described in the Registration Rights Agreement) in order to participate in the exchange offer and will be required to deliver certain information to be used in connection with the shelf registration statement and to provide comments on the shelf registration statement within the time periods set forth in the Registration Rights Agreement in order to have their Notes included in the shelf registration statement and benefit from the provisions regarding Additional Interest set forth above.  By acquiring Notes in the private offering consummated July 9, 2012, a Holder is deemed to have agreed to indemnify the Issuer and the Guarantors against certain losses arising out of information furnished by such Holder in writing for inclusion in any shelf registration statement.  Holders of Notes will also be required to suspend their use of the prospectus included in the shelf registration statement under certain circumstances upon receipt of written notice to that effect from the Issuer.

Certain Definitions

Set forth below are certain defined terms used in the Indenture.  Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

“Additional Interest” means all additional interest owing on the Notes pursuant to the Registration Rights Agreement.

“Affiliate” of any specified Person means (1) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person or (2) any executive officer or director of such specified Person.  For purposes of this definition, “control,” as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control.  For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” shall have correlative meanings.

“Asset Sale” means:

(1)           the sale, lease, conveyance or other disposition of any property or assets of the Parent or any of its Restricted Subsidiaries other than a transaction governed by the provisions of the Indenture described above under the caption “—Repurchase at the Option of Holders—Change of Control” and/or the provisions described above under the caption “—Certain Covenants—Merger, Consolidation or Sale of Assets;” and

(2)           the issuance of Equity Interests by any of the Restricted Subsidiaries of the Parent or the sale by the Parent or any of its Restricted Subsidiaries of Equity Interests in any of

its Subsidiaries (other than directors’ qualifying shares and shares issued to foreign nationals to the extent required by applicable law).

Notwithstanding the preceding, the following items shall be deemed not to be Asset Sales:

(1)           any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $10 million in the aggregate;

(2)           the sale, lease, conveyance or other disposition of any property or assets between or among the Parent and its Restricted Subsidiaries;

(3)           an issuance of Equity Interests by a Restricted Subsidiary of the Parent to the Parent or to another Restricted Subsidiary of the Parent;

(4)           the sale, lease, sublease, license or sublicense or consignment of equipment, inventory, accounts receivable or other assets in the ordinary course of business;

(5)           any sale of accounts receivable, or participations therein, in connection with any Qualified Receivables Transaction;

(6)           the licensing of intellectual property to third Persons on reasonable and customary terms in the ordinary course of business consistent with past practice; provided that such licensing does not materially interfere with the business of the Parent or any of its Restricted Subsidiaries;

(7)           the sale or other disposition of Cash Equivalents;

(8)           dispositions of accounts receivable in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings;

(9)           a Restricted Payment that is permitted by the covenant described above under the caption “—Certain Covenants—Restricted Payments” and any Permitted Investment;

(10)         any sale or disposition of any property or equipment that has become damaged, worn out, obsolete or otherwise unsuitable for use in connection with the business of the Parent or its Restricted Subsidiaries;

(11)         to the extent allowable under Section 1031 of the Internal Revenue Code of 1986, any exchange of like property (excluding any boot thereon) for use in a Permitted Business;

(12)         the unwinding of any Hedging Obligations; and

(13)         the creation of a Lien not prohibited by the Indenture.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” shall be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition.  The terms “Beneficially Owns” and “Beneficially Owned” shall have corresponding meanings.

“Board of Directors” means:

(1)           with respect to a corporation, the board of directors of the corporation or, except in the context of the definitions of “Change of Control” and “Continuing Directors,” a duly authorized committee thereof;

(2)           with respect to a partnership, the Board of Directors of the general partner of the partnership or, if the partnership has more than one general partner, the managing general partner of the partnership; and

(3)           with respect to any other Person, the board or committee of such Person serving a similar function.

“Board Resolution” means a resolution certified by the Secretary or an Assistant Secretary of the Parent to have been duly adopted by the Board of Directors of the Parent and to be in full force and effect on the date of such certification.

“Borrowing Base” means, as of any date, an amount equal to the sum of (i) 85% of the net book value of all inventory owned by the Parent or any of its Restricted Subsidiaries as of the most recent fiscal quarter for which internal financial statements are available, all calculated on a consolidated basis and in accordance with GAAP and (ii) 80% of the appraised value of property, plant and equipment.

“Business Day” means any day other than a Legal Holiday.

“Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

“Capital Stock” means:

(1)           in the case of a corporation, corporate stock;

(2)           in the case of an association or other business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)           in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4)           any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Equivalents”  means:

(1)           United States dollars or, in the case of any Restricted Subsidiary organized under the laws of any jurisdiction outside the United States, such local currencies held by such Restricted Subsidiary from time to time in the ordinary course of business;

(2)           securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the

United States is pledged in support thereof), maturing, unless such securities are deposited to defease any Indebtedness, not more than one year from the date of acquisition;

(3)           commercial paper having one of the two highest ratings obtainable from Moody’s Investors Service, Inc. or Standard & Poor’s Rating Services and in each case maturing within 90 days after the date of the acquisition thereof;

(4)           certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of the acquisition thereof, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case (x) with any commercial bank organized under the laws of the United States, Canada or the United Kingdom (or any state, province or territory thereof) or any foreign branch thereof having capital and surplus aggregating at least $100 million or (y) insured by any nation or government, any state, province, municipality or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing, and any department, agency, board, commission, tribunal, committee or instrumentality of any of the foregoing;

(5)           mutual funds substantially all of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (4) of this definition;

(6)           deposit accounts in the ordinary course of business with financial institutions (A) located in the United States of America, Canada or the United Kingdom and (B) located in a jurisdiction other than the United States of America, Canada or the United Kingdom in an amount not in excess of $10 million in the aggregate; and

(7)           fully collateralized repurchase obligations of any commercial bank organized under the laws of the United States of America or any state thereof having capital and surplus aggregating at least $100 million, having a term of not more than 30 days, with respect to securities issued or fully guaranteed by the government of the United States of America.

“Change of Control” means the occurrence of any of the following:

(1)           the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Parent and its Restricted Subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act);

(2)           the adoption by the shareholders of the Parent of a plan relating to the liquidation or dissolution of the Parent;

(3)           the Parent (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) becomes aware of the acquisition by any “person” or “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act, or any successor provision), other than the Permitted Holders, in a single transaction or in a series of related transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 50% or more of the total voting power of the Voting Stock of the Parent;

(4)           the first day on which a majority of the members of the Board of Directors of the Parent are not Continuing Directors;

(5)           the Parent consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Parent, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Parent or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where (A) the Voting Stock of the Parent outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the total voting power of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance) and (B) immediately after such transaction, no “person” or “group” (as such terms are used in Section 13(d) and 14(d) of the Exchange Act) other than a Permitted Holder becomes, directly or indirectly, the Beneficial Owner of 50% or more of the voting power of the Voting Stock of the surviving or transferee Person; or

(6)           the failure of the Issuer to be a Wholly Owned Restricted Subsidiary of the Parent.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means, with respect to any Person, any Capital Stock (other than Preferred Stock) of such Person, whether outstanding on the Issue Date or issued thereafter.

“Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus:

(1)           provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(2)           Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that any such Fixed Charges were deducted in computing such Consolidated Net Income; plus

(3)           depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period), non-cash asset impairment charges and other non-cash expenses (excluding, other than in connection with the Exchange Offer, any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; minus

(4)           non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue consistent with past practice;

in each case, on a consolidated basis and determined in accordance with GAAP.

Notwithstanding the preceding, the provision for taxes based on the income or profits of, the Fixed Charges of and the depreciation and amortization and other non-cash expenses of, a Restricted

Subsidiary of the Parent shall be added to Consolidated Net Income to compute Consolidated Cash Flow of the Parent (A) in the same proportion that the Net Income of such Restricted Subsidiary was added to compute such Consolidated Net Income of the Parent and (B) only to the extent that a corresponding amount would be permitted at the date of determination to be dividended or distributed to the Parent by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(1)           the Net Income or loss of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary thereof;

(2)           the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its equityholders;

(3)           the Net Income of any Person acquired during the specified period for any period prior to the date of such acquisition shall be excluded;

(4)           the cumulative effect of a change in accounting principles shall be excluded; and

(5)           notwithstanding clause (1) above, the Net Income or loss of any Unrestricted Subsidiary shall be excluded, whether or not distributed to the specified Person or one of its Subsidiaries.

“Continuing Directors” means, as of any date of determination, those members of the Board of Directors of the Parent, each of whom:

(1)           was a member of such Board of Directors on the Issue Date; or

(2)           was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

“Credit Agreement” means that certain Second Amended and Restated Loan and Security Agreement, dated as of March 21, 2011, by and among The Bon-Ton Department Stores, Inc., The Elder-Beerman Stores Corp., Carson Pirie Scott II, Inc., Bon-Ton Distribution, Inc., The Bon-Ton Stores of Lancaster, Inc. and McRIL, LLC, the loan parties party thereto, Bank of America, N.A., as Agent, and the other lenders named therein, including any related notes, Guarantees (including the Guarantee of the Parent), collateral documents, instruments and agreements executed in connection therewith, and as the same may be amended, restated, modified, renewed, refunded, replaced or refinanced from time to time, regardless of whether such amendment, restatement, modification, renewal, refunding, replacement or refinancing is with the same financial institutions or otherwise.

“Credit Facilities” means one or more debt facilities, mortgage loan facilities or commercial paper facilities (including, without limitation, the Credit Agreement), in each case with banks or other institutional lenders, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

“Credit Facility Obligations” means the indebtedness outstanding under Credit Facilities that is secured by a Permitted Lien described in clause (1) of the definition thereof, and all other obligations of the Issuer or any Guarantor under such Credit Facilities and all Hedging Obligations permitted by the Indenture and secured by the collateral securing any Obligations under any of the Credit Facilities.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by the Parent or any of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officers’ Certificate, setting forth the basis of such valuation, less the amount of Cash Equivalents received in connection with a subsequent sale of such Designated Non-cash Consideration.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is one year after the date on which the Notes mature.  Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Parent to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Parent may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption “—Certain Covenants—Restricted Payments.”  The term “Disqualified Stock” shall also include any options, warrants or other rights that are convertible into Disqualified Stock or that are redeemable at the option of the holder, or required to be redeemed, prior to the date that is one year after the date on which the Notes mature.

“Domestic Subsidiary” means any Restricted Subsidiary of the Parent other than a Restricted Subsidiary that is (1) a “controlled foreign corporation” under Section 957 of the Internal Revenue Code (a) whose primary operating assets are located outside the United States and (b) that is not subject to tax under Section 882(a) of the Internal Revenue Code because of a trade or business within the United States (other than any entity under this clause (1) that Guarantees Indebtedness of the Parent or any of its other Domestic Subsidiaries) or (2) a Subsidiary of an entity described in the preceding clause (1).

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means (i) an offer and sale of Capital Stock (other than Disqualified Stock) of the Parent pursuant to a registration statement that has been declared effective by the Commission pursuant to the Securities Act (other than a registration statement on Form S-8 or otherwise relating to equity securities issuable under any employee benefit plan of the Parent) or (ii) any private placement of Capital Stock (other than Disqualified Stock) of the Parent to any Person other than a Subsidiary of the Parent.

“exchange notes” means any notes issued in exchange for the initial notes pursuant to the Registration Rights Agreement or a similar agreement.

“Existing Indebtedness” means the aggregate principal amount of Indebtedness of the Parent and its Restricted Subsidiaries (including, without limitation, any Old Notes outstanding on the Issue Date) (other than Indebtedness under the Credit Agreement or the Notes and the related Note Guarantees) in existence on the Issue Date.

“Fair Market Value” means the price that would be paid in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by an executive officer of the Parent.  Notwithstanding the foregoing, (1) if the Fair Market Value exceeds $15 million, the determination of Fair Market Value must be made by the Board of Directors of the Parent and be evidenced by a Board Resolution attached to an Officers’ Certificate delivered to the Trustee and (2) if the Fair Market Value exceeds $25 million, the determination of Fair Market Value must be made by the Board of Directors of the Parent and such determination of Fair Market Value must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing.

“First Lien Security Document” means any security document granting or evidencing a first-priority security interest to secure the obligations under the Credit Facility Obligations.

“Fixed Charge Coverage Ratio” means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period.  In the event that the specified Person or any of its Restricted Subsidiaries Incurs, repays, repurchases or redeems any Indebtedness or issues, repurchases or redeems Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such Incurrence, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of Preferred Stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of such period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1)           acquisitions and dispositions of business entities or property and assets constituting a division or line of business of any Person that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be given pro forma effect as if they had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated on a pro forma basis in accordance with Regulation S-X under the Securities Act, but without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income;

(2)           the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, shall be excluded;

(3)           the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date; and

(4)           consolidated interest expense attributable to interest on any Indebtedness (whether existing or being Incurred) computed on a pro forma basis and bearing a floating interest rate shall be computed as if the rate in effect on the Calculation Date (taking into account any interest rate option, swap, cap or similar agreement applicable to such Indebtedness if such agreement has a remaining term in excess of 12 months or, if shorter, at least equal to the remaining term of such Indebtedness) had been the applicable rate for the entire period.

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1)           the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit (other than trade letters of credit in the ordinary course of business) or bankers’ acceptance financings, excluding amortization of Transaction fees and expenses and other debt issuance costs incurred on or prior to the Issue Date; and net of the effect of all payments made or received pursuant to Hedging Obligations; plus

(2)           the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3)           any interest expense on Indebtedness of another Person that is Guaranteed by such Person or any of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

(4)           the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of Disqualified Stock or Preferred Stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests (other than Disqualified Stock) of the Person or to the Person or a Restricted Subsidiary of the Person, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

“GAAP” means generally accepted accounting principles in the United States which are in effect on the Issue Date.

“Government Securities” means securities that are direct obligations of the United States of America for the timely payment of which its full faith and credit are pledged.

“Guarantee” means, as to any Person, a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness of another Person.

“Guarantors” means:

(1)           any existing and future obligors (as borrowers or guarantors) under the Credit Agreement other than the Issuer; and

(2)           any other Subsidiary that executes a Note Guarantee in accordance with the provisions of the Indenture;

and their respective successors and assigns until released from their obligations under their Note Guarantees and the Indenture in accordance with the terms of the Indenture.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1)           interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and other agreements or arrangements with respect to interest rates;

(2)           commodity swap agreements, commodity option agreements, forward contracts and other agreements or arrangements with respect to commodity prices; and

(3)           foreign exchange contracts, currency swap agreements and other agreements or arrangements with respect to foreign currency exchange rates.

“Holder” means a Person in whose name a Note is registered.

“Incur” means, with respect to any Indebtedness, to incur (by merger, conversion, exchange or otherwise), create, issue, assume, Guarantee or otherwise become directly or indirectly liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness (and “Incurrence” and “Incurred” shall have meanings correlative to the foregoing); provided that (1) any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary of the Person will be deemed to be Incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary of the Person and (2) neither the accrual of interest nor the accretion of original issue discount nor the payment of interest in the form of additional Indebtedness with the same terms and the payment of dividends on Disqualified Stock or Preferred Stock in the form of additional shares of the same class of Disqualified Stock or Preferred Stock (to the extent provided for when the Indebtedness or Disqualified Stock or Preferred Stock on which such interest or dividend is paid was originally issued) shall be considered an Incurrence of Indebtedness; provided that in each case the amount thereof is for all other purposes included in the Fixed Charges and Indebtedness of the Person or such Restricted Subsidiary as accrued.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

(1)           in respect of borrowed money;

(2)           evidenced by bonds, notes, debentures, surety bonds or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3)           in respect of banker’s acceptances;

(4)           in respect of Capital Lease Obligations;

(5)           in respect of the balance deferred and unpaid of the purchase price of any property or services, except any such balance that constitutes an accrued expense or trade payable;

(6)           representing Hedging Obligations;

(7)           representing Disqualified Stock valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued dividends; or

(8)           in the case of a Subsidiary of such Person, representing Preferred Stock valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued dividends.

In addition, the term “Indebtedness” includes (x) all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person), provided that the amount of such Indebtedness shall be the lesser of (A) the Fair Market Value of such asset at such date of determination and (B) the amount of such Indebtedness, and (y) to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.  For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Stock or Preferred Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock, as applicable, as if such Disqualified Stock or Preferred Stock were repurchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture.

The amount of the Indebtedness in respect of any Hedging Obligations at any time shall be equal to the amount payable as a result of the termination of such Hedging Obligations at such time.  The amount of any Indebtedness outstanding as of any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, and shall be:

(1)           the accreted value thereof, in the case of any Indebtedness issued with original issue discount; and

(2)           the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

Notwithstanding the foregoing, Indebtedness will not include any guarantee by the Person or any of its Restricted Subsidiaries of operating lease obligations that are not Indebtedness.

“Intercreditor Agreement” means the Intercreditor Agreement, dated as of July 9, 2012, by and among Bank of America, N.A., in its capacity as administrative agent and collateral agent pursuant to the Credit Agreement, the holders of any Other Pari Passu Secured Indebtedness from time to time (or any agent or representative on their behalf), the Trustee, the Collateral Agent, the Issuer and the Guarantors, as the same may be amended, restated, modified, renewed or replaced from time to time, regardless of whether such amendment, restatement, modification, renewal or replacement is with the same financial institutions or otherwise.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the form of loans or other extensions of credit (including Guarantees), advances, capital contributions (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

If the Person or any of its Restricted Subsidiaries sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Person such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Person, then the Person shall be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Investment in such Subsidiary not sold or disposed of.  The acquisition by the Person or any of its Restricted Subsidiaries of a Person that holds an Investment in a third Person shall be deemed to be an Investment by the Person or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investment held by the acquired Person in such third Person.

“Issue Date” means July 9, 2012, the date of original issuance of the Notes under the Indenture.

“Issuer” means The Bon-Ton Department Stores, Inc., a Pennsylvania corporation, and its successors and assigns.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in The City of New York or at a place of payment are authorized or required by law, regulation or executive order to remain closed.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Mortgage” means any mortgage or deed of trust with respect to Real Property owned in fee simple by the Issuer or any Guarantor, including any assignment of leases and rents, security agreement and fixture filing relating thereto, entered into by the Issuer or any Guarantor in favor of the Collateral Agent for its benefit and the benefit of the Trustee and the Holders of the Notes, as each may be amended, restated, supplemented or otherwise modified from time to time.

“Mortgage Loan Facility” means each of those certain Loan Agreements, dated as of March 6, 2006, by and among Bonstores Realty One, LLC and Bank of America, N.A., as lender, and Bonstores Realty Two, LLC, and Bank of America, N.A., as lender, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith and as the same may be amended, restated, modified, renewed, refunded, replaced or refinanced from time to time, regardless of whether such amendment, restatement, modification, renewal, refunding, replacement or refinancing is with the same financial institutions or otherwise.

“Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends, excluding, however:

(1)           any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with: (a) any sale of assets outside the ordinary course of business of such Person; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries;

(2)           any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss;

(3)           any non-cash goodwill or intangible asset impairment charges resulting from the application of Accounting Standards Codification Topic 350;

(4)           any non-cash charges related to restructuring, debt retirement and/or store closings; and

(5)           all non-cash expenses related to stock-based compensation plans, including stock option non-cash expenses.

“Net Proceeds” means the aggregate cash proceeds, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not the interest component, thereof) received by the Parent or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of (1) the direct costs relating to such Asset Sale, including, without limitation, legal, accounting, investment banking and brokerage fees, and sales commissions, and any relocation expenses incurred as a result thereof, (2) taxes paid or payable as a result thereof, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, (3) amounts required to be applied to the repayment of Indebtedness or other liabilities secured by a Lien on the asset or assets that were the subject of such Asset Sale or required to be paid as a result of such sale, (4) any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP, (5) in the case of any Asset Sale by a Restricted Subsidiary of the Parent, payments to holders of Equity Interests in such Restricted Subsidiary in such capacity (other than such Equity Interests held by the Parent or any of its Restricted Subsidiaries) to the extent that such payment is required to permit the distribution of such proceeds in respect of the Equity Interests in such Restricted Subsidiary held by the Parent or any of its Restricted Subsidiaries and (6) appropriate amounts to be provided by the Parent or its Restricted Subsidiaries as a reserve against liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in accordance with GAAP; provided that (a) excess amounts set aside for payment of taxes pursuant to clause (2) above remaining after such taxes have been paid in full or the statute of limitations therefor has expired and (b) amounts initially held in reserve pursuant to clause (6) no longer so held, will, in the case of each of subclauses (a) and (b), at that time become Net Proceeds.

“Note Guarantee” means a Guarantee of the Notes pursuant to the Indenture.

“Notes” means the Issuer’s 10 5/8% Senior Secured Second Lien Notes due 2017.

“Obligations” means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding, whether or not allowed in any such proceeding), penalties, fees, expenses, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

“Officers’ Certificate” means a certificate signed on behalf of the Parent by at least two Officers of the Parent, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Parent, that meets the requirements of the Indenture.

“Old Notes” means the Issuer’s 10¼% Senior Notes due 2014.

“Opinion of Counsel” means an opinion from legal counsel (who may be counsel to or an employee of the Parent) that meets the requirements of the Indenture.

“Other Pari Passu Secured Indebtedness” means any Indebtedness of the Issuer or any Guarantor that is pari passu in right of payment to the Notes or any Note Guarantee, as the case may be, and is secured by a Lien on the Collateral that has the same priority as the Lien securing the Notes and the Note Guarantees and that is designated in writing as such by the Issuer to the Trustee (including, without limitation, any such Indebtedness incurred under or issued pursuant to a Credit Facility), and the holders or a representative of the holders of which enter into a joinder agreement to the Intercreditor Agreement and an appropriate agency agreement or joinder to existing Security Documents with the Collateral Agent, as applicable, or other appropriate agency agreements or security documents with another collateral agent, as applicable, provided that no additional agreement will be required for Additional Notes and related Note Guarantees and any exchange notes and related Note Guarantees issued in exchange therefor.  “Other Pari Passu Secured Indebtedness” does not include the Notes and the Note Guarantees issued on the Issue Date, but includes any Additional Notes and related Note Guarantees.

“Parent” means The Bon-Ton Stores, Inc., a Pennsylvania corporation, and its successors and assigns.

“Permitted Business” means any business conducted or proposed to be conducted (as described in this prospectus) by the Parent and its Restricted Subsidiaries on the date of the Indenture and other businesses reasonably related or ancillary thereto.

“Permitted Holders” means (1) Tim Grumbacher and his immediate family members (as defined by the National Association of Security Dealers Automatic Quotation system listing requirements) or the spouses and former spouses (including widows and widowers), heirs or lineal descendants of any of the foregoing; (2) an estate, trust (including a revocable trust, declaration of trust or a voting trust), guardianship, other legal representative relationship or custodianship for the primary benefit of one or more individuals described in clause (1) above or controlled by one or more individuals described in clause (1) above; (3) a corporation, partnership, limited liability company, foundation, charitable organization or other entity if a majority of the voting power and, if applicable, a majority of the value of the equity ownership of such corporation, partnership, limited liability company, foundation, charitable organization or other entity is directly or indirectly owned by or for the primary benefit of one or more individuals or entities described in clauses (1) or (2) above; (4) a corporation, partnership, limited liability company, foundation, charitable organization or other entity controlled directly or indirectly by one or more individuals or entities described in clauses (1), (2) or (3) above; and (5) any “person” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) acting on behalf of the Parent as underwriter pursuant to an offering that is temporarily holding securities in connection with such offering.

“Permitted Investments” means:

(1)           any Investment in the Parent or in a Restricted Subsidiary of the Parent;

(2)           any Investment in Cash Equivalents;

(3)           any Investment by the Parent or any of its Restricted Subsidiaries in a Person, if as a result of such Investment:

(a)           such Person becomes a Restricted Subsidiary of the Parent; or

(b)           such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Parent or a Restricted Subsidiary of the Parent;

(4)           any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales”;

(5)           Investments to the extent acquired in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Parent;

(6)           Hedging Obligations that are Incurred for the purpose of fixing, hedging or swapping interest rate, commodity price or foreign currency exchange rate risk (or to reverse or amend any such agreements previously made for such purposes), and not for speculative purposes;

(7)           stock, obligations or securities received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business or received in satisfaction of judgment;

(8)           advances to customers or suppliers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable, prepaid expenses or deposits on the balance sheet of the Parent or its Restricted Subsidiaries and endorsements for collection or deposit arising in the ordinary course of business;

(9)           commission, payroll, travel and similar advances to officers and employees of the Parent or any of its Restricted Subsidiaries made consistent with past practices;

(10)         Investments by the Parent or a Restricted Subsidiary of the Parent in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person, in each case, in connection with a Qualified Receivables Transaction;

(11)         Investments consisting of the licensing or contribution of intellectual property in the ordinary course of business;

(12)         Loans or advances to employees of the Parent or any of its Restricted Subsidiaries that are approved in good faith by a majority of the disinterested members of the Board of Directors of the Parent in an aggregate amount outstanding not to exceed $5 million at any time;

(13)         other Investments in any Person other than an Unrestricted Subsidiary (provided that any such corporation, partnership, joint venture or other entity is not an Affiliate of the Parent or is an Affiliate of the Parent solely because the Parent, directly or indirectly, owns Equity Interests in, or controls, such corporation, partnership, joint venture or other entity) having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (13) since the date of the Indenture, not to exceed $25 million; and

(14)         Investments existing on the Issue Date (including, without limitation, Investments in connection with the Mortgage Loan Facility as in effect on the Issue Date).

“Permitted Liens” means:

(1)           Liens securing Obligations in respect of Indebtedness and other amounts under the Credit Facilities provided the aggregate principal amount of Indebtedness at any time outstanding does not exceed the sum of (i) the amount of Indebtedness Incurred and outstanding at such time under clause (1) of the second paragraph of the covenant described under the caption “—Certain Covenants — Incurrence of Indebtedness” plus (ii) the amount of Indebtedness available for Incurrence at such time under clause (1) of the second paragraph of the covenant described under the caption “—Certain Covenants — Incurrence of Indebtedness”;

(2)           Liens on the assets of the Parent or any of its Restricted Subsidiaries securing Indebtedness Incurred under clause (15) of the second paragraph of the covenant described under the caption “—Certain Covenants—Incurrence of Indebtedness”;

(3)           Liens in favor of the Parent or any of its Restricted Subsidiaries;

(4)           Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Parent or any of its Restricted Subsidiaries; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Parent or the Restricted Subsidiary;

(5)           Liens on property existing at the time of acquisition thereof by the Parent or any of its Restricted Subsidiaries, provided that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any property other than the property so acquired by the Parent or the Restricted Subsidiary;

(6)           Liens securing the Notes and the Note Guarantees;

(7)           Liens existing on the date of the Indenture;

(8)           Liens securing Permitted Refinancing Indebtedness; provided that such Liens do not extend to any property or assets other than the property or assets that secure the Indebtedness being refinanced;

(9)           Liens on property or assets used to defease or to satisfy and discharge Indebtedness; provided that (a) the Incurrence of such Indebtedness was not prohibited by the Indenture and (b) such defeasance or satisfaction and discharge is not prohibited by the Indenture;

(10)         Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (4) of the second paragraph of the covenant described under the caption “—Certain Covenants—Incurrence of Indebtedness”; provided that any such Lien (i) covers only the assets acquired, constructed or improved with such Indebtedness and (ii) is created within 180 days of such acquisition, construction or improvement;

(11)         Liens on cash or Cash Equivalents securing Hedging Obligations of the Parent or any of its Restricted Subsidiaries  (a) that are Incurred for the purpose of fixing, hedging or swapping interest rate, commodity price or foreign currency exchange rate risk (or to reverse or amend any such agreements previously made for such purposes), and not for speculative purposes, or (b) securing letters of credit that support such Hedging Obligations;

(12)         Liens incurred or deposits made in the ordinary course of business in connection with worker’s compensation, unemployment insurance or other social security obligations;

(13)         Liens, deposits or pledges to secure the performance of bids, tenders, contracts (other than contracts for the payment of Indebtedness), leases, subleases, licenses or other similar obligations arising in the ordinary course of business, including Liens in favor of the Trustee under the Indenture;

(14)         survey exceptions, encumbrances, easements or reservations of, or rights of other for, rights of way, zoning or other restrictions as to the use of properties, and defects in title which, in the case of any of the foregoing, were not incurred or created to secure the payment of Indebtedness, and which in the aggregate do no materially adversely affect the value of such properties or materially impair the use for the purposes of which such properties are held by the Parent or any of its Restricted Subsidiaries;

(15)         judgment and attachment Liens not giving rise to an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

(16)         Liens, deposits or pledges to secure public or statutory obligations, surety, stay, appeal, indemnity, performance or other similar bonds or obligations; and Liens, deposits or pledges in lieu of such bonds or obligations, or to secure such bonds or obligations, or to secure letters of credit in lieu of or supporting the payment of such bonds or obligations;

(17)         Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of the Parent or any Subsidiary thereof on deposit with or in possession of such bank;

(18)         any interest or title of a lessor, licensor or sublicensor in the property subject to any lease, license or sublicense;

(19)         Liens arising from precautionary UCC financing statements regarding operating leases or consignments;

(20)         Liens of franchisors in the ordinary course of business not securing Indebtedness;

(21)         Liens for taxes, assessments and governmental charges not yet delinquent or being contested in good faith and for which adequate reserves have been established to the extent required by GAAP;

(22)         carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

(23)         easements, rights-of-way, restrictions, covenants or other agreements of record, and other similar charges or encumbrances on Real Property, that do not secure any monetary obligation and do not materially interfere with the business of the Parent or any of its Restricted Subsidiaries;

(24)         Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(25)         deposits in the ordinary course of business to secure liability to insurance carriers;

(26)         Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(27)         Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (ii) attaching to commodity trading accounts or other commodity brokerage amounts incurred in the ordinary course of business and (iii) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(28)         Liens on cash and Cash Equivalents to secure letters of credit for the account of any Person that were in existence prior to, and not in contemplation of, the acquisition of such Person by the Parent or any of its Restricted Subsidiaries pending the replacement thereof with letters of credit issued under the Credit Agreement; provided that the aggregate Fair Market Value of all cash and Cash Equivalents subject to such Liens pursuant to this clause (28) shall not at any time exceed $5 million;

(29)         Liens securing Other Pari Passu Secured Indebtedness (including any Additional Notes) in an aggregate principal amount not to exceed the principal amount of Old Notes not tendered in the exchange offer consummated on July 9, 2012; provided that the holders of such Indebtedness, or their duly appointed agent, shall become a party to the Intercreditor Agreement; and

(30)         Liens incurred in the ordinary course of business of the Parent or any of its Restricted Subsidiaries with respect to obligations that do not exceed $25 million at any one time outstanding.

“Permitted Refinancing Indebtedness” means:

(A)          any Indebtedness of the Parent or any of its Restricted Subsidiaries  (other than Disqualified Stock) issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Parent or any of its Restricted Subsidiaries  (other than Disqualified Stock and intercompany Indebtedness); provided that:

(1)           the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued and unpaid interest thereon and the amount of any reasonably determined premium necessary to accomplish such refinancing and such reasonable expenses incurred in connection therewith);

(2)           such Permitted Refinancing Indebtedness has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(3)           if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes or the Note Guarantees, such Permitted Refinancing Indebtedness has a final maturity date equal to or later than the final maturity date of the Notes and is subordinated in right of payment to the Notes or the Note Guarantees, as applicable, on terms at least as favorable, taken as a whole, to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(4)           if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is pari passu in right of payment with the Notes or any Note Guarantees, such Permitted Refinancing Indebtedness is pari passu with, or subordinated in right of payment to, the Notes or such Note Guarantees; and

(5)           such Indebtedness is Incurred by either (a) the Restricted Subsidiary that is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded or (b) the Parent; and

(B)           any Disqualified Stock of the Parent or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace or refund Indebtedness or other Disqualified Stock of the Parent or any of its Restricted Subsidiaries  (other than Indebtedness or Disqualified Stock held by the Parent or any of its Restricted Subsidiaries); provided that:

(1)           the liquidation or face value of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness, or the liquidation or face value of the Disqualified Stock, as applicable, so extended, refinanced, renewed, replaced or refunded (plus all accrued and unpaid interest or dividends thereon and the amount of any reasonably determined premium necessary to accomplish such refinancing and such reasonable expenses incurred in connection therewith);

(2)           such Permitted Refinancing Indebtedness has a final redemption date equal to or later than the final maturity or redemption date of, and has a Weighted

Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness or Disqualified Stock being extended, refinanced, renewed, replaced or refunded;

(3)           such Permitted Refinancing Indebtedness has a final redemption date equal to or later than the final maturity date of the Notes and is subordinated in right of payment to the Notes, on terms at least as favorable, taken as a whole, to the Holders of Notes as those contained in the documentation governing the Indebtedness or Disqualified Stock being extended, refinanced, renewed, replaced or refunded;

(4)           such Permitted Refinancing Indebtedness is not redeemable at the option of the holder thereof or mandatorily redeemable prior to the final maturity or redemption date of the Indebtedness or Disqualified Stock being extended, refinanced, renewed, replaced or refunded; and

(5)           such Disqualified Stock is issued by either (a) the Restricted Subsidiary that is the obligor on the Indebtedness or the issuer of the Disqualified Stock being extended, refinanced, renewed, replaced or refunded or (b) the Parent.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Preferred Stock” means, with respect to any Person, any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions upon liquidation.

“Purchase Money Note” means a promissory note evidencing a line of credit, or evidencing other Indebtedness, owed to the Parent or any of its Restricted Subsidiaries in connection with a Qualified Receivables Transaction, which note shall be repaid from cash available to the maker of such note, other than amounts required to be established as reserves pursuant to agreement, amounts paid to investors in respect of interest, principal and other amounts owing to such investors and amounts paid in connection with the purchase of newly generated receivables.

“Qualified Receivables Transaction” means any transaction or series of transactions that may be entered into by the Parent or of its Restricted Subsidiaries pursuant to which the Parent or such Restricted Subsidiary may sell, convey or otherwise transfer to a Receivables Subsidiary, any accounts receivable (whether now existing or arising in the future) of the Parent or such Restricted Subsidiary and any asset related thereto, including, without limitation, all collateral securing such accounts receivable, and all Guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets that are customarily transferred, or in respect of which security interests are customarily granted, in connection with an asset securitization transaction involving accounts receivable.

“Real Property” shall mean, collectively, all right, title and interest (including any lease-hold, mineral or other estate) in and to any and all parcels of or interests in real property owned, leased or operated by any person, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, all general intangibles and contract rights and other property and rights incidental to the ownership, lease or operation thereof.

“Receivables Subsidiary” means a Subsidiary of the Parent (other than a Guarantor) that engages in no activities other than in connection with the financing of accounts receivables and that is designated by the Board of Directors of the Parent (as provided below) as a Receivables Subsidiary (a) no portion of the Indebtedness or any other Obligations (contingent or otherwise) of which (i) is guaranteed by the Parent or any other Restricted Subsidiary of the Parent (excluding Guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates the Parent or any other Restricted Subsidiary of the Parent in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property or asset of the Parent or any other Restricted Subsidiary of the Parent, directly or indirectly, contingently or otherwise to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings, (b) with which neither the Parent nor any other Restricted Subsidiary of the Parent has any material contract, agreement, arrangement or understanding (except in connection with a Purchase Money Note or Qualified Receivables Transaction) other than on terms no less favorable to the Parent or such other Restricted Subsidiary of the Parent than those that might be obtained at the time from Persons that are not Affiliates of the Parent, other than fees payable in the ordinary course of business in connection with servicing accounts receivable, and (c) to which neither the Parent nor any other Restricted Subsidiary of the Parent has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve a certain level of operating results. Any such designation by the Board of Directors of the Parent shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Parent giving effect to such designation and an Officers’ Certificate certifying, to the best of such officer’s knowledge and belief after consulting with counsel, that such designation complied with the foregoing conditions.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of July 9, 2012, among the Issuer, the Guarantors and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Dealer Manager.

“Replacement Assets” means (1) non-current assets that will be used or useful in a Permitted Business or (2) substantially all the assets of a Permitted Business or a majority of the Voting Stock of any Person engaged in a Permitted Business that will become on the date of acquisition thereof a Restricted Subsidiary of such Person.

“Restricted Assets” means any property, other than inventory, accounts and other property of the type that is included in the Borrowing Base under the Credit Facility, to the extent that a grant of security interest therein (x) is prohibited by any requirements of law or (y) is prohibited by or constitutes a breach or default under or results in the termination of or requires any consent not obtained under any contract, license, agreement, instrument or other document evidencing or giving rise to such property or any applicable shareholder or similar agreement, in the case of clause (x) and (y), solely to the extent such prohibition or breach or default or requirement for consent is in effect and is enforceable under applicable law.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” of a Person means any Subsidiary of such Person that is not an Unrestricted Subsidiary.

“Second-Priority Liens” means the liens on the Collateral created in favor of the Collateral Agent for its benefit and the benefit of the Trustee and the Holders of the Notes, subject solely to Permitted Liens and Liens on the Collateral securing Credit Facility Obligations on a first-priority basis.

“Second-Priority Obligations” means all Obligations of the Issuer and the Guarantors under the Notes, the Note Guarantees, the Indenture and the Security Documents and all obligations in respect of Other Pari Passu Secured Indebtedness.

“Security Agreement” means the Security Agreement to be dated as of July 9, 2012, among Parent, the Issuer, the Guarantors and Wells Fargo Bank, N.A., as collateral agent for the Holders, as the same may be amended, restated, modified, renewed or replaced from time to time, regardless of whether such amendment, restatement, modification, renewal or replacement is with the same financial institutions or otherwise.

“Security Documents” means the security documents granting or evidencing a security interest in or Liens on any assets of any Person to secure the Obligations under the Indenture, the Notes, the Note Guarantees and any Other Pari Passu Secured Indebtedness as each may be amended, restated, supplemented or otherwise modified from time to time.

“Significant Subsidiary” means any Subsidiary that would constitute a “significant subsidiary” within the meaning of Article 1 of Regulation S-X of the Securities Act.

“Standard Securitization Undertaking” means representations, warrantees, covenants and indemnities entered into by the Parent or any of its Restricted Subsidiaries, which in the good faith judgment of the Board of Directors of the Parent, are reasonably customary in an accounts receivable transaction.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.  The Stated Maturity of any intercompany Indebtedness payable upon demand shall be the date of demand of payment under such Indebtedness.

“Subsidiary” means, with respect to any specified Person:

(1)           any corporation, association, limited liability company or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)           any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

“Total Assets” means the total amount of all assets of the Parent and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP as shown on the most recent balance sheet of the Parent.

“Unrestricted Subsidiary” means (1) as of the Issue Date, each of Bonstores Holdings One, LLC, Bonstores Holdings Two, LLC, Bonstores Realty One, LLC, Bonstores Realty Two, LLC, The Bon-Ton Properties-Eastview G.P., Inc., The Bon-Ton Properties-Marketplace G.P., Inc., The Bon-Ton Properties-Greece Ridge G.P., Inc., The Bon-Ton Properties-Eastview, L.P., The Bon-Ton Properties-Marketplace, L.P., and The Bon-Ton Properties-Greece Ridge, L.P., and any Subsidiaries of the foregoing, and (2) any Subsidiary of the Parent (other than the Issuer) that is designated by the Board of Directors of the Parent as an Unrestricted Subsidiary pursuant to a Board Resolution in compliance with the covenant described under the caption “—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries,” and any Subsidiary of such Subsidiary.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1)           the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2)           the then outstanding principal amount of such Indebtedness.

“Wholly Owned Restricted Subsidiary” of any specified Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares or Investments by foreign nationals mandated by applicable law) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person.

BOOK-ENTRY, DELIVERY AND FORM

Except as described below, we will initially issue the exchange notes in the form of one or more registered exchange notes in global form without coupons.  We will deposit each global note on the date of the closing of this exchange offer with, or on behalf of, The Depository Trust Company in New York, New York, and register the exchange notes in the name of The Depository Trust Company or its nominee, or will leave these notes in the custody of the trustee.

Depository Trust Company Procedures

For your convenience, we are providing you with a description of the operations and procedures of The Depository Trust Company.  These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them.  We are not responsible for these operations and procedures and urge you to contact the system or its participants directly to discuss these matters.

The Depository Trust Company has advised us that it is a limited-purpose trust company created to hold securities for its participating organizations and to facilitate the clearance and settlement of transactions in those securities between its participants through electronic book entry changes in the accounts of these participants.  These direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations.  Access to The Depository Trust Company’s system is also indirectly available to other entities that clear through or maintain a direct or indirect, custodial relationship with a direct participant.  The Depository Trust Company may hold securities beneficially owned by other persons only through its participants and the ownership interests and transfers of ownership interests of these other persons will be recorded only on the records of the participants and not on the records of The Depository Trust Company.

The Depository Trust Company has also advised us that, in accordance with its procedures,

(1)           upon deposit of the global notes, it will credit the accounts of the direct participants with an interest in the global notes, and

(2)           it will maintain records of the ownership interests of these direct participants in the global notes and the transfer of ownership interests by and between direct participants.

The Depository Trust Company will not maintain records of the ownership interests of, or the transfer of ownership interests by and between, indirect participants or other owners of beneficial interests in the global notes.  Both direct and indirect participants must maintain their own records of ownership interests of, and the transfer of ownership interests by and between, indirect participants and other owners of beneficial interests in the global notes.

Investors in the global notes may hold their interests in the notes directly through The Depository Trust Company if they are direct participants in The Depository Trust Company or indirectly through organizations that are direct participants in The Depository Trust Company.  Investors in the global notes may also hold their interests in the notes through Euroclear and Clearstream if they are direct participants in those systems or indirectly through organizations that are participants in those systems.  Euroclear and Clearstream will hold omnibus positions in the global notes on behalf of the Euroclear participants and the Clearstream participants, respectively, through customers’ securities accounts in Euroclear’s and Clearstream’s names on the books of their respective depositories, which are Morgan Guaranty Trust Company of New York, Brussels office, as operator of Euroclear, and Citibank, N.A. and The Chase Manhattan Bank, N.A., as operators of Clearstream.  These depositories, in turn, will hold these positions in their names on the books of The Depository Trust Company.  All interests in a global note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of The Depository Trust Company.  Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of those systems.

The laws of some states require that some persons take physical delivery in definitive certificated form of the securities that they own.  This may limit or curtail the ability to transfer beneficial interests in a global note to these persons.  Because The Depository Trust Company can act only on behalf of direct participants, which in turn act on behalf of indirect participants and others, the ability of a person having a beneficial interest in a global note to pledge its interest to persons or entities that are not direct participants in The Depository Trust Company or to otherwise take actions in respect of its interest, may be affected by the lack of physical certificates evidencing the interests.

Except as described below, owners of interests in the global notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or holders of these notes under the indenture for any purpose.

Payments with respect to the principal of and interest on any notes represented by a global note registered in the name of The Depository Trust Company or its nominee on the applicable record date will be payable by the trustee to or at the direction of The Depository Trust Company or its nominee in its capacity as the registered holder of the global note representing these notes under the indenture.  Under the terms of the indenture, we and the trustee will treat the person in whose names the notes are registered, including notes represented by global notes, as the owners of the notes for the purpose of receiving payments and for any and all other purposes whatsoever.  Payments in respect of the principal and interest on global notes registered in the name of The Depository Trust Company or its nominee will be payable by the trustee to The Depository Trust Company or its nominee as the registered holder under the indenture.  Consequently, none of Bon-Ton, the trustee or any of our agents, or the trustee’s agents has or will have any responsibility or liability for:

(1)           any aspect of The Depository Trust Company’s records or any direct or indirect participant’s records relating to, or payments made on account of, beneficial ownership interests in the global notes or for maintaining, supervising or reviewing any of The Depository Trust Company’s records or any direct or indirect participant’s records relating to the beneficial ownership interests in any global note or

(2)           any other matter relating to the actions and practices of The Depository Trust Company or any of its direct or indirect participants.

The Depository Trust Company has advised us that its current practice, upon receipt of any payment in respect of securities such as the notes, including principal and interest, is to credit the accounts of the relevant participants with the payment on the payment date, in amounts proportionate to their respective holdings in the principal amount of beneficial interest in the security as shown on its records, unless it has reasons to believe that it will not receive payment on the payment date.  Payments by the direct and indirect participants to the beneficial owners of interests in the global note will be governed by standing instructions and customary practice and will be the responsibility of the direct or indirect participants and will not be the responsibility of The Depository Trust Company, the trustee or us.

Neither we nor the trustee will be liable for any delay by The Depository Trust Company or any direct or indirect participant in identifying the beneficial owners of the notes and Bon-Ton and the trustee may conclusively rely on, and will be protected in relying on, instructions from The Depository Trust

Company or its nominee for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the notes.

Transfers between participants in The Depository Trust Company will be effected in accordance with The Depository Trust Company’s procedures, and will be settled in same day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

Cross-market transfers between the participants in The Depository Trust Company, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through The Depository Trust Company in accordance with The Depository Trust Company’s rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global note in The Depository Trust Company, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to The Depository Trust Company.  Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

The Depository Trust Company has advised us that it will take any action permitted to be taken by a holder of notes only at the direction of one or more participants to whose account The Depository Trust Company has credited the interests in the global notes and only in respect of the portion of the aggregate principal amount of the notes as to which the participant or participants has or have given that direction.  However, if there is an event of default with respect to the notes, The Depository Trust Company reserves the right to exchange the global notes for legended notes in certificated form and to distribute them to its participants.

Although The Depository Trust Company, Euroclear and Clearstream have agreed to these procedures to facilitate transfers of interests in the global notes among participants in The Depository Trust Company, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform these procedures and may discontinue them at any time.  None of Bon-Ton, the trustee or any of our or the trustee’s respective agents will have any responsibility for the performance by The Depository Trust Company, Euroclear or Clearstream or their direct or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Book-Entry Notes for Certificated Notes

A global note will be exchangeable for definitive notes in registered certificated form if:

(1)           The Depository Trust Company notifies us that it is unwilling or unable to continue as depository for the global notes and we fail to appoint a successor depository within 90 days,

(2)           The Depository Trust Company ceases to be a clearing agency registered under the Exchange Act and we fail to appoint a successor within 90 days,

(3)           we elect to cause the issuance of the certificated notes upon a notice of the trustee, or

In all cases, certificated notes delivered in exchange for any global note or beneficial interests in a global note will be registered in the name, and issued in any approved denominations, requested by or on behalf of The Depository Trust Company, in accordance with its customary procedures.

Exchange of Certificated Notes for Book-Entry Notes

Initial notes issued in certificated form may be exchanged for beneficial interests in the global note.

Same Day Settlement

We expect that the interests in the global notes will be eligible to trade in The Depository Trust Company’s Same-Day Funds Settlement System.  As a result, secondary market trading activity in these interests will settle in immediately available funds, subject in all cases to the rules and procedures of The Depository Trust Company and its participants.  We expect that secondary trading in any certificated notes will also be settled in immediately available funds.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a global note from a participant in The Depository Trust Company will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of The Depository Trust Company.  The Depository Trust Company has advised us that cash received in Euroclear or Clearstream as a result of sales of interests in a global note by or through a Euroclear or Clearstream participant to a participant in The Depository Trust Company will be received with value on the settlement date of The Depository Trust Company but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following The Depository Trust Company’s settlement date.

Payment

The indenture requires that payments in respect of the notes represented by global notes, including principal and interest, be made by wire transfer of immediately available funds to the accounts specified by the holder of the global notes.  With respect to notes in certificated form, we will make all payments of principal and interest on the notes at our office or agency maintained for that purpose within the city and state of New York.  This office will initially be the office of the Paying Agent maintained for that purpose.  At our option however, we may make these installments of interest by

(1)           check mailed to the holders of notes at their respective addresses provided in the register of holder of notes or

(2)           transfer to an account maintained by the payee.

FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of the material U.S. federal income tax considerations relevant to the exchange of initial notes for exchange notes pursuant to the exchange offer and the ownership and disposition of exchange notes acquired by United States Holders and non-United States Holders (each as defined below and collectively referred to as “Holders”) pursuant to the exchange offer.   Subject to the limitations and qualifications set forth in this Registration Statement (including exhibit 8.1 thereto), this discussion insofar as it expresses conclusions as to the application of United States federal income tax law is the opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP, our U.S. federal income tax counsel.  This discussion does not purport to be a complete analysis of all potential tax effects.  The discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury Regulations issued thereunder (“Treasury Regulations”), rulings and pronouncements of the Internal Revenue Service (the “IRS”) and judicial decisions in effect or in existence as of the date of this prospectus, all of which are subject to change at any time or to different interpretations.  Any such change may be applied retroactively in a manner that could adversely affect a Holder and the continued validity of this summary.  This discussion does not address all of the U.S. federal income tax considerations that may be relevant to a Holder in light of such Holder’s particular circumstances (for example, United States Holders subject to the alternative minimum tax provisions of the Code) or to Holders subject to special rules, such as certain financial institutions, U.S. expatriates, partnerships or other pass-through entities, insurance companies, regulated investment companies, real estate investment trusts, dealers in securities or currencies, traders in securities, Holders whose functional currency is not the U.S. dollar, tax-exempt organizations and persons holding the initial notes or exchange notes (collectively referred to as “notes”) as part of a “straddle,” “hedge,” conversion transaction within the meaning of Section 1258 of the Code or other integrated transaction within the meaning of Treasury Regulations Section 1.1275-6.  Moreover, the effect of any applicable state, local or foreign tax laws, or U.S. federal gift and estate tax law is not discussed.  The discussion deals only with notes held as “capital assets” within the meaning of Section 1221 of the Code.

We have not sought and will not seek any rulings from the IRS with respect to the matters discussed below.  There can be no assurance that the IRS will not take a different position concerning the tax consequences of the exchange of initial notes for exchange notes pursuant to the exchange offer and the ownership and disposition of exchange notes acquired by Holders pursuant to the exchange offering or that any such position would not be sustained.

If an entity taxable as a partnership for U.S. federal income tax purposes holds the notes, the U.S. federal income tax treatment of a partner will depend on the status of the partner (or other owner) and the activities of the entity.  Such partner (or other owner) should consult its tax advisor as to the tax consequences of the entity exchanging initial notes for exchange notes and of holding and disposing of exchange notes.

Prospective investors should consult their own tax advisors with regard to the application of the tax consequences discussed below to their particular situations as well as the application of any state, local, foreign or other tax laws, including gift and estate tax laws.

United States Holders

This section applies to “United States Holders.” A United States Holder is:

•                  an individual who is a citizen or resident alien of the United States for U.S. federal income tax purposes,

•                  a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia,

•                  an estate the income of which is subject to U.S. federal income tax regardless of its source, or

•                  a trust (A) if a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have authority to control all substantial decisions of the trust, or (B) that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person for U.S. federal income tax purposes.

Exchange Offer

Exchanging an initial note for an exchange note should not be treated as a taxable exchange for U.S. federal income tax purposes.  Consequently, United States Holders should not recognize gain or loss upon receipt of an exchange note.  The holding period for an exchange note should include the holding period for the initial note and the initial basis in an exchange note should be the same as the adjusted basis in the initial note.

Payments upon Optional Redemption, Change of Control or Other Circumstances

In certain circumstances we may be obligated to pay amounts in excess of stated interest or principal on the exchange notes.  In other circumstances, we may redeem the exchange notes, in whole or in part, before their maturity date, at a price that may exceed the principal amount of the exchange notes.  The requirement or option to make any such payments may implicate the provisions of Treasury Regulations governing “contingent payment debt instruments.”  However, a debt instrument is not considered a “contingent payment debt instrument” if, at the date of its issuance, there is only a “remote” chance that such payments will be made, and therefore the possibility that any such payments will be made will not affect the amount of interest income a United States Holder recognizes.  We believe that the likelihood that we will be obligated to make any such payments is remote.  Therefore, we do not intend to treat any such payments as part of the yield to maturity of any exchange note.  Our determination that these contingencies are remote is binding on a United States Holder unless such holder discloses its contrary position in the manner required by applicable Treasury Regulations.  Our determination is not, however, binding on the IRS, and if the IRS were to challenge this determination, a United States Holder might be required to accrue income on its exchange notes in excess of stated interest and original issue discount otherwise includible and to treat as ordinary income rather than as capital gain any income realized on the taxable disposition of an exchange note before the resolution of the contingencies.  In the event a contingency occurs, it would affect the amount and timing of the income recognized by a United States Holder.  If we pay additional amounts on the exchange notes pursuant to the registration rights provisions or a premium pursuant to the optional redemption or change of control provisions, United States Holders will be required to recognize such amounts as income.  The remainder of this summary assumes that the exchange notes will not be subject to the Treasury Regulations governing contingent payment debt instruments.

Interest

Payments of qualified stated interest (“QSI”) on the exchange notes will be taxable to a United States Holder as ordinary income at the time that such payments are received or accrued, in accordance with such holder’s method of tax accounting.  We expect the regular interest payments made on the exchange notes to be treated as QSI.  An interest payment on a debt instrument is QSI if it is one of a series of stated interest payments on a debt instrument that are unconditionally payable at least annually at a single fixed rate, applied to the outstanding principal amount of the debt instrument.

Market Discount, Acquisition Premium and Bond Premium

Market Discount. If a United States Holder purchased an initial note (which will be exchanged for an exchange note pursuant to the exchange offer) for an amount that is less than its “revised issue price,” the amount of the difference should be treated as market discount for U.S. federal income tax purposes.  Any market discount applicable to an initial note should carry over to the exchange note received in exchange therefor.  The amount of any market discount will be treated as de minimis and disregarded if it is less than one-quarter of one percent of the revised issue price of the initial note, multiplied by the number of complete years to maturity.  For this purpose, the “revised issue price” of an initial note equals the issue price of the initial note (without regard to the amortization of any acquisition premium). Although the Code does not expressly so provide, the revised issue price of the initial note is decreased by the amount of any payments previously made on the initial note (other than payments of qualified stated interest). The rules described below do not apply to a United States Holder if such holder purchased an initial note that has de minimis market discount.

Under the market discount rules, a United States Holder is required to treat any principal payment on, or any gain on the sale, exchange, redemption or other disposition of, an exchange note as ordinary income to the extent of any accrued market discount (on the initial note or the exchange note) that has not previously been included in income. If a United States Holder disposes of an exchange note in an otherwise nontaxable transaction (other than certain specified nonrecognition transactions), such holder will be required to include any accrued market discount as ordinary income as if such holder had sold the exchange note at its then fair market value. In addition, such holder may be required to defer, until the maturity of the exchange note or its earlier disposition in a taxable transaction, the deduction of a portion of the interest expense on any indebtedness incurred or continued to purchase or carry the initial note or the exchange note received in exchange therefor.

Market discount accrues ratably during the period from the date on which such holder acquired the initial note through the maturity date of the exchange note (for which the initial note was exchanged), unless such holder makes an irrevocable election to accrue market discount under a constant yield method. Such holder may elect to include market discount in income currently as it accrues (either ratably or under the constant-yield method), in which case the rule described above regarding deferral of interest deductions will not apply. If such holder elects to include market discount in income currently, such holder’s adjusted basis in an exchange note will be increased by any market discount included in income. An election to include market discount currently will apply to all market discount obligations acquired during or after the first taxable year in which the election is made, and the election may not be revoked without the consent of the IRS.

Bond Premium.  If a United States Holder purchased an initial note (which will be exchanged for an exchange note pursuant to the exchange offer) for an amount in excess of its principal amount, the excess will be treated as bond premium. Any bond premium applicable to an initial note should carry over to the exchange note received in exchange therefor. Such holder may elect to amortize bond premium over the remaining term of the exchange note on a constant yield method. In such case, such holder will reduce the amount required to be included in income each year with respect to interest on such holder’s exchange note by the amount of amortizable bond premium allocable to that year. The election, once made, is irrevocable without the consent of the IRS and applies to all taxable bonds held during the taxable year for which the election is made or subsequently acquired. If such holder elected to amortize bond premium on an initial note, such election should carry over to the exchange note received in exchange therefor. If such holder does not make this election, such holder will be required to include in gross income the full amount of interest on the exchange note in accordance with such holder’s regular method of tax accounting, and will include the premium in such holder’s tax basis for the exchange note for purposes of computing the amount of such holder’s gain or loss recognized on the taxable disposition of the exchange note. United States Holders should consult their own tax advisors concerning the computation and amortization of any bond premium on the exchange note.

Additional Tax on Unearned Income

For taxable years beginning after December 31, 2012, a 3.8% Medicare tax will generally be imposed on the “net investment income” of United States Holders that are individuals, estates and trusts, in each case that meet certain income thresholds.  Net investment income includes, among other things, interest income not derived from the conduct of a nonpassive trade or business.  Payments of interest on the exchange notes are expected to constitute net investment income.

Sale or Other Taxable Disposition of the Exchange Notes

A United States Holder will recognize gain or loss on the sale, exchange, redemption, retirement or other taxable disposition of an exchange note equal to the difference, if any, between the amount realized upon the disposition (less any portion allocable to any accrued and unpaid interest, which will be taxable as ordinary income to the extent not previously included in such holder’s income) and the United States Holder’s adjusted tax basis in the exchange note at the time of disposition.  A United States Holder’s adjusted tax basis in an exchange note will be the price such holder paid therefor, increased by any market discount previously included in gross income and reduced (but not below zero) by amortized bond premium and payments, if any, such holder previously received other than QSI interest payments.  This gain or loss will be a capital gain or loss (except to the extent of accrued interest not previously includible in income or to the extent the market discount rules require the recognition of ordinary income) and will be long-term capital gain or loss if the United States Holder has held the exchange note for more than one year.  Otherwise, such gain or loss will be a short-term capital gain or loss.  Long-term capital gains of noncorporate United States Holders, including individuals, may be taxed at lower rates than items of ordinary income. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

Information reporting requirements will apply to United States Holders other than certain exempt recipients, such as corporations, with respect to certain payments of interest on the exchange notes and the proceeds of disposition (including a retirement or redemption of an exchange note).  In addition, a United States Holder other than certain exempt recipients may be subject to “backup withholding” on the receipt of certain payments on the exchange notes if such holder:

•                  fails to provide a correct taxpayer identification number (“TIN”), which for an individual is ordinarily his or her social security number,

•                  is notified by the IRS that it is subject to backup withholding,

•                  fails to certify, under penalties of perjury, that it has furnished a correct TIN and that the IRS has not notified the United States Holder that it is subject to backup withholding, or

•                  otherwise fails to comply with applicable requirements of the backup withholding rules.

United States Holders should consult their own tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption, if applicable.

Backup withholding is not an additional tax and taxpayers may use amounts withheld as a credit against their U.S. federal income tax liability or may claim a refund as long as they timely provide certain information to the IRS.

Non-United States Holders

This section applies to “non-United States Holders.”  A non-United States Holder is a person that holds the notes, that is not a United States Holder and that is, for United States federal income tax purposes, an individual, corporation (or other entity taxable as a corporation created under non-U.S. law), estate or trust.

Exchange Offer

Non-United States Holders should not recognize gain or loss upon receipt of an exchange note in exchange for an initial note pursuant to the exchange offer.

Interest Payments

Subject to the discussion below concerning effectively connected income and backup withholding, interest paid to a non-United States Holder on an exchange note will not be subject to U.S. federal income tax or withholding tax, provided that such non-United States Holder meets one of the following requirements:

•                  Such holder does not own, actually or constructively, for U.S. federal income tax purposes, stock constituting 10% or more of the total combined voting power of all classes of the stock of the Issuer entitled to vote.

•                  Such holder is not, for U.S. federal income tax purposes, a controlled foreign corporation related, directly or indirectly, to the Issuer through equity ownership.

•                  Such holder is not a bank receiving interest on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business.

•                  Such holder provides a properly completed IRS Form W-8BEN certifying its non-U.S. status.

The gross amount of payments of interest that do not qualify for the exception from withholding described above will be subject to U.S. withholding tax at a rate of 30%, unless (A) such holder provides a properly completed IRS Form W-8BEN claiming an exemption from or reduction in withholding under an applicable tax treaty, or (B) such interest is effectively connected with such holder’s conduct of a U.S. trade or business and such holder provides a properly completed IRS Form W-8ECI or Form W-8BEN.

Sale or Other Taxable Disposition of the Exchange Notes

Subject to the discussion below concerning backup withholding, a non-United States Holder will not be subject to U.S. federal income tax or withholding tax on any gain recognized on the sale, exchange, redemption, retirement or other disposition of an exchange note unless:

•                  such holder is an individual present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met, in which case such holder will be subject to a 30% tax (or a lower applicable treaty rate) with respect to such gain (offset by certain U.S. source capital losses), or

•                  such gain is effectively connected with such holder’s conduct of a trade or business in the United States, in which case such holder will be subject to tax as described below under “Effectively Connected Income.”

Any amounts in respect of accrued interest recognized on the sale or exchange of an exchange note will not be subject to U.S. federal withholding tax, unless the sale or exchange is part of a plan the principal purpose of which is to avoid tax and the withholding agent has actual knowledge or reason to know of such plan.

Effectively Connected Income

If interest or gain from a disposition of the exchange notes is effectively connected with a non-United States Holder’s conduct of a U.S. trade or business, the such holder will be subject to U.S. federal income tax on the interest or gain on a net income basis in the same manner as if such holder were a United States Holder, unless an applicable income tax treaty provides otherwise.  However, the interest or gain in respect of the exchange notes would be exempt from U.S. withholding tax if such holder claims the exemption by providing a properly completed IRS Form W-8ECI or W-8BEN.  In addition, if such holder is a foreign corporation, such holder may also be subject to a branch profits tax on its effectively connected earnings and profits for the taxable year, subject to certain adjustments, at a rate of 30% unless reduced or eliminated by an applicable tax treaty.

Information Reporting and Backup Withholding

Unless certain exceptions apply, we must report to the IRS and to a non-United States Holder any payments to such holder in respect of interest during the taxable year.  Under current U.S. federal income tax law, backup withholding tax will not apply to payments of interest by us or our paying agent on an exchange note to a non-United States Holder, if such holder provides us with a properly competed IRS Form W-8BEN, provided that we or our paying agent, as the case may be, do not have actual knowledge or reason to know that such holder is a U.S. person.

Payments pursuant to the sale, exchange or other disposition of exchange notes, made to or through a foreign office of a foreign broker, other than payments in respect of interest, will not be subject to information reporting and backup withholding; provided that information reporting may apply if the foreign broker has certain connections to the United States, unless the beneficial owner of the exchange note certifies, under penalties of perjury, that it is not a U.S. person, or otherwise establishes an exemption.  Payments made to or through a foreign office of a U.S. broker will not be subject to backup withholding, but are subject to information reporting unless the beneficial owner of the exchange note certifies, under penalties of perjury, that it is not a U.S. person, or otherwise establishes an exemption. Payments to or through a U.S. office of a broker, however, are subject to information reporting and backup withholding, unless the beneficial owner of the exchange notes certifies, under penalties of perjury, that it is not a U.S. person, or otherwise establishes an exemption.

Backup withholding is not an additional tax; any amounts withheld from a payment to a non-United States Holder under the backup withholding rules will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS. Non-United States Holders should consult their own tax advisors regarding application of withholding and backup withholding in their particular circumstance and the availability of and procedure for obtaining an exemption from withholding and backup withholding under current Treasury Regulations.

PLAN OF DISTRIBUTION

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes.  This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for initial notes where such initial notes were acquired as a result of market-making activities or other trading activities.  We have agreed that, for a period of 180 days after the expiration date of the exchange offer, it will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.  In addition, until                    , 2012,  all dealers effecting transactions in the exchange notes may be required to deliver a prospectus.

We will not receive any proceeds from any sale of exchange notes by broker-dealers.  The exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices.  Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such exchange notes.  Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act.  The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 180 days after the expiration date of the exchange offer, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal.  We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York, will pass on the validity of the exchange notes and guarantees offered hereby.  Ulmer Berne LLP will pass on certain legal matters of Ohio law relating to the guarantees by The Elder-Beerman Stores Corp., and on certain legal matters of Illinois law relating to the guarantees by Bon-Ton Distribution, Inc.  Barley Snyder LLP will pass on certain legal matters of Pennsylvania law relating to the exchange notes issued by The Bon-Ton Department Stores, Inc. and the guarantees by The Bon-Ton Stores, Inc. and The Bon-Ton Stores of Lancaster, Inc.  Duane Morris LLP will pass on certain legal matters of Florida law relating to the guarantees by The Bon-Ton Giftco, Inc.   Brunini Grantham & Hewes LLP will pass on certain legal matters of Mississippi law relating to the guarantees by Carson Pirie Scott II, Inc.  Wilmer Cutler Pickering Hale and Dorr LLP will pass on certain legal matters of Virginia law relating to the guarantees by McRIL, LLC.  Paul, Weiss, Rifkind, Wharton & Garrison LLP has relied upon the opinions of these other firm as to matters of state law in the indicated jurisdictions.

EXPERTS

The consolidated financial statements and schedule of The Bon-Ton Stores, Inc. as of January 28, 2012 and January 29, 2011, and for each of the fiscal years in the three-year period ended January 28, 2012, and management’s assessment of the effectiveness of internal control over financial reporting as of January 28, 2012 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Pennsylvania

Subchapter D of Chapter 17 of the Pennsylvania Business Corporation Law of 1988, as amended (the “PBCL”), contains provisions relating to the indemnification of persons by a Pennsylvania business corporation, including directors and officers of the corporation.

Sections 1741 and 1742 of the PBCL provide that a business corporation may indemnify directors and officers against liabilities and expenses they may incur in connection with any threatened, pending or completed action or proceeding to which such director or officer was or is made a party, by reason of the fact that he or she was or is a representative of the corporation, provided that the particular person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. In general, a business corporation’s power to indemnify under these sections does not exist in the case of actions against a director or officer by or in the right of the corporation if the person otherwise entitled to indemnification shall have been adjudged to be liable to the corporation unless and only to the extent it is judicially determined that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnification for specified expenses. Section 1743 of the PBCL provides that a business corporation is required to indemnify directors and officers against expenses they may incur in defending actions or proceedings against them in such capacities to the extent they are successful on the merits or otherwise in the defense of such actions or proceedings.

Section 1744 of the PBCL provides that, unless ordered by a court, any indemnification under Section 1741 or 1742 may be made by a business corporation only as authorized in the specific case upon a determination that indemnification of a director or officer is proper in the circumstances because the director or officer met the applicable standard of conduct, and such determination must be made: (i) by the Board of Directors by a majority vote of a quorum of directors not parties to the action or proceeding; (ii) if a quorum is not obtainable or if obtainable and a majority of disinterested directors so directs, by independent legal counsel in a written opinion; or (iii) by the shareholders.

Section 1745 of the PBCL provides that expenses (including attorneys’ fees) incurred by a director or officer in defending any action or proceeding referred to in Subchapter D of Chapter 17 of the PBCL may be paid by a business corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it is ultimately determined that he or she is not entitled to be indemnified by the corporation.

Section 1746 of the PBCL grants a business corporation broad authority to indemnify its directors and officers for liabilities and expenses incurred in such capacity, except in circumstances where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

Section 1747 of the PBCL permits a business corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a representative of another corporation or other enterprise, against any liability asserted against such person and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Subchapter D of Chapter 17 of the PBCL, and Section 7-2(d) of The Bon-Ton Stores, Inc., The Bon-Ton Department Stores, Inc. and The Bon-Ton Stores of Lancaster, Inc.’s Bylaws permits each corporation at its own expense, to maintain insurance to protect its directors and officers, among others, against any expense, liability or loss, whether or not it has the power to indemnify such persons against such expense, liability or loss under the laws of the Commonwealth of Pennsylvania. The Bon-Ton Stores, Inc. currently maintains directors and officers liability insurance on behalf of its directors and officers and the directors and officers of The Bon-Ton Department Stores, Inc. and The Bon-Ton Stores of Lancaster, Inc.

Section 1748 of the PBCL applies the indemnification and advancement of expenses provisions contained in Subchapter D of Chapter 17 of the PBCL to successor corporations resulting from consolidation, merger or division.

Section 1750 of the PBCL provides that the indemnification and advancement of expenses pursuant to Subchapter D of Chapter 17 of the PBCL will, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer of the corporation and shall inure to the benefit of the heirs and personal representative of that person.

Section 7-2 of the Bylaws of each of The Bon-Ton Stores, Inc., The Bon-Ton Department Stores, Inc. and The Bon-Ton Stores of Lancaster, Inc. contains provisions requiring such corporation to indemnify and hold harmless directors and officers to the fullest extent and manner authorized or permitted by the laws of the Commonwealth of Pennsylvania.

Ohio

Section 1701.13(E) of the Ohio Revised Code (the “Ohio Code”) authorizes Ohio corporations to indemnify officers and directors from liability if the officer or director acted in good faith and in a manner reasonably believed by the officer or director to be in or not opposed to the best interests of the corporation, and, with respect to any criminal actions or proceedings, if the officer or director had no reasonable cause to believe his or her conduct was unlawful.  In the case of an action by or on behalf of a corporation, indemnification may not be made (1) if the person seeking indemnification is adjudged liable for negligence or misconduct, unless, and to the extent that, the court in which such action was brought determines such person is fairly and reasonably entitled to indemnification, or (2) if liability asserted against such person concerns certain unlawful distributions.  The indemnification provisions of the Ohio Code require indemnification if a director or officer has been successful on the merits or otherwise in defense of any action, suit or proceeding that he or she was a party to by reason of the fact that he or she is or was a director or officer of the corporation.  The indemnification provisions of the Ohio Code also provide that directors are entitled to mandatory advancement of expenses, including attorneys’ fees, incurred in defending any action, including derivative actions, brought against the director, provided that the director agrees to cooperate with the corporation concerning the matter and to repay the amount advanced if it is proved by clear and convincing evidence that the director’s act or failure to act was done with deliberate intent to cause injury to the corporation or the reckless disregard for the corporation’s best interests.  The indemnification authorized under Ohio law is not exclusive and is in addition to any other rights granted to officers and directors under the articles of incorporation or code of regulations of the corporation or any agreement between officers and directors and the corporation.  A corporation may purchase and maintain insurance or furnish similar protection on behalf of any officer or director against any liability asserted against such person and incurred by such person in his or her capacity, or arising out of the status, as an officer or director, whether or not the corporation would have the power to indemnify him or her against such liability under the Ohio Code.

Section 29 of the Amended Code of Regulations (“Code of Regulations”) of The Elder-Beerman Stores Corp. (“Elder-Beerman”), an indirect wholly-owned subsidiary of Registrant and one of the Guarantors of the Exchange Notes, provides for the indemnification of directors and officers of Elder-Beerman or any other person serving at the request of Elder-Beerman as a director, trustee, officer, employee or agent of another entity, to the maximum extent permitted by Ohio law.  In addition to requiring the advancement of expenses incurred by a director in connection with the defense of any action, suit or proceeding that he or she was a party to by reason of the fact that he or she is or was a director of Elder-Beerman, Section 29 of the Code of Regulations permits the advancement of expenses incurred by an officer in connection with the defense of any action, suit or proceeding that he or she was a party to by reason of the fact that he or she is or was an officer of Elder-Beerman.

The foregoing discussion of the Ohio Code and Code of Regulations is subject to, and only part of, the detailed provisions of the Ohio Code and the Code of Regulations referred to herein.

Illinois

Section 8.75 of the Illinois Business Corporation Act (the “IBCA”) provides that a corporation may indemnify any person who, by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, is made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than one brought on behalf of the corporation, against expenses (including attorneys’ fees), judgments, fines and settlement payments actually and reasonably incurred in connection with the action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of such corporation and, in criminal actions or proceedings, had no reasonable cause to believe his or her conduct was unlawful. In the case of actions on behalf of the corporation, indemnification may extend only to expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit and only if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, provided that no such indemnification is permitted in respect of any claim, issue or matter as to which such person is adjudged to be liable to the corporation except to the extent that the adjudicating court otherwise provides.  To the extent that a present or former director, officer or employee of the corporation has been successful in defending any such action, suit or proceeding (even one on behalf of the corporation) or in defense of any claim, issue or matter therein, such person is entitled to indemnification for expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith if the person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation.  Expenses (including attorney’s fees) incurred by an officer or director in defending an action, suit, or proceeding may be paid by the corporation in advance of the final disposition of such action, suit, or proceeding, provided that the director or officer undertakes to repay such advances should it ultimately be determined that the officer or director is not entitled to be indemnified pursuant to Section 8.75 of the IBCA.  The indemnification provided for by Section 8.75 of the IBCA is not exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, and a corporation may maintain insurance on behalf of any person who is or was a director, officer, employee or agent against liabilities for which indemnification is not expressly provided by the IBCA.

The By-Laws of Bon-Ton Distribution, Inc. (“BT Distribution”), an indirect wholly-owned subsidiary of Registrant and a Guarantor of the Exchange Notes, provide that BT Distribution shall indemnify to the fullest extent permitted by law any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, by reason of the fact that he or she is or was a director or officer of BT Distribution, or is or was serving at the request of BT Distribution as a director, officer, employee, trustee, fiduciary or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise.  This provision is applicable to all expenses (including attorneys’ fees and other expenses of litigation), judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding.  Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by BT Distribution in advance of the final disposition of such action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to indemnification.

The foregoing summaries are subject to the complete text of the IBCA and BT Distribution’s By-Laws and are qualified in their entirety by reference thereto.

Florida

Section 607.0850 of the Florida Statutes generally permits The Bon-Ton Giftco, Inc. (“Giftco”) to indemnify its directors, officers, employees or other agents who are subject to any third-party actions because of their service to Giftco if such persons acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of Giftco. If the proceeding is a criminal one, such person must also have had no reasonable cause to believe his conduct was unlawful.  In addition, Giftco may indemnify its directors, officers, employees or other agents who are subject to derivative actions against expenses and amounts paid in settlement which do not exceed, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, including any appeal thereof, actually and reasonably incurred in connection with the defense or settlement of such proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of Giftco.  To the extent that a director, officer, employee or other agent is successful on the merits or otherwise in defense of a third-party or derivative action, such person will be indemnified against expenses actually and reasonably incurred in connection therewith.  This section of the Florida Statutes also permits Giftco to further indemnify such persons by other means unless a judgment or other final adjudication establishes that such person’s actions or omissions which were material to the cause of action constitute (i) a crime (unless such person had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe it unlawful), (ii) a transaction from which he derived an improper personal benefit, (iii) an action in violation of Florida Statutes Section 607.0834 (relating to unlawful distributions to shareholders), or (iv) willful misconduct or a conscious disregard for the best interests of Giftco in a proceeding by or in the right of Giftco to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

Furthermore, Florida Statutes Section 607.0831 provides, in general, that no director shall be personally liable for monetary damages to a corporation or any other person for any statement, vote, decision, or failure to act, regarding corporate management or policy, unless (a) the director breached or failed to perform his duties as a director, and (b) the director’s breach of, or failure to perform, those duties constitutes (i) a violation of criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful, (ii) a transaction from which the director derived an improper personal benefit, either directly or indirectly, (iii) a circumstance under which the liability provisions of Florida Statutes Section 607.0834 are applicable, (iv) in a proceeding by or in the right of the corporation to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interest of the corporation, or willful misconduct, or (v) in a proceeding by or in the right of someone other than the corporation or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property.  The term “recklessness,” as used above, means the action, or omission to act, in conscious disregard of a risk (A) known, or so obvious that it should have been known, to the director, and (B) known to the director, or so obvious that it should have been known, to be so great as to make it highly probable that harm would follow from such action or omission.

Section 7-1 of Giftco’s Bylaws contains provisions that generally require Giftco to indemnify and hold harmless directors and officers to the fullest extent and manner authorized by the laws of the State of Florida.

Mississippi

The Mississippi Business Corporation Act (“MBCA”) permits a corporation to indemnify a director or an officer who is a party to a proceeding because he is a director and/or officer against liability incurred in such proceeding if: (a) he acted in good faith, and (i) he reasonably believed that his conduct in an official capacity was in the best interests of the corporation, and (ii) that his conduct in all other cases was at least not opposed to the best interests of the corporation, and (iii) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful; or (b) he engaged in conduct for which broader indemnification for liability has been made permissible or obligatory under a provision of the articles of incorporation, except for liability for receipt of a financial benefit to which he is not entitled, an intentional infliction of harm on the corporation or the shareholders, a violation of law prohibiting unlawful corporate distributions, or an intentional violation of criminal law.

A corporation may, additionally, before final disposition of a proceeding, advance funds to pay for or reimburse the reasonable expenses incurred by the director or officer who is a party to a proceeding because he is a director or officer if he delivers to the corporation: (a) a written affirmation of his good faith belief that he has satisfied the relevant standard of conduct or the proceeding involves conduct for which liability is eliminated under the articles of incorporation; and (b) a written undertaking to repay any funds advanced if he is not entitled to indemnification under the MBCA or it is ultimately determined that he has not met the relevant standard of conduct.

A corporation may, by a provision in its articles of incorporation or bylaws or in a resolution adopted or a contract approved by its board of directors or shareholders, obligate itself in advance of the act or omission giving rise to a proceeding to provide indemnification to a director or an officer or advance funds to pay for or reimburse expenses consistent with the MBCA.  Any such provision that obligates the corporation to provide indemnification to the fullest extent permitted by law shall be deemed to obligate the corporation to advance funds to pay for or reimburse expenses in accordance with the MBCA to the fullest extent permitted by law, unless such provision specifically provides otherwise.  However, the foregoing in this paragraph shall not obligate the corporation to indemnify or advance expenses to a director or officer of a predecessor of the corporation, pertaining to conduct with respect to the predecessor, unless otherwise specifically provided.

In the absence of a court order that indemnification is fair and reasonable in view of all the relevant circumstances, a corporation may not indemnify a director or officer in connection with a proceeding: (a) by or in the right of the corporation (except for reasonable expenses incurred in connection with the proceeding if it is determined that he has met the relevant standard of conduct that would otherwise entitle him to indemnification); or (b) for which he  was adjudged liable on the basis that he received a financial benefit to which he was not entitled, whether or not involving action in his official capacity.

The MBCA states that a corporation shall indemnify a director or an officer who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he was a director or an officer of the corporation against reasonable expenses incurred by him in connection with the proceeding.

Virginia

Section 13.1-1009 of the Virginia Limited Liability Company Act permits a limited liability company to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever, and to pay for or reimburse any member or manager or other person for reasonable expenses incurred by such a person who is a party to a proceeding in advance of final disposition of the proceeding.

The Operating Declaration of MCRIL, LLC provides, to the extent permitted by the Virginia Limited Liability Company Act, for the indemnification of any manager or officer of the company from and against any and all judgments, claims, liabilities or damages incurred by reason of any act performed or omitted to be performed by such manager or officer in connection with the business of the company.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

The following are exhibits to this Form S-4 and, if incorporated by reference, we have indicated the document previously filed with the SEC in which the exhibit was included.

Exhibit No.	Description	Document Location
3.1	Articles of Incorporation	Exhibit 3.1 to the Quarterly Report on Form 10-Q for the quarter ended July 30, 2011
3.2	Bylaws	Exhibit 3.2 to Form 8-B, File No. 0-19517 (“Form 8-B”)
4.1	Indenture with Wells Fargo Bank, National Association	Exhibit 4.1 to the to the Current Report on Form 8-K filed on July 9, 2012 (“7/9/12 Form 8-K”)
4.2	Indenture with The Bank of New York	Exhibit 4.1 to the Current Report on Form 8-K filed on March 10, 2006 (“3/10/06 Form 8-K”)
4.3	Supplemental Indenture with The Bank of New York	Exhibit 4.3 to the 7/9/12 Form 8-K
4.4	Registration Rights Agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated	Exhibit 4.2 to the 7/9/12 Form 8-K
5.1	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison as to validity of the exchange notes and guarantees.	Exhibit 5.1 to the Registration Statement on Form S-4, File No. 333-18477 (the “Registration Statement”)
5.2	Opinion of Ulmer Berne LLP as to certain legal matters of Ohio law relating to the validity of the securities being registered.	Exhibit 5.2 to Amendment No.1 to the Registration Statement (“Amendment No. 1”)
5.3	Opinion of Ulmer Berne LLP as to certain legal matters of Illinois law relating to the validity of the securities being registered.	Exhibit 5.3 to Amendment No. 1
5.4	Opinion of Barley Snyder LLP as to certain legal matters of Pennsylvania law relating to the validity of the securities being registered.	Exhibit 5.4 to Amendment No. 1
5.5	Opinion of Duane Morris LLP as to certain legal matters of Florida law relating to the validity of the securities being registered.	Exhibit 5.5 to Amendment No. 1

Exhibit No.		Description	Document Location
5.6		Opinion of Brunini Grantham & Hewes LLP as to certain legal matters of Mississippi law relating to the validity of the securities being registered.	Exhibit 5.6 to the Registration Statement
5.7		Opinion of Wilmer Cutler Pickering Hale and Dorr LLP as to certain legal matters of Virginia law relating to the validity of the securities being registered.	Exhibit 5.7 to the Registration Statement
8.1		Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP as to certain tax matters.	Exhibit 8.1 to the Registration Statement
10.1		Shareholders’ Agreement among The Bon-Ton Stores, Inc. and the shareholders named therein	Exhibit 10.3 to Amendment No. 2 to the Registration Statement on Form S-1, File No. 33-42142 (“1991 Form S-1”)
10.2*	(a)	Employment Agreement with Byron L. Bergren	Exhibit 10.1 to the Quarterly Report on Form 10-Q for the quarter ended July 31, 2004
	(b)	Amendment No. 1 to Employment Agreement with Byron L. Bergren	Exhibit 10.5(b) to the Annual Report on Form 10-K for the fiscal year ended January 29, 2005
	(c)	Amendment No. 2 to Employment Agreement with Byron L. Bergren	Exhibit 99.1 to the Current Report on Form 8-K filed on May 26, 2006
	(d)	Amendment No. 3 to Employment Agreement with Byron L. Bergren	Exhibit 10.1 to the Current Report on Form 8-K filed on July 19, 2007
	(e)	Amendment No. 4 to Employment Agreement with Byron L. Bergren	Exhibit 10.1 to the Current Report on Form 8-K filed on March 20, 2009
	(f)	Amendment No. 5 to Employment Agreement with Byron L. Bergren	Exhibit 10.1 to the Current Report on Form 8-K filed on January 25, 2011
	(g)	Amendment No. 6 to Employment Agreement with Byron L. Bergren	Exhibit 10.1 to the Current Report on Form 8-K filed on November 15, 2011
10.3*	(a)	Restricted Stock Unit Agreement with Byron L. Bergren	Exhibit 10.2 to the Current Report on Form 8-K filed on June 26, 2006
	(b)	Restricted Stock Agreement with Byron L. Bergren	Exhibit 10.2 to the Quarterly Report on Form 10-Q for the quarter ended August 4, 2007 (“8/4/07 Form 10-Q”)
	(c)	Restricted Stock Agreement with Byron L. Bergren	Exhibit 10.3 to the 8/4/07 Form 10-Q
	(d)	Restricted Stock Agreement with Byron L. Bergren	Exhibit 10.1 to the Current Report on Form 8-K filed on March 27, 2008
	(e)	Restricted Stock Agreement with Byron L. Bergren	Exhibit 10.5(e) to the Annual Report on Form 10-K for the fiscal year ended January 31, 2009 (“2008 Form 10-K”)
	(f)	Restricted Stock Agreement with Byron L. Bergren	Exhibit 10.5(f) to the 2008 Form 10-K
10.4*	(a)	Employment Agreement with Anthony Buccina	Exhibit 10.1 to the Current Report on Form 8-K filed on April 30, 2012
	(b)	Employment Agreement with Anthony Buccina	Exhibit 10.1 to the Current Report on Form 8-K filed on January 28, 2009 (“1/28/09 Form 8-K”)
	(c)	Amendment No. 1 to Employment Agreement with Anthony Buccina	Exhibit 10.1 to the Current Report filed on April 15, 2011
	(d)	Restricted Stock Agreement with Anthony Buccina	Exhibit 10.2 to the 1/28/09 Form 8-K
	(e)	Restricted Stock Agreement—Performance Shares with Anthony Buccina	Exhibit 10.3 to the 1/28/09 Form 8-K
10.5*	(a)	Employment Agreement with Stephen Byers	Exhibit 10.4 to the 1/28/09 Form 8-K
	(b)	Employment Agreement with Stephen Byers	Exhibit 10.1 to the Current Report on Form 8-K filed on May 4, 2011
	(c)	Amendment No. 1 to Employment Agreement with Stephen Byers	Exhibit 10.1 to the Current Report on Form 8-K filed on August 21, 2012 (“8/21/12 Form 8-K”)

Exhibit No.		Description	Document Location
	(d)	Restricted Stock Agreement with Stephen Byers	Exhibit 10.5 to the 1/28/09 Form 8-K
	(e)	Restricted Stock Agreement—Performance Shares with Stephen Byers	Exhibit 10.6 to the 1/28/09 Form 8-K
10.6*	(a)	Executive Transition Agreement with M. Thomas Grumbacher	Exhibit 10.1 to the Current Report on Form 8-K filed on March 11, 2005
	(b)	Amendment to Executive Transition Agreement with M. Thomas Grumbacher	Exhibit 10.1 to the Current Report on Form 8-K filed on December 10, 2007
	(c)	Amendment No. 2 to Executive Transition Agreement with M. Thomas Grumbacher	Exhibit 10.1 to the Current Report on Form 8-K filed on February 1, 2010
	(d)	Amendment No. 3 to Executive Transition Agreement with M. Thomas Grumbacher	Exhibit 10.1 to the Current Report on Form 8-K filed on December 21, 2010
10.7*	(a)	Employment Agreement with Brendan L. Hoffman	Exhibit 10.1 to the Current Report on Form 8-K filed on January 25, 2012 (“1/25/12 Form 8-K”)
	(b)	Restricted Stock Agreement with Brendan L. Hoffman	Exhibit 10.2 to the 1/25/12 Form 8-K
	(c)	Restricted Stock Agreement—Performance Shares with Brendan L. Hoffman	Exhibit 10.3 to the 1/25/12 Form 8-K
10.8*	(a)	Employment Agreement with Barbara J. Schrantz	Exhibit 10.7(a) to the Annual Report on Form 10-K for the fiscal year ended January 29, 2011 (“2010 Form 10-K”)
	(b)	Amendment No. 1 to Employment Agreement with Barbara J. Schrantz	Exhibit 10.2 to the 8/21/12 Form 8-K
	(c)	Restricted Stock Agreement with Barbara J. Schrantz	Exhibit 10.7(b) to the 2010 Form 10-K
10.9*		Form of severance agreement with certain executive officers	Exhibit 10.14 to Form 8-B
10.10*	(a)	Supplemental Executive Retirement Plan	Exhibit 10.2 to the Quarterly Report on Form 10-Q for the quarter ended August 4, 2001
	(b)	Amendment No. 1 to Supplemental Executive Retirement Plan	Exhibit 10.8(b) to the Annual Report on Form 10-K for the fiscal year ended January 30, 2010 (“2009 Form 10-K”)
10.11*	(a)	2009 Omnibus Incentive Plan	Appendix A to Other Definitive Proxy Statements on Form DEF 14A filed on May 4, 2009
	(b)	Amendment No. 1 to 2009 Omnibus Incentive Plan	Exhibit 10.1 to the Current Report on Form 8-K filed on November 24, 2010 (“11/24/10 Form 8-K”)
	(c)	Form of Restricted Stock Agreement	Exhibit 10.1 to the Current Report on Form 8-K filed on April 16, 2010 (“4/16/10 Form 8-K”)
	(d)	Form of Restricted Stock Agreement—Performance Shares	Exhibit 10.2 to the 11/24/10 Form 8-K
	(e)	Form of Restricted Stock Unit Agreement	Exhibit 10.3 to the 4/16/10 Form 8-K
	(f)	Form of Non-Qualified Stock Option Agreement	Exhibit 10.4 to the 4/16/10 Form 8-K
10.12*	(a)	Amended and Restated Cash Bonus Plan	Appendix A to Other Definitive Proxy Statements on Form DEF 14A filed on May 4, 2007
	(b)	Amendment to Cash Bonus Plan	Exhibit 10.3 to the 11/24/10 Form 8-K
10.13*		The Bon-Ton Stores, Inc. Deferred Compensation Plan	Exhibit 10.14 to the Annual Report on Form 10-K for the fiscal year ended February 3, 2007 (“2006 Form 10-K”)
10.14*		The Bon-Ton Stores, Inc. Severance Pay Plan	Exhibit 10.1 to the Current Report on Form 8-K filed on August 28, 2006
10.15*		The Bon-Ton Stores, Inc. Change of Control and Material Transaction Severance Plan for Certain Employees of Acquired Employers	Exhibit 10.16 to the 2006 Form 10-K
10.16		Registration Rights Agreement between The Bon-Ton Stores, Inc. and Tim Grumbacher	Exhibit 99.3 to the Current Report on Form 8-K filed on November 7, 2003
10.17	(a)	Sublease of Oil City, Pennsylvania store between	Exhibit 10.16 to the 1991 Form S-1

Exhibit No.		Description	Document Location
The Bon-Ton Stores, Inc. and Nancy T. Grumbacher, Trustee
	(b)	First Amendment to Oil City, Pennsylvania sublease	Exhibit 10.22 to Amendment No. 1 to the 1991 Form S-1
	(c)	Corporate Guarantee with respect to Oil City, Pennsylvania lease	Exhibit 10.26 to Amendment No. 1 to the 1991 Form S-1
10.18	(a)	Credit Card Program Agreement between The Bon-Ton Stores, Inc. and HSBC Bank Nevada, N.A.	Exhibit 10.3 to the Current Report on Form 8-K filed on June 23, 2005
	(b)	First Amendment to the Credit Card Program Agreement	Exhibit 10.5 to the 3/10/06 Form 8-K
	(c)	Second Amendment to the Credit Card Program Agreement	Exhibit 10.22(c) to the 2006 Form 10-K
	(d)	Third Amendment to the Credit Card Program Agreement	Exhibit 10.1 to the Current Report on Form 8-K filed on August 10, 2009
	(e)	Fourth Amendment to the Credit Card Program Agreement	Exhibit 10.1 to the Current Report on Form 8-K filed on August 4, 2010
	(f)	Fifth Amendment to the Credit Card Program Agreement	Exhibit 10.1 to the Current Report on Form 8-K filed on September 7, 2010
	(g)	Sixth Amendment to the Credit Card Program Agreement	Exhibit 10.1 to the Current Report on Form 8-K filed on February 3, 2011**
	(h)	Seventh Amendment to the Credit Card Program Agreement	Exhibit 10.1 to the Current Report on Form 8-K filed on June 15, 2012
	(i)	Exhibits and Schedules to the Credit Card Program Agreement	Exhibit 10.17(e) to the 2009 Form 10-K**
10.19		Credit Card Program Agreement between The Bon-Ton Stores, Inc. and World Financial Network Bank	Exhibit 10.1 to the Current Report on Form 8-K filed on December 22, 2011**
10.20

Registration Rights Agreement between The Bon-Ton Department Stores, Inc., The Bon-Ton Stores, Inc., other guarantors listed on Schedule I of the Agreement, Banc of America Securities LLC and Citigroup Global Markets Inc.

Exhibit 10.1 to the 3/10/06 Form 8-K
10.21	(a)

Loan and Security Agreement among Bank of America, N.A., The Bon-Ton Department Stores, Inc., The Elder-Beerman Stores Corp., Carson Pirie Scott, Inc. (f/k/a Parisian, Inc.), Herberger’s Department Stores,  LLC and the other credit parties and lender parties thereto

Exhibit 10.2 to the 3/10/06 Form 8-K
(b)

Amendment No. 1 to Loan and Security Agreement among Bank of America, N.A., The Bon-Ton Department Stores, Inc., The Elder-Beerman Stores Corp., Carson Pirie Scott, Inc. (f/k/a Parisian, Inc.), Herberger’s Department Stores, LLC and the other credit parties and lender parties thereto

Exhibit 10.24(b) to the Annual Report on Form 10-K for the fiscal year ended February 2, 2008
(c)

Amendment No. 2 to Loan and Security Agreement among Bank of America, N.A., The Bon-Ton Department Stores, Inc., The Elder-Beerman Stores Corp., Carson Pirie Scott, Inc. (f/k/a Parisian, Inc.), Herberger’s Department Stores, LLC and the other credit parties and lender parties thereto

Exhibit 10.3 to the Current Report on Form 8-K filed on November 24, 2009 (“11/24/09 Form 8-K”)
	(d)	Amended and Restated Loan and Security	Exhibit 10.1 to the Current Report on Form 8-K filed

Exhibit No.		Description	Document Location
		Agreement among Bank of America, N.A., The Bon-Ton Department Stores, Inc., The Elder-Beerman Stores Corp. and the other credit parties and lender parties thereto	on December 9, 2009
(e)

Exhibits and Schedules to the Amended and Restated Loan and Security Agreement among Bank of America, N.A., The Bon-Ton Department Stores, Inc., The Elder-Beerman Stores Corp. and the other credit parties and lender parties thereto

Exhibit 10.19(e) to the 2009 Form 10-K**
(f)

Second Amended and Restated Loan and Security Agreement among Bank of America, N.A., The Bon-Ton Department Stores, Inc., The Elder-Beerman Stores Corp. and the other credit parties and lender parties thereto

Exhibit 10.1 to the Current Report on Form 8-K filed on March 24, 2011
10.22	(a)	Loan Agreement between Bonstores Realty One, LLP and Bank of America, N.A.	Exhibit 10.3 to the 3/10/06 Form 8-K
	(b)	Exhibits and Schedules to Loan Agreement between Bonstores Realty One, LLP and Bank of America, N.A.	Exhibit 10.20(b) to the 2009 Form 10-K**
10.23	(a)	Loan Agreement between Bonstores Realty Two, LLP and Bank of America, N.A.	Exhibit 10.4 to the 3/10/06 Form 8-K
	(b)	Exhibits and Schedules to Loan Agreement between Bonstores Realty Two, LLP and Bank of America, N.A.	Exhibit 10.21(b) to the 2009 Form 10-K**
10.24*	(a)	Carson Pirie Scott & Co. Supplemental Executive Retirement Plan	Exhibit 10.29(a) to the 2006 Form 10-K
	(b)	First Amendment to the Carson Pirie Scott & Co. Supplemental Executive Retirement Plan	Exhibit 10.29(b) to the 2006 Form 10-K
10.25	(a)	Second Lien Loan and Security Agreement among Sankaty Advisors, LLC, The Bon-Ton Department Stores, Inc., The Elder-Beerman Stores Corp. and the other credit parties and lender parties thereto	Exhibit 10.1 to the 11/24/09 Form 8-K
(b)

Exhibits and Schedules to Second Lien Loan and Security Agreement among Sankaty Advisors, LLC, The Bon-Ton Department Stores, Inc., The Elder-Beerman Stores Corp. and the other credit parties and lender parties thereto

Exhibit 10.23(b) to the 2009 Form 10-K**
10.26		Second Lien Security Agreement among The Bon-Ton Department Stores, Inc., the grantors named therein and Wells Fargo Bank, National Association, as trustee and collateral agent	Exhibit 10.1 to the 7/9/12 Form 8-K
10.27		Intercreditor Agreement among Bank of America, N.A., Sankaty Advisors, LLC and the other Revolving Credit Lenders and Term Loan Lenders	Exhibit 10.2 to the 11/24/09 Form 8-K
10.28		Intercreditor Agreement among Bank of America, N.A., Wells Fargo Bank, National Association, The Bon-Ton Stores, Inc. and the subsidiaries of The Bon-Ton Stores, Inc. named therein	Exhibit 10.2 to the 7/9/12 Form 8-K
12.1		Statement of Computation of Ratios of Earnings to Fixed Charges.	Filed Herewith
16.1		Letter from ParenteBeard LLC	Exhibit 16.1 to the Current Report on Form 8-K filed on February 5, 2010
21.1		Subsidiaries of the Registrant	Exhibit 21.1 to the Registration Statement
23.1		Consent of KPMG LLP	Filed Herewith
23.2		Consent of Paul, Weiss, Rifkind, Wharton &	Exhibit 23.2 to the Registration Statement

Exhibit No.	Description	Document Location
Garrison LLP (included in Exhibits 5.1 and 8.1 to the Registration Statement).
23.3	Consent of Ulmer Berne LLP (included in Exhibits 5.2 and 5.3 to Amendment No. 1).	Exhibit 23.3 to Amendment No. 1
23.4	Consent of Barley Snyder LLP (included in Exhibit 5.4 to Amendment No. 1).	Exhibit 23.4 to Amendment No. 1
23.5	Consent of Duane Morris LLP (included in Exhibit 5.5 to Amendment No. 1).	Exhibit 23.5 to Amendment No. 1
23.6	Consent of Brunini Grantham & Hewes LLP (included in Exhibit 5.6 to the Registration Statement).	Exhibit 23.6 to the Registration Statement
23.7	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.7 to the Registration Statement).	Exhibit 23.7 to the Registration Statement
24.1	Powers of Attorney (included on signature pages of Part II of the Registration Statement).	Exhibit 24.1 to the Registration Statement
25.1	Form T-1 Statement of Eligibility of Wells Fargo Bank, National Association to act as trustee under the Indenture.	Exhibit 25.1 to the Registration Statement
99.1	Form of Letter of Transmittal.	Exhibit 99.1 to the Registration Statement
99.2	Form of Notice of Guaranteed Delivery.	Exhibit 99.2 to the Registration Statement

*	Constitutes a management contract or compensatory plan or arrangement.

**	Portions of the document have been omitted pursuant to a request for confidential treatment.

ITEM 22. UNDERTAKINGS.

The undersigned registrants hereby undertake:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

	i.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii.

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.

That, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will each be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

iii.

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or its securities provided by or on behalf of the undersigned registrants; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(b)        The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means.  This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(c)        The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of York, Commonwealth of Pennsylvania, on December 20, 2012.

THE BON-TON STORES, INC.

By:	/s/ Keith E. Plowman
	Name:	Keith E. Plowman
	Title:	Executive Vice President and Chief
Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the registration statement has been signed by the following persons in the following capacities and on this 20th day of December, 2012.

Signature	Title

/s/ *	President, Chief Executive Officer and Director
Brendan L. Hoffman	(Principal Executive Officer)

*By:	/S/ Keith E. Plowman
Keith E. Plowman
Attorney-in-fact

/s/ *	Executive Vice President and Chief Financial
Keith E. Plowman	Officer
(Principal Financial and Accounting Officer)

/s/ *	Director
Lucinda M. Baier

/s/ *	Director
Byron L. Bergren

/s/ *	Director
Philip M. Browne

/s/ *	Director
Marsha M. Everton

/s/ *	Director
Michael L. Gleim

/s/ *	Director
Tim Grumbacher

/s/ *	Director
Todd C. McCarty

*By:	/S/ Keith E. Plowman
Keith E. Plowman
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of York, Commonwealth of Pennsylvania, on December 20, 2012.

THE BON-TON DEPARTMENT STORES, INC.

By:	/s/ Keith E. Plowman
	Name:	Keith E. Plowman
	Title:	Executive Vice President and Chief
Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the registration statement has been signed by the following persons in the following capacities and on this 20th day of December, 2012.

Signature	Title

/s/ *	President, Chief Executive Officer and Director
Brendan L. Hoffman	(Principal Executive Officer)

/s/ *	Executive Vice President, Chief Financial Officer
Keith E. Plowman	and Director
(Principal Financial and Accounting Officer)

*By:	/S/ Keith E. Plowman
Keith E. Plowman
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of York, Commonwealth of Pennsylvania, on December 20, 2012.

THE ELDER-BEERMAN STORES CORP.

By:	/s/ Keith E. Plowman
	Name:	Keith E. Plowman
	Title:	Executive Vice President and Chief
Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the registration statement has been signed by the following persons in the following capacities and on this 20th day of December, 2012.

Signature	Title

/s/ *	President, Chief Executive Officer and Director
Brendan L. Hoffman	(Principal Executive Officer)

/s/ *	Executive Vice President, Chief Financial Officer
Keith E. Plowman	and Director
(Principal Financial and Accounting Officer)

*By:	/S/ Keith E. Plowman
Keith E. Plowman
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of York, Commonwealth of Pennsylvania, on December 20, 2012.

BON-TON DISTRIBUTION, INC.

By:	/s/ Keith E. Plowman
	Name:	Keith E. Plowman
	Title:	Executive Vice President and Chief
Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the registration statement has been signed by the following persons in the following capacities and on this 20th day of December, 2012.

Signature	Title

/s/ *	President, Chief Executive Officer and Director
Brendan L. Hoffman	(Principal Executive Officer)

/s/ *	Executive Vice President, Chief Financial Officer
Keith E. Plowman	and Director
(Principal Financial and Accounting Officer)

*By:	/S/ Keith E. Plowman
Keith E. Plowman
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of York, Commonwealth of Pennsylvania, on December 20, 2012.

MCRIL, LLC

By:	/s/ Keith E. Plowman
	Name:	Keith E. Plowman
	Title:	Executive Vice President and Chief
Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the registration statement has been signed by the following persons in the following capacities and on this 20th day of December, 2012.

Signature	Title

/s/ *	President, Chief Executive Officer and Director
Brendan L. Hoffman	(Principal Executive Officer)

/s/ *	Executive Vice President, Chief Financial Officer
Keith E. Plowman	and Director
(Principal Financial and Accounting Officer)

*By:	/S/ Keith E. Plowman
Keith E. Plowman
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of York, Commonwealth of Pennsylvania, on December 20, 2012.

CARSON PIRIE SCOTT II, INC.

By:	/s/ Keith E. Plowman
	Name:	Keith E. Plowman
	Title:	Executive Vice President and Chief
Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the registration statement has been signed by the following persons in the following capacities and on this 20th day of December, 2012.

Signature	Title

/s/ *	President, Chief Executive Officer and Director
Brendan L. Hoffman	(Principal Executive Officer)

/s/ *	Executive Vice President, Chief Financial Officer
Keith E. Plowman	and Director
(Principal Financial and Accounting Officer)

*By:	/S/ Keith E. Plowman
Keith E. Plowman
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of York, Commonwealth of Pennsylvania, on December 20, 2012.

THE BON-TON GIFTCO, INC.

By:	/s/ Brendan L. Hoffman
	Name:	Brendan L. Hoffman
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the registration statement has been signed by the following persons in the following capacities and on this 20th day of December, 2012.

Signature	Title

/s/ *	President, Chief Executive Officer and Director
Brendan L. Hoffman	(Principal Executive Officer)

/s/ *	Vice President — Controller
Jeffrey C. Miller	(Principal Financial and Accounting Officer)

/s/ *	Vice President, General Counsel, Secretary and
J. Gregory Yawman	Director

*By:	/S/ Keith E. Plowman
Keith E. Plowman
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of York, Commonwealth of Pennsylvania, on December 20, 2012.

THE BON-TON STORES OF LANCASTER,
INC.

By:	/s/ Keith E. Plowman
	Name:	Keith E. Plowman
	Title:	Executive Vice President and Chief
Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the registration statement has been signed by the following persons in the following capacities and on this 20th day of December, 2012.

Signature	Title

/s/ *	President, Chief Executive Officer and Director
Brendan L. Hoffman	(Principal Executive Officer)

/s/ *	Executive Vice President, Chief Financial Officer
Keith E. Plowman	and Director
(Principal Financial and Accounting Officer)

*By:	/S/ Keith E. Plowman
Keith E. Plowman
Attorney-in-fact

EXHIBIT INDEX

Exhibit No.		Description	Document Location
3.1		Articles of Incorporation	Exhibit 3.1 to the Quarterly Report on Form 10-Q for the quarter ended July 30, 2011
3.2		Bylaws	Exhibit 3.2 to Form 8-B, File No. 0-19517 (“Form 8-B”)
4.1		Indenture with Wells Fargo Bank, National Association	Exhibit 4.1 to the to the Current Report on Form 8-K filed on July 9, 2012 (“7/9/12 Form 8-K”)
4.2		Indenture with The Bank of New York	Exhibit 4.1 to the Current Report on Form 8-K filed on March 10, 2006 (“3/10/06 Form 8-K”)
4.3		Supplemental Indenture with The Bank of New York	Exhibit 4.3 to the 7/9/12 Form 8-K
4.4		Registration Rights Agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated	Exhibit 4.2 to the 7/9/12 Form 8-K
5.1		Opinion of Paul, Weiss, Rifkind, Wharton & Garrison as to validity of the exchange notes and guarantees.	Exhibit 5.1 to the Registration Statement on Form S-4, File No. 333-184177 (the “Registration Statement”)
5.2		Opinion of Ulmer Berne LLP as to certain legal matters of Ohio law relating to the validity of the securities being registered.	Exhibit 5.2 to Amendment No. 1 to the Registration Statement (“Amendment No. 1”)
5.3		Opinion of Ulmer Berne LLP as to certain legal matters of Illinois law relating to the validity of the securities being registered.	Exhibit 5.3 to Amendment No. 1
5.4		Opinion of Barley Snyder LLP as to certain legal matters of Pennsylvania law relating to the validity of the securities being registered.	Exhibit 5.4 to Amendment No. 1
5.5		Opinion of Duane Morris LLP as to certain legal matters of Florida law relating to the validity of the securities being registered.	Exhibit 5.5 to Amendment No. 1
5.6		Opinion of Brunini Grantham & Hewes LLP as to certain legal matters of Mississippi law relating to the validity of the securities being registered.	Exhibit 5.6 to the Registration Statement
5.7		Opinion of Wilmer Cutler Pickering Hale and Dorr LLP as to certain legal matters of Virginia law relating to the validity of the securities being registered.	Exhibit 5.7 to the Registration Statement
8.1		Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP as to certain tax matters.	Exhibit 8.1 to the Registration Statement
10.1		Shareholders’ Agreement among The Bon-Ton Stores, Inc. and the shareholders named therein	Exhibit 10.3 to Amendment No. 2 to the Registration Statement on Form S-1, File No. 33-42142 (“1991 Form S-1”)
10.2*	(a)	Employment Agreement with Byron L. Bergren	Exhibit 10.1 to the Quarterly Report on Form 10-Q for the quarter ended July 31, 2004
	(b)	Amendment No. 1 to Employment Agreement with Byron L. Bergren	Exhibit 10.5(b) to the Annual Report on Form 10-K for the fiscal year ended January 29, 2005
	(c)	Amendment No. 2 to Employment Agreement with Byron L. Bergren	Exhibit 99.1 to the Current Report on Form 8-K filed on May 26, 2006
	(d)	Amendment No. 3 to Employment Agreement with Byron L. Bergren	Exhibit 10.1 to the Current Report on Form 8-K filed on July 19, 2007
	(e)	Amendment No. 4 to Employment Agreement with Byron L. Bergren	Exhibit 10.1 to the Current Report on Form 8-K filed on March 20, 2009
	(f)	Amendment No. 5 to Employment Agreement with Byron L. Bergren	Exhibit 10.1 to the Current Report on Form 8-K filed on January 25, 2011
	(g)	Amendment No. 6 to Employment Agreement	Exhibit 10.1 to the Current Report on Form 8-K filed

Exhibit No.		Description	Document Location
		with Byron L. Bergren	on November 15, 2011
10.3*	(a)	Restricted Stock Unit Agreement with Byron L. Bergren	Exhibit 10.2 to the Current Report on Form 8-K filed on June 26, 2006
	(b)	Restricted Stock Agreement with Byron L. Bergren	Exhibit 10.2 to the Quarterly Report on Form 10-Q for the quarter ended August 4, 2007 (“8/4/07 Form 10-Q”)
	(c)	Restricted Stock Agreement with Byron L. Bergren	Exhibit 10.3 to the 8/4/07 Form 10-Q
	(d)	Restricted Stock Agreement with Byron L. Bergren	Exhibit 10.1 to the Current Report on Form 8-K filed on March 27, 2008
	(e)	Restricted Stock Agreement with Byron L. Bergren	Exhibit 10.5(e) to the Annual Report on Form 10-K for the fiscal year ended January 31, 2009 (“2008 Form 10-K”)
	(f)	Restricted Stock Agreement with Byron L. Bergren	Exhibit 10.5(f) to the 2008 Form 10-K
10.4*	(a)	Employment Agreement with Anthony Buccina	Exhibit 10.1 to the Current Report on Form 8-K filed on April 30, 2012
	(b)	Employment Agreement with Anthony Buccina	Exhibit 10.1 to the Current Report on Form 8-K filed on January 28, 2009 (“1/28/09 Form 8-K”)
	(c)	Amendment No. 1 to Employment Agreement with Anthony Buccina	Exhibit 10.1 to the Current Report filed on April 15, 2011
	(d)	Restricted Stock Agreement with Anthony Buccina	Exhibit 10.2 to the 1/28/09 Form 8-K
	(e)	Restricted Stock Agreement—Performance Shares with Anthony Buccina	Exhibit 10.3 to the 1/28/09 Form 8-K
10.5*	(a)	Employment Agreement with Stephen Byers	Exhibit 10.4 to the 1/28/09 Form 8-K
	(b)	Employment Agreement with Stephen Byers	Exhibit 10.1 to the Current Report on Form 8-K filed on May 4, 2011
	(c)	Amendment No. 1 to Employment Agreement with Stephen Byers	Exhibit 10.1 to the Current Report on Form 8-K filed on August 21, 2012 (“8/21/12 Form 8-K”)
	(d)	Restricted Stock Agreement with Stephen Byers	Exhibit 10.5 to the 1/28/09 Form 8-K
	(e)	Restricted Stock Agreement—Performance Shares with Stephen Byers	Exhibit 10.6 to the 1/28/09 Form 8-K
10.6*	(a)	Executive Transition Agreement with M. Thomas Grumbacher	Exhibit 10.1 to the Current Report on Form 8-K filed on March 11, 2005
	(b)	Amendment to Executive Transition Agreement with M. Thomas Grumbacher	Exhibit 10.1 to the Current Report on Form 8-K filed on December 10, 2007
	(c)	Amendment No. 2 to Executive Transition Agreement with M. Thomas Grumbacher	Exhibit 10.1 to the Current Report on Form 8-K filed on February 1, 2010
	(d)	Amendment No. 3 to Executive Transition Agreement with M. Thomas Grumbacher	Exhibit 10.1 to the Current Report on Form 8-K filed on December 21, 2010
10.7*	(a)	Employment Agreement with Brendan L. Hoffman	Exhibit 10.1 to the Current Report on Form 8-K filed on January 25, 2012 (“1/25/12 Form 8-K”)
	(b)	Restricted Stock Agreement with Brendan L. Hoffman	Exhibit 10.2 to the 1/25/12 Form 8-K
	(c)	Restricted Stock Agreement—Performance Shares with Brendan L. Hoffman	Exhibit 10.3 to the 1/25/12 Form 8-K
10.8*	(a)	Employment Agreement with Barbara J. Schrantz	Exhibit 10.7(a) to the Annual Report on Form 10-K for the fiscal year ended January 29, 2011 (“2010 Form 10-K”)
	(b)	Amendment No. 1 to Employment Agreement with Barbara J. Schrantz	Exhibit 10.2 to the 8/21/12 Form 8-K

Exhibit No.		Description	Document Location
	(c)	Restricted Stock Agreement with Barbara J. Schrantz	Exhibit 10.7(b) to the 2010 Form 10-K
10.9*		Form of severance agreement with certain executive officers	Exhibit 10.14 to Form 8-B
10.10*	(a)	Supplemental Executive Retirement Plan	Exhibit 10.2 to the Quarterly Report on Form 10-Q for the quarter ended August 4, 2001
	(b)	Amendment No. 1 to Supplemental Executive Retirement Plan	Exhibit 10.8(b) to the Annual Report on Form 10-K for the fiscal year ended January 30, 2010 (“2009 Form 10-K”)
10.11*	(a)	2009 Omnibus Incentive Plan	Appendix A to Other Definitive Proxy Statements on Form DEF 14A filed on May 4, 2009
	(b)	Amendment No. 1 to 2009 Omnibus Incentive Plan	Exhibit 10.1 to the Current Report on Form 8-K filed on November 24, 2010 (“11/24/10 Form 8-K”)
	(c)	Form of Restricted Stock Agreement	Exhibit 10.1 to the Current Report on Form 8-K filed on April 16, 2010 (“4/16/10 Form 8-K”)
	(d)	Form of Restricted Stock Agreement—Performance Shares	Exhibit 10.2 to the 11/24/10 Form 8-K
	(e)	Form of Restricted Stock Unit Agreement	Exhibit 10.3 to the 4/16/10 Form 8-K
	(f)	Form of Non-Qualified Stock Option Agreement	Exhibit 10.4 to the 4/16/10 Form 8-K
10.12*	(a)	Amended and Restated Cash Bonus Plan	Appendix A to Other Definitive Proxy Statements on Form DEF 14A filed on May 4, 2007
	(b)	Amendment to Cash Bonus Plan	Exhibit 10.3 to the 11/24/10 Form 8-K
10.13*		The Bon-Ton Stores, Inc. Deferred Compensation Plan	Exhibit 10.14 to the Annual Report on Form 10-K for the fiscal year ended February 3, 2007 (“2006 Form 10-K”)
10.14*		The Bon-Ton Stores, Inc. Severance Pay Plan	Exhibit 10.1 to the Current Report on Form 8-K filed on August 28, 2006
10.15*		The Bon-Ton Stores, Inc. Change of Control and Material Transaction Severance Plan for Certain Employees of Acquired Employers	Exhibit 10.16 to the 2006 Form 10-K
10.16		Registration Rights Agreement between The Bon-Ton Stores, Inc. and Tim Grumbacher	Exhibit 99.3 to the Current Report on Form 8-K filed on November 7, 2003
10.17	(a)	Sublease of Oil City, Pennsylvania store between The Bon-Ton Stores, Inc. and Nancy T. Grumbacher, Trustee	Exhibit 10.16 to the 1991 Form S-1
	(b)	First Amendment to Oil City, Pennsylvania sublease	Exhibit 10.22 to Amendment No. 1 to the 1991 Form S-1
	(c)	Corporate Guarantee with respect to Oil City, Pennsylvania lease	Exhibit 10.26 to Amendment No. 1 to the 1991 Form S-1
10.18	(a)	Credit Card Program Agreement between The Bon-Ton Stores, Inc. and HSBC Bank Nevada, N.A.	Exhibit 10.3 to the Current Report on Form 8-K filed on June 23, 2005
	(b)	First Amendment to the Credit Card Program Agreement	Exhibit 10.5 to the 3/10/06 Form 8-K
	(c)	Second Amendment to the Credit Card Program Agreement	Exhibit 10.22(c) to the 2006 Form 10-K
	(d)	Third Amendment to the Credit Card Program Agreement	Exhibit 10.1 to the Current Report on Form 8-K filed on August 10, 2009
	(e)	Fourth Amendment to the Credit Card Program Agreement	Exhibit 10.1 to the Current Report on Form 8-K filed on August 4, 2010

Exhibit No.		Description	Document Location
	(f)	Fifth Amendment to the Credit Card Program Agreement	Exhibit 10.1 to the Current Report on Form 8-K filed on September 7, 2010

	(g)	Sixth Amendment to the Credit Card Program Agreement	Exhibit 10.1 to the Current Report on Form 8-K filed on February 3, 2011**
	(h)	Seventh Amendment to the Credit Card Program Agreement	Exhibit 10.1 to the Current Report on Form 8-K filed on June 15, 2012
	(i)	Exhibits and Schedules to the Credit Card Program Agreement	Exhibit 10.17(e) to the 2009 Form 10-K**
10.19		Credit Card Program Agreement between The Bon-Ton Stores, Inc. and World Financial Network Bank	Exhibit 10.1 to the Current Report on Form 8-K filed on December 22, 2011**
10.20

Registration Rights Agreement between The Bon-Ton Department Stores, Inc., The Bon-Ton Stores, Inc., other guarantors listed on Schedule I of the Agreement, Banc of America Securities LLC and Citigroup Global Markets Inc.

Exhibit 10.1 to the 3/10/06 Form 8-K
10.21	(a)

Loan and Security Agreement among Bank of America, N.A., The Bon-Ton Department Stores, Inc., The Elder-Beerman Stores Corp., Carson Pirie Scott, Inc. (f/k/a Parisian, Inc.), Herberger’s Department Stores,  LLC and the other credit parties and lender parties thereto

Exhibit 10.2 to the 3/10/06 Form 8-K
(b)

Amendment No. 1 to Loan and Security Agreement among Bank of America, N.A., The Bon-Ton Department Stores, Inc., The Elder-Beerman Stores Corp., Carson Pirie Scott, Inc. (f/k/a Parisian, Inc.), Herberger’s Department Stores, LLC and the other credit parties and lender parties thereto

Exhibit 10.24(b) to the Annual Report on Form 10-K for the fiscal year ended February 2, 2008
(c)

Amendment No. 2 to Loan and Security Agreement among Bank of America, N.A., The Bon-Ton Department Stores, Inc., The Elder-Beerman Stores Corp., Carson Pirie Scott, Inc. (f/k/a Parisian, Inc.), Herberger’s Department Stores, LLC and the other credit parties and lender parties thereto

Exhibit 10.3 to the Current Report on Form 8-K filed on November 24, 2009 (“11/24/09 Form 8-K”)
(d)

Amended and Restated Loan and Security Agreement among Bank of America, N.A., The Bon-Ton Department Stores, Inc., The Elder-Beerman Stores Corp. and the other credit parties and lender parties thereto

Exhibit 10.1 to the Current Report on Form 8-K filed on December 9, 2009
(e)

Exhibits and Schedules to the Amended and Restated Loan and Security Agreement among Bank of America, N.A., The Bon-Ton Department Stores, Inc., The Elder-Beerman Stores Corp. and the other credit parties and lender parties thereto

Exhibit 10.19(e) to the 2009 Form 10-K**
(f)

Second Amended and Restated Loan and Security Agreement among Bank of America, N.A., The Bon-Ton Department Stores, Inc., The Elder-Beerman Stores Corp. and the other credit parties and lender parties thereto

Exhibit 10.1 to the Current Report on Form 8-K filed on March 24, 2011
10.22	(a)	Loan Agreement between Bonstores Realty One, LLP and Bank of America, N.A.	Exhibit 10.3 to the 3/10/06 Form 8-K
	(b)	Exhibits and Schedules to Loan Agreement	Exhibit 10.20(b) to the 2009 Form 10-K**

Exhibit No.		Description	Document Location
between Bonstores Realty One, LLP and Bank of America, N.A.
10.23	(a)	Loan Agreement between Bonstores Realty Two, LLP and Bank of America, N.A.	Exhibit 10.4 to the 3/10/06 Form 8-K
	(b)	Exhibits and Schedules to Loan Agreement between Bonstores Realty Two, LLP and Bank of America, N.A.	Exhibit 10.21(b) to the 2009 Form 10-K**
10.24*	(a)	Carson Pirie Scott & Co. Supplemental Executive Retirement Plan	Exhibit 10.29(a) to the 2006 Form 10-K
	(b)	First Amendment to the Carson Pirie Scott & Co. Supplemental Executive Retirement Plan	Exhibit 10.29(b) to the 2006 Form 10-K
10.25	(a)	Second Lien Loan and Security Agreement among Sankaty Advisors, LLC, The Bon-Ton Department Stores, Inc., The Elder-Beerman Stores Corp. and the other credit parties and lender parties thereto	Exhibit 10.1 to the 11/24/09 Form 8-K
(b)

Exhibits and Schedules to Second Lien Loan and Security Agreement among Sankaty Advisors, LLC, The Bon-Ton Department Stores, Inc., The Elder-Beerman Stores Corp. and the other credit parties and lender parties thereto

Exhibit 10.23(b) to the 2009 Form 10-K**
10.26		Second Lien Security Agreement among The Bon-Ton Department Stores, Inc., the grantors named therein and Wells Fargo Bank, National Association, as trustee and collateral agent	Exhibit 10.1 to the 7/9/12 Form 8-K
10.27		Intercreditor Agreement among Bank of America, N.A., Sankaty Advisors, LLC and the other Revolving Credit Lenders and Term Loan Lenders	Exhibit 10.2 to the 11/24/09 Form 8-K
10.28		Intercreditor Agreement among Bank of America, N.A., Wells Fargo Bank, National Association, The Bon-Ton Stores, Inc. and the subsidiaries of The Bon-Ton Stores, Inc. named therein	Exhibit 10.2 to the 7/9/12 Form 8-K
12.1		Statement of Computation of Ratios of Earnings to Fixed Charges.	Filed Herewith
16.1		Letter from ParenteBeard LLC	Exhibit 16.1 to the Current Report on Form 8-K filed on February 5, 2010
21.1		Subsidiaries of the Registrant	Exhibit 21.1 to the Registration Statement
23.1		Consent of KPMG LLP	Filed Herewith
23.2		Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in Exhibits 5.1 and 8.1 to this Amendment No. 1 to the Registration Statement).	Exhibit 23.2 to the Registration Statement
23.3		Consent of Ulmer Berne LLP (included in Exhibits 5.2 and 5.3 to Amendment No. 1).	Exhibit 23.3 to Amendment No. 1
23.4		Consent of Barley Snyder LLP (included in Exhibit 5.4 to Amendment No. 1).	Exhibit 23.4 to Amendment No. 1
23.5		Consent of Duane Morris LLP (included in Exhibit 5.5 to Amendment No. 1).	Exhibit 23.5 to Amendment No. 1
23.6		Consent of Brunini Grantham & Hewes LLP (included in Exhibit 5.6 to the Registration Statement).	Exhibit 23.6 to the Registration Statement
23.7		Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.7 to the Registration Statement).	Exhibit 23.7 to the Registration Statement
24.1		Powers of Attorney (included on signature pages of Part II of the Registration Statement).	Exhibit 24.1 to the Registration Statement

Exhibit No.	Description	Document Location
25.1	Form T-1 Statement of Eligibility of Wells Fargo Bank, National Association to act as trustee under the Indenture.	Exhibit 25.1 to the Registration Statement
99.1	Form of Letter of Transmittal.	Exhibit 99.1 to the Registration Statement
99.2	Form of Notice of Guaranteed Delivery.	Exhibit 99.2 to the Registration Statement

*	Constitutes a management contract or compensatory plan or arrangement.

**	Portions of the document have been omitted pursuant to a request for confidential treatment.